Registration Statement No. 333-116205

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 2
                                       TO

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   DTOMI, INC.

             (Exact name of Registrant as specified in its charter)

            Nevada                               3590                             98-0207554
(State or Other Jurisdiction of      (Primary Standard Industrial    (IRS Employer Identification Number)
Incorporation or Organization)          Classification Number)

                 (Name of small business issuer in its charter)

                       950 S. Pine Island Road, Suite A150
                            Plantation, Florida 33324

                                 (727) 723-8664
             (Address and telephone of principal executive offices)

                       Corporation Trust Company of Nevada
                                 6200 Neil Road
                               Reno, Nevada 89511
                                 (775) 688-3061
            (Name, address and telephone number of agent for service)

                                   Copies to:
                              Thomas E. Puzzo, Esq.
                            The Otto Law Group, PLLC
                          900 Fourth Avenue, Suite 3140
                            Seattle, Washington 98164
                                 (206) 262-9545

              Approximate date of proposed sale to the public: From
                    time to time after the effective date of
                          this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

------------------------------------------ ------------------- ---------------- -------------------- -------------------
 Title of each class of securities to be      Amount to be        Proposed       Proposed maximum        Amount of
               registered                  registered (1) (2)      maximum       offering price(3)    registration fee
                                                               offering price
                                                                  per share
------------------------------------------ ------------------- ---------------- -------------------- -------------------
Common Stock, $0.001 par value per share       14,821,280           $0.33           $4,891,022            $619.69
to be offered for resale by existing
shareholders

------------------------------------------ ------------------- ---------------- -------------------- -------------------
Common stock to be offered for resale by       16,394,723           $0.18           $2,951,050            $373.89
selling stockholders upon exercise of
warrants(4)

------------------------------------------ ------------------- ---------------- -------------------- -------------------
Common Stock, $0.001 par value per share     1,777,776 (2)          $0.14           $248,888.64            $31.53
to be offered for resale by existing
shareholders
------------------------------------------ ------------------- ---------------- -------------------- -------------------
Common stock to be offered for resale by     1,680,000 (2)          $0.18            $302,400              $38.31
selling stockholders upon exercise of
warrants (6)
------------------------------------------ ------------------- ---------------- -------------------- -------------------
Common Stock, $0.001 par value per share     1,880,000 (7)         $0.152            $285,760              $33.63
to be offered for resale by existing
shareholders
------------------------------------------ ------------------- ---------------- -------------------- -------------------
TOTAL                                          36,553,779                          $8,679,120.64         $1,097.05
------------------------------------------ ------------------- ---------------- -------------------- -------------------

(1) Estimated pursuant to Rule 457(c) and (g) under the Securities Act of 1933, as amended (the "Securities Act") solely for purposes of calculating amount of registration fee, based on the average of the bid and ask sales prices of the Registrant's common stock on May 7, 2004, as quoted on the Over-the-Counter Bulletin Board.

(2) Estimated pursuant to Rule 457(c) and (g) under the Securities Act of 1933, as amended (the "Securities Act") solely for purposes of calculating amount of registration fee, based on the average of the bid and ask sales prices of the Registrant's common stock on August 23, 2004, as quoted on the Over-the-Counter Bulletin Board.

(3) Based on the actual warrant exercise price pursuant to Rule 457.

(4) Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based on the average of the high and low sales prices of the Registrant's common stock on June 2, 2004, as quoted on the Over-the-Counter Bulletin Board.

(5) Represents 16,394,723 shares of common stock that may be issued upon exercise of warrants which may be exercised until December 31, 2006 at $0.18 per share.

(6) Represents 1,680,000 shares of common stock that may be issued upon exercise of warrants which may be exercised until December 31, 2006 at $0.18 per share

(7) Estimated pursuant to Rule 457(c) and (g) under the Securities Act of 1933, as amended (the "Securities Act") solely for purposes of calculating amount of registration fee, based on the average of the bid and ask sales prices of the Registrant's common stock on February 4, 2005, as quoted on the Over-the-Counter Bulletin Board.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information contained in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these shares and the selling stockholders are not soliciting an offer to buy these shares in any state where the offer or sale is not permitted.

                             PRELIMINARY PROSPECTUS

                              SUBJECT TO COMPLETION

                                   DTOMI, INC.

                             SHARES OF COMMON STOCK

This is a public offering of 36,553,779 shares of the common stock of Dtomi, Inc.

All of the shares being offered, when sold, will be sold by selling stockholders as listed in this prospectus on pages 13 through 14. The selling stockholders are offering: (i) 18,479,056 shares of common stock owned by the selling shareholders, and (ii) 18,074,723 shares of common stock that may be issued upon exercise of warrants until December 31, 2006 at $0.18 per share.

We will receive $3,253,450 in proceeds upon exercise of the outstanding warrants. We will not receive any of the proceeds from the sale of common stock by the selling shareholders.

Dtomi's common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Act of 1934. Brokers/Dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, brokers/dealers are required to determine whether an investment in a penny stock is suitable investment for a prospective investor. The status of our common stock as a "penny stock" may have a negative impact on the price of our common stock.

Our common stock is quoted on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol "DTOI." On February 3, 2005, the closing sale price for our common stock was $0.17 on the OTCBB.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS AND UNCERTAINTIES" BEGINNING ON PAGE 5.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February ___, 2005.

                                TABLE OF CONTENTS

SUMMARY INFORMATION ...........................................................4
RISK FACTORS AND UNCERTAINTIES ................................................6
DIVIDEND POLICY...............................................................13
SELLING STOCKHOLDERS .........................................................14
PLAN OF DISTRIBUTION .........................................................19
LEGAL PROCEEDINGS ............................................................20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS .................20
EXECUTIVE COMPENSATION........................................................22
OPTION GRANTS IN 2002.........................................................23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................26
DESCRIPTION OF SECURITIES ....................................................28
THE SEC'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES .........30
DESCRIPTION OF THE BUSINESS ..................................................30
MANAGEMENT DISCUSSION AND ANALYSIS............................................33
LIQUIDITY AND CAPITAL RESOURCES...............................................35
DESCRIPTION OF PROPERTY ......................................................38
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS .....................39
TRANSFER AGENT AND REGISTRAR..................................................40
USE OF PROCEEDS...............................................................40
INTERESTS OF NAMED EXPERTS AND COUNSEL..........................................
EXPERTS AND CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL MATTERS.............................................................40
WHERE YOU CAN FIND MORE INFORMATION...........................................40
Financial Statements for the Nine Months Period Ending September 30, 2004.....41
Financial Statements for the Years Ending December 31, 2003 and 2004..........48
INDEMNIFICATION OF DIRECTORS AND OFFICERS ....................................69
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION ..................................70
RECENT  SALES OF UNREGISTERED SECURITIES .....................................70
EXHIBITS .....................................................................74
UNDERTAKINGS .................................................................78
SIGNATURES ...................................................................80

Except as otherwise required by the context, all references in this prospectus to (a) "we," "us," or "our," refer to the consolidated operations of Dtomi, Inc., a Nevada corporation, and (b) "you" refers to prospective investors in the common stock. Unless otherwise indicated or unless the context otherwise requires, all information in this prospectus assumes the exercise of the option by a Selling Stockholder as more fully described in "Selling Shareholders," "Description of Capital Stock" and "Plan of Distribution."

                               SUMMARY INFORMATION

SUMMARY OF THE OFFERING

This is an offering of up to 36,553,779 shares of our common stock, including:
(i) 18,479,056 shares of common stock owned by the selling shareholders, and
(ii) 18,074,723 shares of common stock that may be issued upon exercise of warrants until December 31, 2006 at $0.18 per share. Such 18,074,723 shares of common stock are offered by the selling stockholders upon exercise of the warrants.

We will not receive any proceeds from the sale of the shares by the selling stockholders, but we would receive $3,253,450 in proceeds upon exercise of the outstanding warrants. We cannot assure you that the warrants will be exercised.

SUMMARY OF OUR BUSINESS

We are a development stage company, have not generated any revenue and have no customers. As of December 31, 2003, we had an accumulated deficit of approximately $7,715,633, and our auditors have expressed substantial doubt about our ability to continue as a going concern.

Dtomi, Inc. entered a new development stage in April 2003. At that time, Dtomi licensed the Air Spring Axle(TM) system, an innovative, patented suspension system for small and medium sized trailers (under 26,000lb GVWR) that allows the rear of the trailer to be lowered to ground level. Dtomi's primary focus is now the marketing and licensing of the suspension system to trailer manufacturers and sale of trailers using this system to rental fleet owners. Dtomi believes this design represents a significant improvement with which items such as horses, motorcycles, household items and contractor equipment can be loaded, unloaded and transported. The system can be used on newly manufactured trailers and incorporated into a wide variety of existing trailer designs.

We are headquartered in Safety Harbor, Florida, and we currently have 2 full-time employees.

                              CORPORATE INFORMATION

Our company, Dtomi, Inc., a Nevada corporation, is sometimes referred to as "Dtomi" in this prospectus. We were first incorporated in Nevada on June 11, 1998, under the name "Recon Rubber Corporation." We changed our name to "Copper Valley Minerals Ltd." on July 1, 2000, in connection with Dtomi becoming a development stage mining company. Our company subsequently changed its name to "Dtomi, Inc." on October 25, 2001.

Pursuant to an Asset Purchase Agreement dated January 14, 2002, by and between Copper Valley Minerals Ltd. (now "Dtomi") and International Manufacturer's Gateway, Inc., a Delaware corporation, we acquired certain assets which changed the focus of the Dtomi's business to engage in the development of a software system to provide pertinent sales, marketing and sourcing information to both corporate and consumer clientele with particular specialization for the manufacturing industry. There were no revenues from these initiatives, and in April 2003, we acquired the assets (primarily a patent) which currently comprise the principal part of our business, which is the marketing and sale of our Air Spring AxleTM devices. On July 31, 2003, the patent for the Air Spring AxleTM was subsequently re-transferred to the person from whom it was purchased, John Simpson (currently a director of Dtomi). Simultaneously with the re-transfer of the patent to Mr. Simpson, we obtain from Mr. Simpson, an exclusive license, for a term of 20 years, to use and commercialize the patent and the technology underlying our Air Spring AxleTM devices.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our principal corporate and executive offices are located at 200 Ninth Avenue North, Suite 220, Safety Harbor, Florida 34965. Our telephone number is (727) 723-8664. We maintain a website at www.dtomi.com. Information contained on our website is not part of this prospectus.

                                  THE OFFERING

This prospectus covers up to 36,553,779 shares of our common stock to be sold by selling stockholders identified in this prospectus.

------------------------------------------------------------ ---------------------------------------------------------
SHARES OFFERED BY                                            36,553,779 shares of common stock, $0.001 par value per
THE SELLING STOCKHOLDERS                                     share, including:

                                                              -  18,479,056 shares of common stock owned by selling
                                                                 shareholders, and

                                                              - 18,074,723
                                                                shares of common
                                                                stock that may
                                                                be issued upon
                                                                exercise of
                                                                warrants.
------------------------------------------------------------ ---------------------------------------------------------
OFFERING PRICE                                               Determined at the time of sale by the selling
                                                             shareholders
------------------------------------------------------------ ---------------------------------------------------------
COMMON STOCK OUTSTANDING AS OF JANUARY 27, 2005               50,462,772 shares (1)
------------------------------------------------------------ ---------------------------------------------------------
NUMBER OF SHARES OF COMMON STOCK OUTSTANDING AFTER           84,614,549
OFFERING(1)(2)
------------------------------------------------------------ ---------------------------------------------------------
USE                                                          OF PROCEEDS We will
                                                             not receive any of
                                                             the proceeds of the
                                                             shares offered by
                                                             the selling
                                                             shareholders. We
                                                             intend to use the
                                                             proceeds from the
                                                             exercise of the
                                                             warrants, if
                                                             exercised, held by
                                                             certain selling
                                                             shareholders for
                                                             working capital
                                                             purposes.
------------------------------------------------------------ ---------------------------------------------------------
DIVIDEND                                                     POLICY We currently
                                                             intend to retain
                                                             any future earnings
                                                             to fund the
                                                             development and
                                                             growth of our
                                                             business.
                                                             Therefore, we do
                                                             not currently
                                                             anticipate paying
                                                             cash dividends.
------------------------------------------------------------ ---------------------------------------------------------
OTC BULLETIN BOARD SYMBOL                                    DTOI
------------------------------------------------------------ ---------------------------------------------------------

(1) Includes 10,108,639 shares of common stock are still issuable by Dtomi.

(2) This number assumes the issuance of 18,074,723 shares of common stock that may be issued upon exercise of warrants held by selling shareholders. We cannot assure you that the warrants will be exercised by the selling shareholders.

                         RISK FACTORS AND UNCERTAINTIES

Readers should carefully consider the risks and uncertainties described below before deciding whether to invest in shares of our common stock.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

BECAUSE OF OUR HISTORICAL LOSSES AND EXPECTED LOSSES IN THE FUTURE, IT WILL BE DIFFICULT TO FORECAST WHEN DTOMI CAN ACHIEVE PROFITABILITY.

Dtomi commences its current business in April 2003, subsequent to the purchase of the patent for the technology underlying its Air Spring AxleTM system, now licensed from John Simpson, a director of Dtomi. Dtomi incurred net losses of $2,137,260 and $1,579,752 in the years ended December 31, 2003 and 2002, respectively. We expect to incur losses for the foreseeable future, including for the year ending December 31, 2005.

We have recently increased our operating expenses and expect further increases in operating expenses to facilitate the commercialization of our technology and marketing of our Air Spring AxleTM devices over the next twelve months. We plan to increase our operating expenses to expand our sales and marketing operations, to broaden our customer support capabilities, expand our distribution channels, fund research and development, and to increase our administration resources. A relatively high percentage of our expenses is typically fixed in the short term as our expense levels are based, in part, on our expectations of future revenue. We may not be able to significantly increase our revenue in the near future. To the extent that such expenses precede or are not subsequently followed by increased revenue, our losses would increase and our business, operating results and financial condition would be materially adversely affected. We currently do not have any revenues and will need significantly revenues to achieve profitability. Even if we do achieve profitability, we may be unable to sustain profitability on a quarterly or annual basis in the future. It is possible that our revenues will grow more slowly than we anticipate or that our operating expenses will exceed our expectations.

WE BELIEVE THAT PERIOD-TO-PERIOD COMPARISONS OF OUR FINANCIAL RESULTS ARE NOT MEANINGFUL AND SHOULD NOT BE RELIED UPON AS AN INDICATION OF FUTURE PERFORMANCE BECAUSE WE RECENTLY CHANGED THE FOCUS OF OUR BUSINESS PLAN AFTER ENTERING INTO A LICENSE AGREEMENT TO BE THE EXCLUSIVE LICENSEE OF TECHNOLOGY RELATED TO OUR AIR SPRING AXLETM PRODUCT.

Prior to entering into an Exclusive Patent License Agreement to be, effective August 5, 2003, the exclusive licensee of patent technology related to our Air Spring AxleTM product, we had no material business or operations. As a result, the historical information in this prospectus is related to Dtomi prior to Dtomi entering to the Exclusive Patent License Agreement and future results may vary from the historical results described in this prospectus. In addition, evaluation of our future prospects is difficult to assess because we have a limited operating history in marketing our Air Spring AxleTM product to the trailer manufacturing industry and because we are continuing to invest in developing market acceptance of and demand for our Air Spring AxleTM product.

Prior to April 2003, Dtomi was engaged in the development of a software system to provide pertinent sales, marketing and sourcing information to both corporate and consumer clientele with particular specialization for the manufacturing industry. There were no revenues from these initiatives in 2002 or 2003 and further development work was suspended in April 2003, at which time Dtomi re-focused its business by purchasing U.S. Patent #6,650,580 (the "Air Spring Axle Patent"), granted in March 2003 to a John Simpson, currently a director of Dtomi, for his invention of the Air Spring AxleTM.

On April 7, 2003, Dtomi executed an Asset Purchase Agreement for this patent. Subsequently, on July 31, 2003, the Air Spring Axle Patent was superseded by an Exclusive Patent License Agreement to which Dtomi was granted the exclusive right and license to use the Air Spring Axle Patent. The Exclusive Patent License Agreement became effective on August 5, 2003 for a term of twenty years.

We, therefore, have only a limited operating history within our existing plan of operation and our historical results of operations are not necessarily indicative of our future revenue and income potential in the fitness and winter resort industries.

WE ONLY RECENTLY LAUNCHED OUR PLAN TO TARGET THE TRAILER MANUFACTURING INDUSTRY USING NEW TECHNOLOGIES AND MARKET ACCEPTANCE OF OUR AIR SPRING AXLE PRODUCT MAY NEVER DEVELOP.

Dtomi is marketing the Air Spring AxleTM through a variety of methods, including demonstrations, as it seeks to get early market acceptance. Key rental fleet accounts are a top priority, as are licensing agreements with major trailer manufacturers. Dtomi plans to assume sales and marketing responsibility for sales to rental fleets and will contract the manufacture of trailers to meet its customers' specifications. Through its licensing agreements with other trailer manufacturers, Dtomi will seek to take advantage of the strong product and market presence many of these manufacturers have created. Dtomi will provide technical and marketing support and may also provide components. Initially Dtomi is marketing directly to these key prospects but intends to also use representatives to expand market coverage. To be successful, we will need to demonstrate that the benefits the Air Spring AxleTM outweigh the cost associated with switching from an inexpensive conventional trailer ramp system for loading and unloading cargo. We cannot assure you that we will be able to demonstrate this to potential customers with our current resources or in a manner that results in an increase in sales or revenue.

We have made no sales, and as such, there can be no assurance that, in the future, we will experience acceptance, revenue growth, and/or sustain revenue growth in this industry. We cannot assure you that, in the future, we will experience revenue growth, sustain revenue growth or ever become profitable on a quarterly or annual basis. In view of our results of operations to date, and our limited operating history, we believe that period-to-period comparisons of financial results are not necessarily meaningful and should not be relied upon as an indication of future performance.

In addition, our Air Spring AxleTM technology is new in the trailer markets. We cannot predict with any certainty whether or not the end customer - users of trailer who have to offload cargo - will accept the new technology. Our success depends in part upon the acceptance of this technology by the general public and trailer manufacturers because trailer manufacturers are more likely to expand the use of Air Spring AxleTM product in the trailers they manufacture if the general public prefers the use of the hands-free, Air Spring AxleTM system to the conventional trailer ramp systems currently used on most trailers. Without general public acceptance and preference of our Air Spring AxleTM technology, it is unlikely that our customers will make substantial investments in switching from magnetic strip and bar code technology.

OUR HISTORY OF OPERATING LOSSES AND OUR NEED TO RAISE ADDITIONAL WORKING CAPITAL MAKES OUR ABILITY TO CONTINUE AS A GOING CONCERN DOUBTFUL.

As of December 31, 2003, we had a working capital deficit of approximately $1,113,896, recurring losses from operations, an accumulated deficit of approximately $7,715,633. Our working capital position when viewed with our plan of operation and history of losses makes our ability to continue as a going concern doubtful. Between January 1, 2003 and December 31, 2003, we raised proceeds of approximately $30,000 from a private placement of shares of common stock at a purchase price of $0.13 per share, $10,000 from the exercise of options to purchase 400,000 shares of common stock (with a $10,000 subscription receivable) and $1,221,750 in private placements of units consisting of common stock and warrants to purchase shares of common stock, resulting in proceeds to Dtomi of $1,039,008 net of subscriptions receivable of $27,500 and offering costs of $182,742. We used the cash investment to satisfy certain working capital requirements. On April 1, 2004, we raised an additional $35,000 in gross proceeds before offering costs and issued units consisting of common stock and warrants in exchange for the settlement of a $17,000 convertible debenture. Cash flow and proceeds from the private placement may be insufficient to fund our capital expenditures, working capital and other cash requirements for the year ending December 31, 2004. We estimate that we will require cash flow of approximately $1,200,000 for operating expenses, new business development, marketing, software development, inventory and related expenses during the year ending December 31, 2004. As such, our cash flows from operations may not be sufficient to meet our cash requirements over the next 12 months, and we may be required to raise additional capital through debt and/ or equity financings, which may not be available on acceptable terms, if at all.

Our independent public accountants included a "going concern" explanatory paragraph in their audit report on our December 31, 2003 financial statements, which were prepared assuming that we will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. Our financial statements do not reflect any adjustments to the carrying value of assets and liabilities, the reported expenses or the balance sheet classifications used that would be necessary if the going concern assumption were not appropriate. If we are unable to successfully increase our revenues and cash flows from our operations or to raise sufficient capital to fund our plan of operation, we may be unable to continue as a going concern and the market value of our common shares would be materially adversely affected.

WE WILL NEED TO CHANGE THE METHOD IN WHICH TARGETED CLIENTS AND INDUSTRIES CONDUCT BUSINESS TO FULLY IMPLEMENT AND REALIZE THE POTENTIAL OF OUR TECHNOLOGIES.

Our Air Spring AxleTM system is designed to replace more conventional trailer systems for offloading cargo from trailers. The entire development of the Air Spring AxleTM technology is a new application of mechanical technology and, as such, is very dynamic. We must convince potential customers of the benefits of the Air Spring AxleTM system, and our potential customers may not be willing to change their existing technology or conventional systems.

Our Air Spring AxleTM system involves new technology and new development, and there is no established use of it in current trailers. While this presents diverse opportunities for use of our Air Spring AxleTM technology and opportunities to differentiate our technology, we may experience additional costs and delays in our ability to commercialize our Air Spring AxleTM technology to meet the needs of specific customers. In addition, we are still designing a prototype Air Spring AxleTM device for commercialization, and the full or any use of Air Spring AxleTM technology may not be accepted by facilities or consumers at all.

WE MAY NOT REALIZE A RETURN ON THE INVESTMENT REQUIRED TO COMMERCIALIZE OUR TECHNOLOGIES.

We estimate that our expense levels are relatively fixed and are based, in part, upon our expectation of future costs required to commercialize the Air Spring AxleTM technology. We cannot predict with certainty market acceptance of our Air Spring AxleTM technology or the timing of orders, if any, for our related product. If revenue levels fall below our expectations, our anticipated results of operations will be disproportionately affected because of the relatively fixed nature of our expenses and the small variance in our expenses compared to our revenue. In particular, we plan to increase our operating expenses to expand our sales and marketing operations, expand our distribution channels, fund greater levels of research and development, broaden our customer support capabilities and increase our administrative resources. We may not meet our revenue expectations as a result of a delay in completing a contract, the inability to obtain new contracts, the cancellation of an existing contract or otherwise. Based upon all of the foregoing factors, we believe that our quarterly revenue, direct expenses and operating results are likely to vary significantly in the future, that period-to-period comparisons of the results of operations are not necessarily meaningful and that such comparisons should not be relied upon as an indication of future performance.

THE MARKET'S ACCEPTANCE OF, AND DEMAND FOR, OUR AIR SPRING AXLE TECHNOLOGY IS STILL UNPROVEN.

Demand for, and market acceptance of, our Air Spring AxleTM technology is subject to a high level of uncertainty due to new product introductions and changes in customer requirements and preferences. Our Air Spring AxleTM, despite its design for simplified offloading of cargo, has not yet been accepted by the general public. The success of our Air Spring AxleTM technology depends on our ability to convince trailer manufacturers and the general public to adopt the Air Spring AxleTM technology in lieu of existing or alternative systems. Cargo offloading systems using the Air Spring AxleTM technology may not prove economically feasible for some cargo offloading users due to a very high cost of implementation and negative consumer response to the use of our technology. Our success will depend upon our ability to develop a product from our Air Spring AxleTM technology to meet customer requirements.

SHOULD WE HAVE ANY CUSTOMERS, WE WILL DEPEND ON LARGE CONTRACTS AND A CONCENTRATION OF CUSTOMERS.

Dtomi currently does not have any customers or contracts for any product, and we may never have any customers or contracts for any product. Large trailer manufacturers will generally have the resources necessary to install multiple cargo offloading systems using the Air Spring AxleTM technology. Smaller customers are less likely to purchase systems using our technology. Consequently, our future growth is dependent on sales to large accounts and our long-term success is tied to securing large contracts with a concentration of key customers.

Many of our targeted customers are large trailer manufacturers. Our inability to secure and maintain a sufficient number of large contracts would have a material adverse effect on our business, operating results and financial condition. Moreover, our success will depend in part upon our ability to obtain orders from new customers, as well as the financial condition and success of our customers and general economic conditions. We cannot assure you that we will receive orders from new customers, or that our existing customers will continue to have success and the capital necessary to convert to using our smart card systems.

BECAUSE OUR GOAL IS TO INTRODUCE A NEW TECHNOLOGY TO MARKETS AND EXPAND RAPIDLY, WE MAY BE UNABLE TO MANAGE THE POTENTIAL RAPID GROWTH AND ACCEPTANCE OF OUR PRODUCT.

We have not generated any revenues, but endeavor to experience growth in product sales, personnel, research and development activities, the number of products based on our Air Spring AxleTM technology, development of new products, and the number and geographic focus of our targeted vertical markets and product distribution channels. We believe that growth in the number and complexity of products and in the number of personnel will be required to maintain our competitive position. Our potential rapid growth, coupled with the rapid evolution of our markets is likely to place, significant strains on our management, administrative, operational and financial resources, as well as increased demands on our internal systems, procedures and controls. Our ability to manage future growth will require us to continue to improve our financial and management controls, reporting systems and procedures on a timely basis, to implement new systems as necessary and to expand, train, motivate and manage our sales and technical personnel. More information about our liquidity and capital resource requirements can be found in the section titled "Liquidity and Capital Resources" beginning on page 28.

BECAUSE OF THE EXPERIENCE AND RELATIONSHIPS OF KEY MANAGEMENT, WE ARE DEPENDENT UPON THESE INDIVIDUALS IN ORDER TO IMPLEMENT AND EXECUTE OUR BUSINESS STRATEGIES.

Our performance and future operating results are substantially dependent on the continued service and performance of John Haddock, our Chief Executive Officer, and John Simpson, the inventor of the Air Spring AxleTM technology, a former President of, and now consultant to, Dtomi. Our ability to execute our business plan depends upon the continued services of these individuals. Our ability to execute our strategic plan could be materially adversely affected should the services of any of these individuals cease to be available to us. We currently have an employment agreement in place with Mr. Haddock, which expires September 22, 2008, and a consulting agreement in place with Mr. Simpson, which expires in which expires on July 31, 2008. Although these agreements contain covenants not to compete, such covenants are generally unlawful in the State of Florida where our offices are located and may not be enforced.

We intend to hire sales personnel in 2004 and 2005. Competition for such personnel is intense, and we cannot assure you that we can retain our key technical, sales and managerial employees or that it will be able to attract or retain highly-qualified technical and managerial personnel in the future. The loss of the services of Mr. Haddock or Mr. Simpson or the inability to attract and retain the necessary technical, sales and managerial personnel could have a material adverse affect upon our business, operating results and financial condition.

OUR BUSINESS WILL BE DEPENDENT ON OUR RELATIONSHIPS WITH THIRD-PARTY SUPPLIERS.

We do not have any agreements or understandings with any suppliers. If we succeed in developing a commercial product based on our Air Spring AxleTM technology, we are very likely to use third-party vendors to supply components for our Air Spring AxleTM system and service providers to assist in the installations of the Air Spring AxleTM system that we intend to sell. At that juncture in the development of our business, we will be required to maintain our relationships with our suppliers and coordinate our efforts to complete our installations in a timely and efficient manner. Our failure to maintain relationships with acceptable vendors and subcontractors or the failure of any supplier to maintain quality control could materially adversely affect the quality of the Air Spring AxleTM system and any other products we develop or sell and/or our ability or any third party's ability to install the Air Spring AxleTM system or any other product we may develop in a timely manner.

WE MAY FACE INTENSE COMPETITION FROM COMPANIES SEEKING TO ENTER THE AIR SPRING AXLE MARKET.

Numerous factors will affect our competitive position, including price, product features, product performance and reliability, ease of use, product scalability, product availability, meeting customer schedules and timely ongoing customer service and support. Dtomi is aware of two niche competitors that use air springs for lowering trailers for horses and motorcycles, respectively. We cannot assure you that competitive pressures will not have a material adverse effect on our business and operating results. We cannot assure you that new competitors will not enter our business segment. We could also face competition from currently undeveloped technologies that emerge. Increased competition would likely result in price reductions, reduced margins and loss of market share, any of which would have a material adverse effect on our business and operating results. With success in new markets, we may attract new competition from companies who are substantially larger competitors with large resources.

WE MAY BE UNABLE TO PROTECT OUR PROPRIETARY TECHNOLOGY BECAUSE THE NATURE OF OUR AIR SPRING AXLE SYSTEM LENDS ITSELF TO BE EASILY COPIED.

Our success is dependent on our ability to protect our intellectual property rights. At present, we have patent protection. The absence of any registered proprietary rights may limit our ability to maintain control of trade and technology secrets.

We intend to rely principally upon a combination of trade secret laws, non-disclosure agreements and other contractual provisions to establish and protect our intellectual property rights. As part of our confidentiality procedures, we generally enter into nondisclosure and confidentiality agreement with each of our key employees, consultants, distributors, customers and corporate partners, to limit access to and distribution of our software, documentation and other proprietary information. We cannot assure you that our efforts to protect our intellectual property rights will be successful . Despite our efforts to protect our intellectual property rights, unauthorized third parties, including competitors, may be able to copy or reverse engineer certain portions of our Air Spring AxleTM system, and use such copies to create competitive products.

In addition, because third parties may attempt to develop similar technologies independently, we expect that air spring axle developers will be increasingly subject to infringement claims as the number of products and competitors in our industry segments grow and the functionality of products in different industry segments overlaps. Although we believe that our products do not infringe on the intellectual property rights of third parties, we cannot assure you that third parties will not bring infringement claims (or claims for indemnification resulting from infringement claims) against us with respect to copyrights, trademarks, patents and other proprietary rights. Any such claims, whether with or without merit, could be time consuming, result in costly litigation and diversion of resources, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all. A claim of product infringement against us and our inability to license the infringed or similar technology, could have a material adverse affect on our business, operating results and financial condition.

THE MARKET FOR OUR COMMON SHARES HAS BEEN VOLATILE IN THE PAST, AND MAY BE SUBJECT TO FLUCTUATIONS IN THE FUTURE.

The market price of our common stock has ranged from a high $2.47 and a low $0.02 during the two years ended December 31, 2003. See "Market for Common Equity and Related Stockholder Matters" beginning on page 28 of this prospectus. We cannot assure you that the market price of our common stock will not significantly fluctuate from its current level. The market price of our common stock may be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products by us or our competitors, changes in financial estimates by securities analysts, or other events or factors. In addition, the financial markets have experienced significant price and volume fluctuations for a number of reasons, including the failure of the operating results of certain companies to meet market expectations that have particularly affected the market prices of equity securities of many high-technology companies that have often been unrelated to the operating performance of such companies. These broad market fluctuations, or any industry-specific market fluctuations, may adversely affect the market price of our common stock. In the past, following periods of volatility in the market price of a company's securities, class action securities litigation has been instituted against such a company. Such litigation, whether with or without merit, could result in substantial costs and a diversion of management's attention and resources, which would have a material adverse affect on our business, operating results and financial condition.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS.

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks (i) are stock with a price of less than $5.00 per share, (ii) that are not traded on a "recognized" national exchange, (iii) whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share), or (iv) those of issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on certain brokers-dealers who engage in certain transactions involving a "penny stock." Subject to certain exceptions, a penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. The market price of our common stock on the OTCBB during the year ended December 31, 2003 has ranged between high $1.10 and a low $0.01 per share, and our common stock are deemed penny stock for the purposes of the Exchange Act. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of the stock and impede the sale of our stock in the secondary market.

A broker-dealer selling penny stock to anyone other than an established customer or "accredited investor," generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse, must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the United States Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

IN THE EVENT THAT YOUR INVESTMENT IN OUR COMMON STOCK IS FOR THE PURPOSE OF DERIVING DIVIDEND INCOME OR IN EXPECTATION OF AN INCREASE IN MARKET PRICE OF OUR STOCK FROM THE DECLARATION AND PAYMENT OF DIVIDENDS, YOUR INVESTMENT WILL BE COMPROMISED BECAUSE WE DO NOT INTEND TO PAY DIVIDENDS.

We have never paid a dividend to our shareholders, and we intend to retain our cash for the continued development of our business. We do not intend to pay cash dividends on our common stock in the foreseeable future. As a result, your return on investment will be solely determined by your ability to sell your stock in a secondary market.

TRADING ON THE OTC BULLETIN BOARD MAY BE SPORADIC BECAUSE IT IS NOT A STOCK EXCHANGE, AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

Our common stock is quoted on the OTC Bulletin Board. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with a company's operations or business prospects. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like AMEX. Accordingly, you may have difficulty reselling any of the stock you purchase from the selling stockholders.

THE RIGHTS OF STOCKHOLDERS ARE SUBJECT TO, AND MAY ADVERSELY AFFECTED BY, THE RIGHTS OF HOLDERS OF ANY PREFERRED STOCK THAT MAY BE ISSUED IN THE FUTURE.

The existence of "blank check" preferred stock in Dtomi's Articles of Incorporation could be used by Dtomi as an anti-takeover device. The issuance shares of preferred stock with superior voting rights to shares of common stock, could delay or inhibit the removal of incumbent directors and could delay, defer, make more difficult or prevent a merger, tender offer or proxy content, or any change in control involving Dtomi, as well as the removal of management, even if such events would be beneficial to the interests of Dtomi's shareholders, and may limit the price certain investors may be willing to pay in the future for shares of common stock.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF DTOMI

Though not now, we may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder" unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

                           FORWARD-LOOKING STATEMENTS

We use words like "expects," "believes," "intends," "anticipates," "plans," "targets," "projects" or "estimates" in this prospectus. When used, these words and other, similar words and phrases or statements that an event, action or result "will," "may," "could," or "should" occur, be taken or be achieved identify "forward-looking" statements. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined under the sections titled "Risk Factors and Uncertainties" beginning at page 5 of this prospectus, "Description of the Business" beginning at page 22 of this prospectus and "Management's Discussion and Analysis" beginning at page 26 of this prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.

Our management has included projections and estimates in this prospectus, which are based primarily on management's experience in the industry, assessments of our results of operations, discussions and negotiations with third parties and a review of information filed by our competitors with the Securities and Exchange Commission or otherwise publicly available. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                                 DIVIDEND POLICY

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any further determination to pay cash dividends will be at the discretion of our board of directors and will be dependent on the financial condition, operating results, capital requirements and other factors that our board deems relevant. We have never declared a dividend. In the event that we make a stock dividend, then the selling shareholders are entitled to receive an adjustment of the purchase price for the stock sold to them upon exercise of the outstanding warrants under a Warrant

Agreement. Following a stock dividend, the purchase price shall be reduced proportionately so that each selling shareholder shall be entitled to receive upon exercise of the outstanding warrant and payment of the same total purchase price to have been paid prior to the price adjustment, the number of shares of common stock which such selling shareholder would have owned or would have been entitled to receive if the warrants had been exercised immediately prior to the record date for the stock dividend. For more information about the Warrant Agreement, please see the section titled "Transactions with Selling Shareholders" beginning on page 14 below.

                              SELLING STOCKHOLDERS

This prospectus covers the offering of shares of common stock by selling stockholders, and the sale of common stock by us to certain warrant holders upon the exercise of their warrants. This is an offering of up to 36,553,779 shares of our common stock, including, (i) 18,479,056 shares of common stock owned by the selling shareholders, and (ii) 18,074,723 shares of common stock that may be issued upon exercise of warrants until December 31, 2004, at $0.18 per share.

We will not receive any proceeds from the sale of the shares by the selling stockholders, but we would receive $3,253,450 in proceeds upon exercise of the outstanding warrants. The selling stockholders may exercise the warrants in their sole and absolute discretion. We cannot assure you that the warrants will be exercised.

The shares issued to the selling stockholders are "restricted" shares under applicable federal and state securities laws and are being registered to give the selling stockholders the opportunity to sell their shares. The registration of such shares does not necessarily mean, however, that any of these shares will be offered or sold by the selling stockholders. The selling stockholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying prospectus supplement. See "Plan of Distribution" beginning on page 15 of this prospectus. Each of the selling stockholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the registered shares to be made directly or through agents. The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the distribution of their registered shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

We will receive no proceeds from the sale of the registered shares, and we have agreed to bear the expenses of registration of the shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

We will sell the warrant shares to the holders of the above-described warrants if and when they choose to exercise them. If this (or any subsequent) registration statement is then in effect, once the warrant holders have exercised their warrants, they will be free to re-sell the stock they receive at such time or times as they may choose, just as any purchaser of stock in the open market is allowed to do. We do not know how much, if any, of such stock these investors will hold or re-sell upon exercise of their warrants.

The foregoing summary of the warrant terms is qualified in its entirety by the full terms of the applicable warrant agreements, a sample form of which is incorporated by reference in this Prospectus as an exhibit to the registration statement.

SELLING STOCKHOLDERS INFORMATION

The following is a list of the selling stockholders who own or have the right to acquire an aggregate of 18,074,723 shares of our common stock covered in this prospectus. The selling shareholder list also includes shares that are beneficially held pursuant to Exchange Act Rule 13d-3. The selling shareholders acquired the shares of common stock and warrants in our private placement of units. See "Transactions with Selling Shareholders" beginning on page 14 of this prospectus for further details. At January 27, 2004, we had 40,354,133 shares of common stock issued and outstanding, not including approximately 10,108,639 shares of common stock issuable to certain persons.

                                       -----------------------------------------------------------------------------
                                                                                                          AFTER
                                                                   BEFORE OFFERING                        OFFERING
--------------------------------------------------------------------------------------------------------------------
                                                  NUMBER OF
                                                  SHARES
                           NUMBER OF ACQUIRABLE TOTAL
                                       SHARE OF   UPON        NUMBER OF                       NUMBER OF
                                       COMMON     EXERCISE    SHARES            PERCENTAGE    SHARES
                                       STOCK      OF          BENEFICIALLY      OF SHARES     OFFERED     SHARES
NAME                                   OWNED      WARRANTS    OWNED (1)         OWNED (2)     (3)         OWNED (3)
--------------------------------------------------------------------------------------------------------------------
Benjamin Greer                           315,780      353,674      669,454            1.32      669,454            0
--------------------------------------------------------------------------------------------------------------------
Brad Hallock                           1,421,010    1,591,531    3,012,541             5.97    3,012,541           0
--------------------------------------------------------------------------------------------------------------------
Bruce Fisher                             157,890      176,837      334,727            0.66      334,727            0
--------------------------------------------------------------------------------------------------------------------
Charles Claussen                         263,150      294,728      557,878            1.11      557,878            0
--------------------------------------------------------------------------------------------------------------------
Clarion Finanz AG (7)                    842,080      943,130    1,785,210            3.54    1,785,210            0
--------------------------------------------------------------------------------------------------------------------
Craig Whitehead                           52,630       58,946      111,576            0.22      111,576            0
--------------------------------------------------------------------------------------------------------------------
Dale M. Alper                             52,630       58,946      111,576            0.22      111,576            0
--------------------------------------------------------------------------------------------------------------------
David J. Swain                            58,946       52,630      111,576            0.22      111,576            0
--------------------------------------------------------------------------------------------------------------------
David M. Wilson                           52,630       58,946      111,576            0.22      111,576            0
--------------------------------------------------------------------------------------------------------------------
Dori Karjian                             105,260       12,631      117,891            0.23      117,891            0
--------------------------------------------------------------------------------------------------------------------
Edward Klaeger                           105,260      117,891      223,151            0.46      223,151            0
--------------------------------------------------------------------------------------------------------------------
Excipio Group S. A. (8)                  105,260      105,260                         0.20      105,260            0
--------------------------------------------------------------------------------------------------------------------
Eric Okamoto                             105,260      117,891      223,151            0.44      223,151            0
--------------------------------------------------------------------------------------------------------------------
Francesco Pasquali                       178,942      200,415      379,357            0.75     379,357             0
--------------------------------------------------------------------------------------------------------------------
Gary Moylan                              168,416      188,626      357,042            0.71      357,042            0
--------------------------------------------------------------------------------------------------------------------
Gestibroker Consulting & Financial       171,179      171,179                         0.35      171,179            0
Management S. A. (4) (9)
--------------------------------------------------------------------------------------------------------------------
Glenna Nickerson                         168,416      188,626      357,042            0.75      357,042            0
--------------------------------------------------------------------------------------------------------------------
Gordon McMehen                           263,150      294,728      557,878            1.11      557,878            0
--------------------------------------------------------------------------------------------------------------------
Harvey Hinrichs                          421,040      471,565      892,605            1.77      892,605            0
--------------------------------------------------------------------------------------------------------------------
Helen Ferris                             315,780      353,674      669,454            1.33      669,454            0
--------------------------------------------------------------------------------------------------------------------
Jack Cochran                              52,630       58,946      111,576            0.22      111,576            0
--------------------------------------------------------------------------------------------------------------------
James Ladner                             789,450      884,184    1,673,634            3.32    1,673,634            0
--------------------------------------------------------------------------------------------------------------------
James Marron, M.D                         73,682       82,524      156,206            0.31      156,206            0
--------------------------------------------------------------------------------------------------------------------
Jeff Erb                                 168,416      188,626      357,042            0.71      357,042            0
--------------------------------------------------------------------------------------------------------------------
Joel Fedder                              444,211      497,516      941,727            1.87      941,727            0
--------------------------------------------------------------------------------------------------------------------
John Haddock (5)                       1,052,600    1,178,912    2,231,512            4.42    2,231,512            0
--------------------------------------------------------------------------------------------------------------------
Peter and Lore Fitchner                  315,780      353,674      669,454            1.33      669,454            0

                                       -----------------------------------------------------------------------------
                                                                                                          AFTER
                                                                   BEFORE OFFERING                        OFFERING
--------------------------------------------------------------------------------------------------------------------
                                                  NUMBER OF
                                                  SHARES
                           NUMBER OF ACQUIRABLE TOTAL
                                       SHARE OF   UPON        NUMBER OF                       NUMBER OF
                                       COMMON     EXERCISE    SHARES            PERCENTAGE    SHARES
                                       STOCK      OF          BENEFICIALLY      OF SHARES     OFFERED     SHARES
NAME                                   OWNED      WARRANTS    OWNED (1)         OWNED (2)     (3)         OWNED (3)
--------------------------------------------------------------------------------------------------------------------
John T. Perzel                            52,630       58,946      111,576            0.22      111,576            0
--------------------------------------------------------------------------------------------------------------------
Judson J. Cressey, Jr                     52,630       58,946      111,576            0.22      111,576            0
--------------------------------------------------------------------------------------------------------------------
Kathleen D. Hinrichs                     210,520      235,782      446,302            0.88      446,302            0
--------------------------------------------------------------------------------------------------------------------
Kenneth Goldberg                         105,260      117,891      223,151            0.44      223,151            0
--------------------------------------------------------------------------------------------------------------------
Larry Jantze                             263,150      294,728      557,878            1.11      557,878            0
--------------------------------------------------------------------------------------------------------------------
Lawnae Hunter                            263,150      294,728      557,878            1.11      557,878            0
--------------------------------------------------------------------------------------------------------------------
Martha Cooper Lang                       526,300      589,456    1,115,756            2.21    1,115,756            0
--------------------------------------------------------------------------------------------------------------------
Melvyn Glickman                          105,260      117,891      223,151            0.44      223,151            0
--------------------------------------------------------------------------------------------------------------------
Michael DeVries                          263,150      294,728      557,878            1.11      557,878            0
--------------------------------------------------------------------------------------------------------------------
Mickey Gill                              421,040      471,565      892,605            1.77      892,605            0
--------------------------------------------------------------------------------------------------------------------
Nick NMN Castronuovo                      52,630       58,946      111,576            0.22      111,576            0
--------------------------------------------------------------------------------------------------------------------
Orlan M. Hinrichs                        210,520      235,782      446,302            0.88      446,302            0
--------------------------------------------------------------------------------------------------------------------
Peggy Smythe March                       263,150      294,728      557,878            1.11      557,878            0
--------------------------------------------------------------------------------------------------------------------
Rich Swier                               157,890      176,837      334,727            0.66      334,727            0
--------------------------------------------------------------------------------------------------------------------
Richard Cameron                          526,300      589,456    1,115,756            2.21    1,115,756            0
--------------------------------------------------------------------------------------------------------------------
Rick L. Vaal                              52,630       58,946      111,576            0.22      111,576            0
--------------------------------------------------------------------------------------------------------------------
Ronald Miller                            178,942      200,415      379,357            0.75      379,357            0
--------------------------------------------------------------------------------------------------------------------
Rose Tomason                              52,630       58,946      111,576            0.22      111,576            0
--------------------------------------------------------------------------------------------------------------------
Sid Ferris                             1,052,600    1,178,912    2,231,512            4.42    2,231,512            0
--------------------------------------------------------------------------------------------------------------------
Stan Taigen                              368,410      412,619      781,029            1.62      781,029            0
--------------------------------------------------------------------------------------------------------------------
Steven Hallock                           526,300      589,456    1,115,756            2.21    1,115,756            0
--------------------------------------------------------------------------------------------------------------------
William G. Erb                           526,300      589,456    1,115,756            2.21    1,115,756            0
--------------------------------------------------------------------------------------------------------------------
William J. Clough                        421,040      471,565      892,605            1.77      892,605            0
--------------------------------------------------------------------------------------------------------------------
William S. Mussenden                      52,630       58,946      111,576            0.22      111,576            0
--------------------------------------------------------------------------------------------------------------------
2P Management Holding A.G. (10)          650,000    1,680,000    2,330,000            4.62    2,330,000            0
--------------------------------------------------------------------------------------------------------------------
Judith Kotra                             100,000      100,000                         0.20      100,000            0
--------------------------------------------------------------------------------------------------------------------
Wolfgang Monreal                         100,000      100,000                         0.20      100,000            0
--------------------------------------------------------------------------------------------------------------------
Rudolf Wiesmeier                         100,000      100,000                         0.20      100,000            0
--------------------------------------------------------------------------------------------------------------------
Rolf Holz                                550,000      550,000                         2.18      550,000            0
--------------------------------------------------------------------------------------------------------------------
Robert Koch                              1,880,000               1,880,000            3.73     1,880,000           0
--------------------------------------------------------------------------------------------------------------------
Brunswick Growth Ventures, LLC (11)      138,888      138,888                         .55        138,888           0
--------------------------------------------------------------------------------------------------------------------
Praetorian Fund, LLC (11)                138,888      138,888                          0.55      138,000           0
--------------------------------------------------------------------------------------------------------------------
    TOTAL                                18,479,056   18,074,723                              36,553,779           0
--------------------------------------------------------------------------------------------------------------------

(1) All shares owned in this column and all percentages are based on 50,462,772 shares of common stock issued and outstanding on January 27, 2005; not including 18,074,723 shares of common stock acquirable by each such selling shareholder under the terms of the outstanding warrants issued pursuant to the warrant agreements dated October 29, 2003, November 17, 2003, and December 22, 2003, or upon exercise of warrants prior to December 31, 2006.

(2) This table assumes that each shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares. See "Plan of Distribution."

(3) Assumes that all shares registered for resale by this prospectus have been issued and sold.

(4) Issued as compensation for financial advisory services.

(5) Pursuant to an employment agreement with Mr. Haddock, we issued 100 units, each unit consisting of 10,526 shares of common stock and one warrant exercisable to acquire an additional 10,526 shares of common stock.

(6) As to those persons not mentioned in notes 4 and 5, we entered into a subscription agreement for the purchase of common stock and a warrant agreement (together, a "Unit Purchase Agreement") dated October 29, 2003, November 17, 2003, December 22, 2003, and April 19, 2004, under which the referenced purchasers acquired units consisting of 10,526 shares of common stock and one warrant exercisable to acquire 10,526 additional shares of common stock. See "Transactions with Selling Shareholders" below for further details.

(7) Based on information provided to us by Clarion Finanz AG, we believe that Carol Civelli controls Clarion Finanz AG.

(8) Based on information provided to us by Excipio Group S.A., we believe that David Coloris controls Excipio Group S.A.

(9) Based on information provided to us by Gestibroker Consulting & Financial Management S.A., we believe that Eugenio Sirianni controls Gestibroker Consulting & Financial Management S.A.

(10) Based upon information provided to us by 2P Management Holding A.G., we believe that Viktor Puntener controls 2P Management Holding A.G.

(11) Based upon information provided to us Brunswick Growth Ventures, LLC and Praetorian Fund, LLC, we believe that both Brunswick Growth Ventures, LLC and Praetorian Fund, LLC are controlled by John Sauickie.

Based on information provided to us by the selling shareholders, none of the selling shareholders are, or are affiliated or have been affiliated with any, broker-dealers in the United States. Except as otherwise provided, none of the selling shareholders are affiliated or have been affiliated with us, any of our predecessors or affiliates during the past three years.

TRANSACTIONS WITH SELLING SHAREHOLDERS

On September 22, 2003, Dtomi entered into a 5-year employment agreement with John Haddock, our Chief Executive Officer and a director. For the first year, Dtomi will pay Mr. Haddock $100,000 per year, payable on a bi-weekly basis, dating back to August 15, 2003. For the duration of the employment period, Mr. Haddock shall receive a salary at the annual rate of $200,000. As a signing bonus, Mr. Haddock received 1,052,600 shares of common stock and a warrant to purchase an additional 1,052,600 shares of common stock for a purchase price of $0.18 per share, through December 31, 2006, upon which the warrant will expire. The shares of common stock and the warrant hold by Mr. Haddock, had the same terms as the Unit Purchase Agreement, with the purchase price calculated by Dtomi to equal $1,000 per Unit, for an aggregate purchase price of $100,000.

In an offering beginning October 29, 2003 we entered into a subscription agreement for the purchase of common stock and a warrant agreement (together, a "Unit Purchase Agreement") with each of Dale M. Alper, John T. Perzel, Craig Whitehead, Orlan M. Hinrichs, Kathleen D. Hinrichs, Peggy Smythe Marche, Melvyn Glickman, William Mussenden, Rosa Tomason, Brad Hallock, Joel Fedder, William G. Erb, Lawnae Hundter, Eric Okamoto, Jack Cochran, Stan Taigen, Brice Fischer, William J. Clough, Sid Ferris, Roland Miller, Benjamin Greer, Helen Ferris, Charles Clausen, Gary Moylan, Jeff Erb, Mickey Gill, Steven Hollock, Michael De Vries, Glenna Nickerson, Larry Jantze, Richard Cameron, Harvey Hinriches, David
J. Swain, David M. Wilson, Nick NMN Castronuovo, Rick L. Vaal, Judson J. Cressey, Jr., James Marron, M.D., Azalea Holdings Ltd. PA, Excipio Group SA, John Hughes, Martha Cooper Lang, James Ladnes, Gordon McMehen, Clarion Finanz AG, Dori Karjian, Francesco Pasquali, Kenneth Goldberg and Rich Swier, 2P Management Holding AG, Rolf Holz, Rudolf Wiesmeir, Wolfgang Monreal, and Judith Kotra pursuant to which we agreed to sell a total of 1,533.7 units ("Units") at a purchase price of $1,000 per unit payable in cash in three separate tranches.

Francesco Pasquali, and Joel Fedder purchased units at a purchase price of $1,000 per unit in exchange for satisfaction of existing debt Dtomi owed to each of those persons. The October 29, 2003 offering of units was in four tranches. The breakdown of each tranche is as follows:

- Tranche 1 on October 29, 2003, for 1,069.7 Units for proceeds of $919,750 cash, a subscription receivable of $17,500, and $42,200 of existing debt, and $90,250 of cash received in 2004;

- Tranche 2 on November 19, 2003, for 260 Units for proceeds of $260,000 cash;

- Tranche 3 on December 22 for 52 Units for proceeds of $42,000 and a promissory note made by a purchaser of Units for $10,000, subsequently paid in full.

- Tranche 4 on April 19, 2004 for 52 Units for proceeds of $35,000 cash and $17,000 of existing debt.

We issued a total of 1433.7 Units in the private placement.

Each Unit consists of 10,526 shares of our common stock, and one warrant for the purchase of 10,526 shares of common stock for a purchase price of $0.18 per share, through December 31, 2006, upon which the warrant will expire. We are required to register the resale of the common stock issued as part of the Units, and if available, keep a shelf-registration statement effective for such resale for a period of one year following the issuance of the Units. We are required to pay all costs and expenses associated with the registration.

On April 2, 2004, Dtomi issued 167 warrants, each warrant entitling the holder thereof to purchase 10,526 shares of common stock of Dtomi, at an exercise price of $0.18 per share, at any time prior to December 31, 2006. Pursuant to the Unit Purchase Agreement, Dtomi failed to timely register certain securities and was, therefore, obligated to issue these additional warrants as a "penalty."

Gestibroker Financial Consulting & Financial Management S.A, was issued 171,179 shares of common stock as partial compensation for financial advisory services.

On May 27, 2004, each of Brunswick Growth Ventures, LLC and Praetorian Fund, LLC purchased 138,888 shares of common stock at a purchase price of $0.18 per share, for proceeds of $50,000 cash.

On January 25, 2005, Dtomi issued 1,880,000 shares of common stock to Robert Koch in exchange for the development of a marketing plan for and a re-design of Dtomi's website.

We are registering the shares of common stock and shares acquirable upon exercise of warrants in the registration statement filed with the SEC in which this prospectus is included.

                              PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling stockholders. When we refer to selling stockholders. All costs, expenses and fees in connection with this registration of the shares offered under this registration statement will be borne by us. We estimate that the expenses of the offering to be borne by us will be approximately $95,000. The offering expenses consist of: a SEC registration fee of $1,500, printing expenses of $2,500, accounting fees of $20,000, legal fees of $60,000 and miscellaneous expenses of $10,000.

Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. Sales of shares may be effected by the selling stockholders from time to time in one or more types of transactions (which may include block transactions) on the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

The selling stockholders may effect such transactions by selling shares directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify the selling stockholders against some liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against some liabilities arising under the Securities Act.

Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

In the event that the registration statement is no longer effective, the selling stockholders may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule, including the minimum one year holding period.

Upon being notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, under Rule 424(b) of the Act, disclosing:

- the name of each selling stockholder(s) and of the participating broker-dealer(s),

-     the number of shares involved,

-     the price at which the shares were sold,

- the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable,

- that the broker-dealer(s) did not conduct any investigation to verify information set out or incorporated by reference in this prospectus; and

-     other facts material to the transaction.

                                LEGAL PROCEEDINGS

Neither we nor any of our property are currently subject to any material legal proceedings or other regulatory proceedings.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth certain information with respect to our current directors, executive officers and key employees. The term for each director expires at our next annual meeting or until his or her successor is appointed. The ages of the directors, executive officers and key employees are shown as of January 27, 2005.

Our directors, executive officers, and significant employees and the significant are as follows:

        NAME                   POSITION                       APPOINTMENT

John Haddock (1)       Chief Executive Officer, Director    September 22, 2003

John Simpson (2)       Director                             April 7, 2003

David M. Otto          Chairman, Secretary                  January 21, 2002

(1) Mr. Haddock, using the services of professional advisors, is responsible for our accounting and financial reporting.

(2) Mr. Simpson resigned as President on July 31, 2003.

JOHN HADDOCK, AGE 57, CHIEF EXECUTIVE OFFICER AND DIRECTOR

Prior to joining Dtomi, Inc., Mr. Haddock was the president and CEO of Phymetrics, Inc. the world's leading manufacturer of surface analysis equipment where he led a major transformation of the organization and positioned Phymetrics as the only global, integrated analytical services and equipment company.

From 1994 to 1997 Mr. Haddock held senior marketing positions at Ryder System, Inc. rising to the position of the Senior Vice-President Marketing. Prior to joining Ryder, he worked for General Electric for 14 years.

Mr. Haddock has a B.Sc in Mechanical Engineering, (First Class Honors) from the University of Birmingham, England 1969, and an MBA from Harvard Business School in 1972.

JOHN SIMPSON, AGE 51, DIRECTOR

Mr. Simpson is a member of the Board of Directors, and a former President, of Dtomi. Mr. Simpson is the inventor of the AirSpring AxleTM and, as President, Mr. Simpson will oversee the implementation of Dtomi's business plan and the deployment of the AirSpring AxleTM technology. Mr. Simpson has extensive experience in the automotive industry. For the past 14 years he has worked on imported motor vehicles, converting vehicles from left to right hand driving capabilities. Prior to joining Dtomi, Mr. Simpson established and developed an import/export business in Australia, dealing with the U.S., Asia and European markets. In 1986, Mr. Simpson established a wholesale U.S. corporation focusing on the U.S. commodities business. Within three years, his corporation was the premier producer in this market with headquarters in San Francisco. Mr. Simpson has also designed and developed a number of unique products, all covered under various patents or with patents pending.

DAVID M. OTTO, AGE 46, DIRECTOR AND SECRETARY

Mr. Otto, an attorney by profession, began his law practice on Wall Street in New York, where he focused on significant corporate transactions and equity and debt offerings for investment banks, venture capital firms and Fortune 1000 companies. In 1991, Mr. Otto relocated to Seattle in order to dedicate his extensive experience in corporate law and finance, mergers and acquisitions, corporate governance, public and private securities offerings and venture capital financing to entrepreneurs, technology innovators, start-up and emerging growth businesses. In July of 1999, Mr. Otto founded his own firm, The Otto Law Group, PLLC, in Seattle, Washington, to better serve technology-based start-up and emerging growth companies with respect to corporate finance, securities, strategic development, corporate governance, mergers, acquisitions and venture capital and private equity matters. Mr. Otto has authored "Venture Capital Financing" and "Taking Your Company Public" and lectured to businessmen, accountants, lawyers, and graduate students at the University of Washington Business School on venture capital financing and public offerings of securities. He is currently a member of the Board of Directors of Saratoga Capital Partners, Inc. , which provides consulting services to the Company in connection with the development of new business ventures. He is also a member of the American Bar Association Committee on the Federal Regulation of Securities and Subcommittee on the 1933 Act and Chairman of the Legislation Subcommittee for the ABA' s Venture Capital and Private Equity Committee. Mr. Otto is admitted to practice law in New York and Washington. Mr. Otto graduated from Harvard University in 1981 with his A.B. in Government - Political Philosophy and Fordham University School of Law in 1987 where he earned his Juris Doctorate and served as a Commentary Editor for the Fordham International Law Journal.

Our directors are elected at the annual meeting of the shareholders and serve until their successors are elected and qualified, or their earlier resignation or removal. Officers are appointed by our Board of Directors and serve at the discretion of the Board of Directors or until their earlier resignation or removal.

None of our executive officers or key employees are related by blood, marriage or adoption to any other director or executive officer.

                                BOARD COMMITTEES

Audit Committee. Our Board consists of four directors, and the whole Board currently serves in the capacity of the Audit Committee. The Audit Committee will be responsible for reviewing our financial reporting procedures and internal controls, the scope of annual and any special audit examinations carried out by our auditors, the performance, independence, and compensation of our auditors, systems and disclosure controls established to comply with regulatory requirements and our annual financial statements before they are reviewed and approved by the Board. Such reviews will be carried out with the assistance of our auditors and our senior financial management.

                          BOARD AND COMMITTEE MEETINGS

During the year ended December 31, 2003, our Board of Directors met four times including participants by telephone, and approved actions by written consent 20 times.

To our knowledge, there are no arrangements or understanding between any of our officers and any other person pursuant to which the officer was selected to serve as an officer.

                               BOARD COMPENSATION

No director receive any compensation for his services as a director.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth compensation paid to each of the individuals who served as our Chief Executive Officer and our other most highly compensated executive officers (the "named executives officers") for the fiscal years ended December 31, 2001, 2002 and 2003. The determination as to which executive officers were most highly compensated was made with reference to the amounts required to be disclosed under the "Salary" and "Bonus" columns in the table.

                                ANNUAL COMPENSATION                             LONG-TERM COMPENSATION
                                -----------------------------    ---------------------------------------------------
                                                                 AWARDS                              PAY-OUTS
                                                                 -----------------------      ----------------------
                                                     OTHER                   SECURITIES       ALL
                                                     ANNUAL      RESTRICTED  UNDER-                       OTHER
NAME AND                                             COMPEN-     STOCK       LYING                        COMPEN-
PRINCIPAL                       SALARY      BONUS    SATION      AWARD(S)    OPTIONS/         LTIP        SATION
POSITION                YEAR    ($)         ($)       ($)           ($)      SARS (#)         PAYOUTS       ($)
--------------------------------------------------------------------------------------------------------------------
John                    2003    $37,500     note (2) -0-         $100,000    1,052,600        -0-         -0-
Haddock (1) 2002        $-0-    -0-         -0-      -0-         -0-         -0-              -0-
CEO and Director        2001    $-0-        -0-      -0-         -0-         -0-              -0-         -0-

John                    2003    $-0-        -0-      -0-         -0-         -0-              -0-         -0-
Simpson (3) 2002        $-0-    -0-         -0-      -0-         -0-         -0-              -0-
President               2001    $-0-        -0-      -0-         -0-         -0-              -0-         -0-
and Director

John "JT"               2003    $100,000    -0-      $-0-        -0-         -0-              -0-         -0-
Thatch (4)              2002    $75,000     -0-      $6,949      -0-         1,831,798 (4)    -0-         -0-
CEO, Treasurer          2001    $-0-        -0-      -0-         -0-         -0-              -0-         -0-
and Director

Richard                 2003    $-0-        -0-      -0-         -0-         -0-              -0-         -0-
Libutti (5)             2002    $-0-        -0-      -0-         -0-         -0-              -0-         -0-
CEO and Director        2001    $2,450 (7)  -0-      -0-         -0-         85,000           -0-         -0-

J. Stephen              2003    $-0-        -0-      -0-         -0-         -0-              -0-         -0-
Barley (6)              2002    $-0-        -0-      -0-         -0-         -0-              -0-         -0-
President, Secretary,   2001    $9,000      -0-      -0-         -0-         -0-              -0-         -0-
Treasurer and Director

David M.                2003    $-0-        -0-      -0-         -0-         -0-              -0-         -0-
Otto (7)                2002    $-0-        -0-      -0-         -0-         -0-              -0-         -0-
Secretary               2001    $-0-        -0-      -0-         -0-         -0-              -0-         -0-
and Director

(1) Mr. Haddock was appointed CEO and Director on September 22, 2003.

(2) On September 22, 2003, Mr. Haddock received a signing bonus, valued at $100,000, of 100 units. Each unit consists of (i) 10,526 shares of Dtomi's common stock and (ii) a warrant to purchase 10,526 shares of common stock at an exercise price of $0.18 per share, such warrant to expire on December 31, 2005.

(3) Mr. Simpson was appointed President on April 7, 2003 and resigned his position on July 31, 2003. Mr. Simpson remains a director.

(4) Mr. Thatch was appointed on January 28, 2002 and resigned his position on April 7, 2003. Dtomi has a dispute with Mr. Thatch regarding the 1,831,798 shares of common stock. The dispute involves whether an employment agreement and arrangements related to Mr. Thatch's employment were validly approved by the board of directors of Dtomi.

(5) Mr. Libutti was appointed as president, secretary, treasurer and Director on October 22, 2001 and resigned on January 28, 2002. In earlier filings, Dtomi reported that Mr. Libutti was compensated at the rate of $15,000 for his services in 2001 and was supposed to receive 15,000 common shares. Mr. Libutti only received $2,450 of the $15,000 and never received the 15,000 common shares. In lieu of the balance thereof, Dtomi, on October 22, 2002, issued to Mr. Libutti a restricted stock award of 85,000 shares of common shares. Prior to September 30, 2002, in anticipation of the settlement, the shares of common stock were issued by the transfer agent, but not transferred to Mr. Libutti until after September 30, 2002.

(6) Mr. Barley was appointed as a director on June 11, 1998; was appointed as president, secretary and treasurer on June 11, 1998; and resigned as a director, president, secretary and treasurer on October 22, 2001. Dtomi paid a management fee in the amount of $750 per month to C.H.M. Consulting Inc. in consideration for the services of Mr. Barley and office administration services.

(7) Mr. Otto was appointed as Secretary and director on January 21, 2002

DIRECTOR AND OFFICER STOCK OPTION/STOCK APPRECIATION RIGHTS ("SARS") GRANTS

We adopted a 2001 Stock Option Plan (referred to as our "plan") during the year ended December 31, 2001. The plan permits Dtomi to issue up to 2 million shares of common stock to employees and consultants, in the form of options or stock awards. Our officers, directors, employees and consultants are expected to participate in the plan.

The following table sets forth the stock options granted to our named executive officers and directors during the year ended December 31, 2003. No stock appreciation rights were awarded.

---------------------- ----------------------- ------------------------------- ------------------------------- ------------------
                       NUMBER OF SECURITIES    PERCENT OF TOTAL OPTIONS/SARS
                       UNDERLYING OPTIONS/SARS GRANTED TO EMPLOYEES IN
NAME                   GRANTED (#)             FISCAL YEAR                     EXERCISE OR BASE PRICE ($/SH)   EXPIRATION DATE
---------------------- ----------------------- ------------------------------- ------------------------------- ------------------
John Haddock (1)                       910,125                             90%                          $0.095  December 31, 2006

---------------------- ----------------------- ------------------------------- ------------------------------- ------------------
John "JT" Thatch(2)                     91,590                             10%                           $0.10  November 20, 2005
---------------------- ----------------------- ------------------------------- ------------------------------- ------------------

(1) Does not include a warrant to purchase 1,052,600 shares of common stock at an exercise price of $0.18 per share prior to December 31, 2006.

(2) We currently have a dispute with Mr. Thatch with respect to the number of shares underlying the option he claims and is hereby represented. Our dispute with Mr. Thatch involves whether an employment agreement and arrangements related to Mr. Thacth's employment were validly approved by the board of directors of Dtomi. We plan to resolve such dispute with Mr. Thatch through continuing negotiations. If Mr. Thatch relinquishes his claim to such option, then this table would be impacted by the 91,590 shares of common stock listed herein not being disclosed on this table.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR- AND FISCAL YEAR-END OPTION/SAR VALUES

---------------- ------------------- -------------------- ---------------------------------- ---------------------------------------
                                                          NUMBER OF SECURITIES UNDERLYING    VALUE OF UNEXERCISED IN-THE-MONEY
                 SHARES ACQUIRED                          UNEXERCISED OPTIONS/SARS AT FY-END OPTIONS/SARS AT FY-END ($)EXERCISABLE/
NAME             ON EXERCISE (#)     VALUE REALIZED ($)   (#) EXERCISABLE/UNEXCERCISABLE         UNEXCERSISABLE
---------------- ------------------- -------------------- ---------------------------------- ---------------------------------------
John Haddock                      0                    0                             910,125                   $778,156.88 (1)
---------------- ------------------- -------------------- ---------------------------------- ---------------------------------------
John "JT" Thatch                  0                    0                              91,590                    $77,851.50 (2)
---------------- ------------------- -------------------- ---------------------------------- ---------------------------------------

(1) Based on a share price of $0.95 per share as of December 31, 2003, less the exercise price of $0.095 per share.

(2) Based on a share price of $0.95 per share as of December 31, 2003, less the exercise price of $0.10 per share.

LONG TERM INCENTIVE PLAN AWARDS

No long-term incentive plan awards have been made by Dtomi to date.

DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE

We do not provide retirement benefits for the directors or officers.

COMPENSATION OF DIRECTORS

None of our directors received compensation for their service as directors during the fiscal year ended December 31, 2003.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

On September 22, 2003, Dtomi entered into a 5-year employment agreement with John Haddock, Dtomi's Chief Executive Officer. For the first year, Dtomi will pay Mr. Haddock $100,000 per year, payable on a bi-weekly basis, dating back to August 15, 2003. For the duration of the employment period, Mr. Haddock shall receive a salary at the annual rate of $200,000. Immediately following the effective date of the agreement, Mr. Haddock received a signing bonus of $100,000, paid by issuance of 1,052,600 common shares of common stock of Dtomi, valued at $0.095 per share, and warrants to purchase 1,052,600 common shares at an exercise price of $0.18 per share, expiring on December 31, 2005. Dtomi also granted Mr. Haddock options to purchase 910,125 common shares at an exercise price of $0.095 per share, with a term of 5 years.

REPORT ON REPRICING OF OPTIONS/SARS

We did not reprice any options or SARs outstanding during the fiscal year ended December 31, 2003.

ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

We currently do not have a compensation committee. Our board of directors is responsible for the establishment and revision of our compensation policy, the review of the compensation (including stock options) of our senior management and its subsidiaries and to make decisions related to adjustments to such compensation.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The primary objectives of our executive compensation program are to enable us to attract, motivate and retain outstanding individuals and to align their success with that of our shareholders through the achievement of strategic corporate objectives and creation of shareholder value. The level of compensation paid to an individual is based on the individual's overall experience, responsibility and performance. Our executive compensation program consists of a base salary, performance bonuses and stock options.

Our board of directors approved the employment agreement of John Haddock, our Chief Executive Officer.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of January 25, 2004 by:

- each person who is known by us to beneficially own more than 5% of our issued and outstanding shares of common stock;

- our named executive officers;

- our directors; and

- all of our executive officers and directors as a group.

                                                    Amount and nature of
       Name and address of beneficial owner          beneficial ownership          Percentage of Common Stock(1)
John Haddock
200 Ninth Avenue North, Suite 200
Safety Harbor, Florida 34695                         2,105,200 (2)                                                4.17 %

John Simpson
200 Ninth Avenue North, Suite 200
Safety Harbor, Florida 34695                          9,968,810 (3)                                              19.75 %

David M. Otto
200 Ninth Avenue North, Suite 200
Safety Harbor, Florida 34695                         1,500,000                                                     2.97%
Brad Hallock                                         3,012,541 (5)                                                 5.96%
Clarion Finanz                                       2,627,290 (6)                                                 5.20%

Officers and Directors as a Group (4 persons)         13,574,010                                                  26.89%

(1) Based on a total of 50,462,772 shares of our common stock issued and outstanding as of January 27, 2005.

(2) Mr. Haddock currently holds 1,052,600 shares of Dtomi's common stock and warrants to purchase an aggregate of 1,052,600 shares of common stock at an exercise price of $0.18 per share, such warrant to expire on December 31, 2005.

(3) Issued and issuable as of June 30, 2004.

(4) Based on information from Dtomi's Annual Report on Form10-KSB, for year ended December 31, 2003, filed on April 15, 2004, and Dtomi's Quarterly Report on Form 10-QSB, for the quarter ended June 30, 2004, filed on August 16, 2004.

We currently have a dispute with Mr. Thatch regarding at least 500,000 of the shares. We plan to resolve the dispute through settlement negotiations with Mr. Thatch.

(5) Mr. Hallock currently holds 1,421,010 shares of common stock and a warrant to purchase 1,591,531 shares of common stock at an exercise price of $0.18 per share, such warrant to expire on December 31, 2005.

(6) Clarion Finanz currently holds 842,080 shares of common stock and a warrant to purchase 1,785,210 shares of common stock at an exercise price of $0.18 per share, such warrant to expire on December 31, 2005.

Except as otherwise noted, it is believed by us that all persons have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

We have no knowledge of any other arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the transactions described below, none of our directors, named executive officers or more-than-five-percent shareholders, nor any associate or affiliate of the foregoing have any interest, direct or indirect, in any transaction, from January 1, 2001 to the date of this prospectus, or in any proposed transactions which has materially affected or will materially affect us.


On April 7, 2003, Dtomi entered into that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), by and between Dtomi and John Simpson (currently a director of Dtomi), pursuant to which Dtomi acquired United States Patent #6,530,580 for Dtomi's Air Spring AxleTM system in exchange for 711,992 shares of Dtomi's common stock and the assumption by Dtomi of certain liabilities relating to costs associated with commercializing the technology underlying the patent. Dtomi subsequently determined that its interests were best served by licensing the Patent from Mr. Simpson, rather than acquiring the Patent by an outright purchase. Accordingly, on August 5, 2003, with 711,992 shares of common stock issued to Mr. Simpson pursuant to the Asset Purchase Agreement, Dtomi entered into that certain Assignment of Patent Rights Agreement ("Assignment of Patent Rights Agreement") with Mr. Simpson, pursuant to which the patent that Dtomi had previously purchased was assigned to Mr. Simpson. Simultaneously with the assignment to Mr. Simpson, Dtomi and Mr. Simpson entered into a Mutual Release and Termination Agreement, pursuant to which the Asset Purchase Agreement was terminated. In connection with the patent assignment, Mr. Simpson resigned from his position as President of Dtomi, effective July 31, 2003. On July 31, 2003, Dtomi entered into an Exclusive Patent License Agreement, pursuant to which Mr. Simpson granted an exclusive right and license to use the Patent for the Air Spring AxleTM system to Dtomi. The Exclusive Patent License Agreement became effective on August 5, 2003. Concurrently, Dtomi entered into a Consulting Services Agreement with Mr. Simpson, pursuant to which Mr. Simpson agreed to provide to Dtomi, on an as needed basis, forty (40) hours per month of consulting services, which include advising, consulting, and strategizing on matters relating to the commercialization of the Air Spring AxleTM system, in consideration for which Dtomi agreed to grant Mr. Simpson that number of shares of common stock of Dtomi such that Mr. Simpson should own (i) 30% of all issued and outstanding shares of common stock Dtomi upon execution of the agreement;
(ii) 24.3% upon Dtomi receiving at least $600,000 of either investment capital or in-kind consideration; and (iii) 22% upon Dtomi receiving at least $1,000,000 of either investment capital or in-kind consideration. The 30%, 24.3% and 22% milestone were all achieved within several months of each other. Accordingly, Dtomi never issued shares of common stock to Mr. Simpson when reaching the 30% and 24.3% milestones, but is obligated to issue approximately 9,968,810 shares of common stock to Mr. Simpson in connection with Dtomi having achieved the 22% milestone, of which 711,992 have been issued.


Dtomi determined that its interests were best served by licensing rather than acquiring the Patent by outright purchase because a third-party consent required for the acquisition of the patent did not consent to the acquisition, but did consent to granting Dtomi an exclusive license to use the Patent. Dtomi's rights under the Patent are effectively the same as if Dtomi owned the Patent because Dtomi's right to use the technology underlying the patent is for a term equal to the life of the patent itself.

Dtomi is obligated to pay the same consideration for the purchase of the Patent as for the license of the Patent. Under the Asset Acquisition Agreement, Dtomi had an obligation to issue Mr. Simpson shares of common stock under the same terms and conditions as the Consulting Services Agreement. Dtomi expects to issue Mr. Simpson 9,968,810shares of common stock when Dtomi reaches its third financing milestone, under the Consulting Services Agreement, of $1,000,000 of either investment capital or in-kind consideration. The 711,992 shares of common stock issued to Mr. Simpson under the Asset Acquisition Agreement are obligated to be issued to Mr. Simpson under the licensing arrangement.


On December 13, 2004, Dtomi terminated an Exclusive Patent License Agreement with John Simpson that previously provided Dtomi's with its right to use a certain patent and related intellectual property. John Simpson is the inventor of the patent that was the subject of the terminated agreement and which patent is now licensed to Dtomi via the above-referenced Exclusive Patent License Agreement.

On December 13, 2004 Dtomi entered into an Exclusive Patent License Agreement with Lo-Tow Axles Pty. Ltd. ("Lo-Tow"), an Australian business entity and John Simpson, to formally define Lo-Tow's interest in the patent. John Simpson is the inventor of the licensed patent and currently a director of Dtomi. Dtomi shall retain exclusive rights to use the patent, develop related licensed products and to exclusively market such products for a term that ends on May 19, 2019. In return, Dtomi shall pay a monthly license fee to Lo-Tow and to John Simpson in the amount $4,000 and $6,000, respectively. Additionally, Dtomi shall grant and issue common stock of Dtomi to Lo-Tow and to John Simpson a sufficient quantity of common stock of such that Lo-Tow and John Simpson shall, upon such issuance, own eight point eight percent (8.8%) and thirteen point two percent (13.2%) of all issued and outstanding shares of the Dtomi, respectively. The Exclusive Patent License Agreement does not provide Lo-Tow or John Simpson protection against dilution of their common stock holdings in Dtomi following the issuance.



As described in Security Ownership of Certain Beneficial Owners and Management section of this registration statement, Dtomi has issued shares of common stock to all 4 directors and/or officers of Dtomi. John Haddock is he beneficial owner of 2,105,200, shares of common stock issued by Dtomi to Mr. Haddock in connection with his services to Dtomi. David Otto is the beneficial owner of 500,000 shares of common stock. John Simpson is the beneficial owner of approximately 7,550,247 shares of common stock issued by Dtomi to Mr. Simpson in connection with his of the Air Spring Axle technology to Dtomi. All issuances are in connection with services provided to Dtomi by each director and/or officer.

On July 16, 2004, John Haddock loaned Dtomi $15,000 cash. As a condition of the loan, Dtomi signed a promissory note to Mr. Haddock for a principal amount of $15,000, due on August 18, 2004, with interest at 8% per annum and granted a security interest on a truck of Dtomi's. The truck's fair market value is estimated to be approximately $18,000 Dtomi is in default on the loan from Mr. Haddock, and Mr. Haddock has not foreclosed on his loan or taken possession of the truck.

Dtomi has an engagement agreement with the law firm, The Otto Law Group, PLLC ("OLG"), David Otto, Chairman and Secretary holds all equity securities of OLG. As of June 30, 2004, Dtomi owed $140,774 to OLG.

We believe that the foregoing transactions were entered into with terms as favorable as would have been entered into with unrelated third parties.

We currently have a dispute with John "JT" Thatch, a former director and officer of Dtomi, with respect to the number of shares underlying an option he claims. Our dispute with Mr. Thatch involves whether an employment agreement and arrangements related to Mr. Thacth's employment were validly approved by the board of directors of Dtomi. We plan to resolve such dispute with Mr. Thatch through continuing negotiations.

In October 2003, Dtomi settled $78,139 due to Onscreen Technologies, Inc., an entity of which Mr. Thatch is an officer and director, for past wages of Mr. Thatch in exchange for computers and other equipment.

During 2003 and 2003, pursuant to a lease agreement by and between Dtoim and Mew Millennium Media International, Inc. ("NMMI"), a company affiliated with Mr. Thatch, Dtomi was obligated to pay $4,800 per month to NMMI for the lease of office space. In approximately October 2003, the monthly lease rate was lowered to $750 per month. In June 2004, Dtomi moved to new offices. Total fees paid or accrued in 2003 and 2002 were $48,632 and $52,800, respectively.

Larry Rightmyer, a former Director of Operations of Dtomi, has claimed certain amount due to him pursuant to a December 2002 employment agreement and prior verbal employment arrangements. The amount consists of past and future cash compensation under the agreement, which totals $280,000 and has been accrued. Mr. Rightmyer also claims he is owed an option to purchase that number of shares of common stock equivalent to 5% of the outstanding common stock of Dtomi and 250,000 shares of common stock as a settlement outside of the employment contract. Dtomi disputes the validity of Mr. Rightmyer's claims on the basis that agreements and arrangements by and between Dtomi and Mr. Rightmyer were not validly approved by the board of directors of Dtomi. We plan to resolve such dispute with Mr. Rightmyer through continuing negotiations.

                      EQUITY COMPENSATION PLAN INFORMATION

See, "Director and Officer Stock Option/Stock Appreciation Rights ("SARs") Grants" on page 19 above for a description of our recently adopted stock option plan and awards to John Haddock and John "JT" Thatch.

                            DESCRIPTION OF SECURITIES

Dtomi is authorized to issue 100 million shares of common stock, $0.001 par value, and 25 million shares of preferred stock, $0.001 par value.

                                  COMMON STOCK

Each holder of our common stock is entitled to one vote per share in the election of directors and on all other matters submitted to the vote of stockholders. No holder of our common stock may cumulate votes in voting for our directors.

Subject to the rights of the holders of any our preferred stock that may be outstanding from time to time, each share of our common stock will have an equal and ratable right to receive dividends as may be declared by the our board of directors out of funds legally available for the payment of dividends, and, in the event of liquidation, dissolution or winding up of our corporation, will be entitled to share equally and ratably in the assets available for distribution to our stockholders. No holder of our common stock will have any preemptive right to subscribe for any our securities.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the trading symbol "DTOI." On August 19, 2004, the price of our common stock closed at $0.14 per share.

                                 PREFERRED STOCK

Our articles of incorporation authorizes our board of directors to issue, by resolution and without any action by our stockholders, one or more series of preferred stock and may establish the designations, dividend rights, dividend rate, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms and all other preferences and rights of any series of preferred stock, including rights that could adversely affect the voting power of the holders of our common stock.

One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock. As of the date of this filing, the board of directors have not designated any such preferred shares and therefore, no preferred shares are issued or outstanding.

NEVADA LAWS

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

- 20 to 33 1/3%;
- 33 1/3 to 50%; or
- more than 50%.

A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the Nevada law. An Issuing Corporation is a Nevada corporation, which;

- has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and

- does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having;

- an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;

- an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or

- representing 10 percent or more of the earning power or net income of the corporation.

An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of:

- the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

- the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

- if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

                                 TRANSFER AGENT

The transfer agent and registrar for the Dtomi common stock is Pacific Stock Transfer Company.

      THE SEC'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Nevada Revised Statutes Section 78.7502, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. The bylaws also authorize the board of directors to indemnify any other person who we have the power to indemnify under Nevada law, and indemnification for such a person may be greater or different from that provided in the bylaws.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                           DESCRIPTION OF THE BUSINESS

COMPANY DESCRIPTION

Dtomi, Inc., a Nevada corporation, was originally incorporated as "Recon Rubber Corporation" on June 11, 1998. The name was changed to "Copper Valley Minerals Ltd." on July 1, 2000, and subsequently changed to "Dtomi, Inc." on October 25, 2001. Recon Rubber Corporation and Copper Valley Minerals were development stage natural resource development companies.

Dtomi entered a new development stage in April 2003. At that time, Dtomi purchased (and later assigned a and licensed back) the Air Spring AxleTM system, an innovative, patented suspension system for small and medium sized trailers (under 26,000lb GVWR) that allows the rear of the trailer to be lowered to ground level. Dtomi's primary focus is now the marketing and licensing of the suspension system to trailer manufacturers and sale of trailers using this system to rental fleet owners. Dtomi believes this design represents a significant improvement with which items such as horses, motorcycles, household items and contractor equipment can be loaded, unloaded and transported. The system can be used on newly manufactured trailers and incorporated into a wide variety of existing trailer designs.

We remain a development stage company and have not generated any revenue from customers to date. We have no material agreements, arrangements or understandings with any customers.

Dtomi is effectively operational now. Management is in place, a prototype for Dtomi's air spring axle product exists and a new, larger, tandem axle trailer design is complete. We do not have any binding agreements with any trailer manufacturer, but expect to enter into a final agreement before the end of March 2005. Implementation of the business plan is, however, dependent on additional financing, which if available, is anticipated to be used as follows.

Additional funds would be used to:

o     settle outstanding accounts payable ($300,000)

o pay for the production and purchase of parts for the tandem axle trailer ($100,000)

o build a prototype motorcycle trailer as part of a proposal to a major motorcycle manufacturer ($10,000)

o     intensify marketing efforts ($100,000), and

o fund ongoing payroll, office, legal, compliance and other administrative costs ($490,000).

Subject to available financing, we expect to have models for sale during the second quarter of 2005. The overall manufacturing schedule is subject to the availability of cast suspension components, which have a lead-time of approximately 10 to 12 weeks. Other components are available from suppliers' stocks. Manufacture of the trailer frames are intended be done in parallel with the procurement of the castings. Lead-time for final assembly is anticipated to be approximately 2 to 4 weeks.

We do not need government approval for our principal products or services. Other than reporting and filing requirements and compliance with US Department of Transportation regulations, no existing or probable governmental regulations have a material affect of on our business.

In the fiscal year 2003, we spent an approximately $100,000 on activities related to the design of a trailer which uses our Air Spring AxleTM product. In the fiscal years 2003, 2002 and 2001, we spent no funds on research and development activities.

AIR SPRING AXLETM

Conventional trailers use ramps for loading and unloading cargo, but the Air Spring AxleTM design allows the rear of the trailer to be lowered to the ground. Unlike conventional designs that have axles running underneath the trailer, each wheel in the Air Spring AxleTM is attached to a trailing arm axle running parallel to the side of the trailer, which can be raised and lowered with an air spring. The air springs are inflated from an air tank charged by a 12V compressor. Power for the compressor can come from the towing vehicle's battery or an auxiliary battery mounted on the trailer. A simple electrical switch is used to raise or lower the trailer. The axle arrangement is simple and robust. A single axle trailer is currently rated to 5,000 lb GVWR but the design is scalable for different trailer capacities.

PATENT

John E. Simpson was granted U.S. Patent #6,650,580 in March 2003 for his invention of the Air Spring Axle TM. On April 7, 2003, Dtomi executed an Asset Purchase Agreement for this patent. Subsequently, on July 31, 2003 this was superseded by an Exclusive Patent License Agreement to which Dtomi was granted an exclusive right and license to use the Patent. The Exclusive Patent License Agreement became effective on August 5, 2003 for a term of twenty years. An initial payment of $50,000 was required at the signing of the agreement, and thereafter Dtomi will pay a monthly license fee in the amount of $10,000 beginning on September 1, 2003 through the term of the agreement.

MARKET

Dtomi, not relying on empirical data, estimates the retail market segments as follows:

------------------------- ----------------------------- ----------------------- ----------------------------------
SEGMENT                   RETAIL PRICE                  % OF UNITS              ATTRACTIVENESS OF AIRSPRING AXLETM
------------------------- ----------------------------- ----------------------- ----------------------------------
Low                       < $1,000                      35%                     Low
------------------------- ----------------------------- ----------------------- ----------------------------------
Mid                       $1,000 to $4,999              55%                     Med - High
------------------------- ----------------------------- ----------------------- ----------------------------------
High                      > $5,000                      10%                     Very High
                          -
------------------------- ----------------------------- ----------------------- ----------------------------------

We believe that the total market opportunity for the Air Spring AxleTM is the approximately 650,000 trailers a year sold each year in the mid to high-end segments, most of which will be tandem (two axles) designs. Since the design is simple, robust and scalable it is anticipated that many specialty manufacturers will incorporate the Air Spring AxleTM in their products

DISTRIBUTION & MARKETING

Dtomi is marketing the Air Spring AxleTM through a variety of methods, including demonstrations, as it seeks to get early market acceptance. Key rental fleet accounts are a top priority, as are licensing agreements with major trailer manufacturers. Dtomi plans to assume sales and marketing responsibility for sales to rental fleets and will contract the manufacture of trailers to meet its customers' specifications. Through its licensing agreements with other trailer manufacturers, Dtomi will take advantage of the strong product and market presence many of these manufacturers have created. Dtomi will provide technical and marketing support and may also provide components. Initially Dtomi is marketing directly to these key prospects but intends to also use representatives to expand market coverage.

Sales and marketing efforts are being focused on critical leadership accounts in the equipment rental and specialty trailer manufacturing markets. In addition, Dtomi is looking to provide its product with "OEM" accounts, primarily manufacturers of mini-excavation, mini-construction, and man-lift equipment.

Dtomi has made visits to approximately 15 large and medium sized trailer manufacturers with the goal of having them license the Air Spring AxleTM. We do not have any agreements with such manufacturers. Dtomi intends to focus on medium sized manufacturers who are looking to offer the market a differentiated product, and also have the resources to capitalize on the attractiveness of the Air Spring AxleTM.

Intended marketing initiatives include:

o Participation in key associations including the American Rental Association and the National Association of Trailer Manufacturers.

o     A comprehensive website

o     Publicity with specialty magazines

o     Direct sales and marketing efforts at key, and

o Demonstrations at specialty market shows catering to a broad range of other segments, including horses and automobiles

A video feature about the Air Spring AxleTM has also been created and is available on the company's website. Dtomi intends to arrange the broadcast of a two-minute version of the video to be shown on news channels, in over 30 key markets in the US, starting at the beginning of September 2004. Production of the video is complete and air dates are being finalized now.

COMPETITION

The Air Spring AxleTM is more costly than traditional leaf spring or torsion axles, but Dtomi believes this premium of the Air Spring AxleTM is more than justified by the benefits the suspension provides.

The benefits of eliminating trailer ramps are well understood and a number of companies offer methods of tilting or lowering the trailer body. Most frequently the tilting mechanism is hydraulically operated. Hydraulic tilt systems are relatively heavy and costly to maintain and the trailer requires a separate suspension system, increasing overall cost. They are typically only used in heavy-duty applications. Dtomi believes hydraulic systems will be at a cost disadvantage to the Air Spring AxleTM. Large air springs are used in heavy-duty trucks and trailers, particularly for sensitive cargoes such as electronic equipment where the air springs provide a softer, less harsh ride. However, the suspension arrangements are such that deflation does not allow for the lowering of the truck or trailer body down to the ground. Dtomi is aware of two niche competitors that use air springs for lowering trailers for horses and motorcycles respectively. The two competitors are Luxe-Ryder of Russellville, Kentucky, and Suspension Technology, Inc., of Canton, Ohio.

We believe the Air Spring Axle will have fewer product liability concerns than a traditional trailer. The fact that the rear of the trailer rests on the ground while loading, increases stability and with only a short, full width ramp, the likelihood of equipment falling off the ramp is very small.

There are a large number of manufacturers of small and medium sized trailers in the United States who typically offer traditional trailer configurations, with or without ramps. An Air Spring AxleTM trailer has a cost premium over a traditional trailer of approximately 15% to 25% depending on the size and configuration of the trailer. Despite this, market feedback from prospective customers has been very positive, particularly for applications where it is necessary to load bulky, heavy or awkward cargo, such as (i) contractor equipment such a scissor lifts and trenching equipment that would otherwise need to be winched onto a traditional trailer, (ii) sports cars, where very low ground clearance would risk damage to spoilers and other aerodynamics, (iii) horses, some of whom baulk at walking up traditional ramps, and (iv) heavy household goods such as pianos.

The benefits of the trailer and the reduced risk of user injury are addressed in the product video, viewable on the Dtomi's video webpage at www.airspringaxle.com

MANUFACTURING

Dtomi intends to contract out the manufacture of trailers to a number of manufacturers. The key suspension arms and other castings are manufactured to Dtomi's design and are currently only available from one supplier in Australia. Dtomi does not have any agreement with the supplier in Australia. However, Dtomi does not anticipate any supply issues with this arrangement. We have a non-binding arrangement with a trailer manufacturer in Florida to build trailers for us. Dtomi intends to finalize the agreement once initial units have been built and the manufacturing effort is better understood.

PRIOR BUSINESS INITIATIVES

Prior to April 2003, Dtomi was engaged in the development of a software system to provide pertinent sales, marketing and sourcing information to both corporate and consumer clientele with particular specialization for the manufacturing industry. There were no revenues from these initiatives in 2003 and further development work has been suspended. While Dtomi has a business plan and management at such time, Dtomi was largely inactive because of the failure, despite repeated efforts, to raise sufficient capital to hire sufficient staff to sell the software system.

EMPLOYEES

We currently have 2 full-time employees. We anticipate the need to hire additional staff, continue development and refinement of its operations to meet customer needs. We may hire between one to two new employees, which may include a CFO and an engineer during the next 12 months.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

OVERVIEW

Dtomi is a Florida-based, publicly traded company that has an exclusive license to the Air Spring AxleTM system, an innovative, patented suspension system for small and medium sized trailers (under 26,000lb GVWR) that allows the rear of the trailer to be lowered to ground level.

We remain a development stage company and have not generated any revenue from customers to date. We have no material agreements, arrangements or understandings with any customers. We pan to generate revenues through the sale of our Air Spring AxleTM device.

Dtomi has made visits to approximately 15 of the large and medium sized trailer manufacturers in the US with the goal of having them license the Air Spring AxleTM. We do not have nay agreements with such manufacturers. Dtomi intends to focus on medium sized manufacturers who are looking to offer the market a differentiated product, and also have the resources to capitalize on the attractiveness of the Air Spring AxleTM.

Intended marketing initiatives include:

o Participation in key associations including the American Rental Association and the National Association of Trailer Manufacturers.

o     A comprehensive website

o     Publicity with specialty magazines

o     Direct sales and marketing efforts at key, and

o Demonstrations at specialty market shows catering to a broad range of other segments, including horses and automobiles

GOING CONCERN

Our independent auditors have added an explanatory paragraph in connection with the December 31, 2003 financial statements, which states that our Company is in the development stage and has incurred net losses of $2,137,260 and $1,579,752 in the years ended December 31, 2003 and 2002, respectively. Our current liabilities exceed our current assets. These conditions give rise to substantial doubt about Dtomi's ability to continue as a going concern. Dtomi's ability to fully commence its operation and generate revenues or its ability to obtain additional funding will determine its ability to continue as a going concern. Our financial statements do not include any adjustments that might result form the outcome of this uncertainty.


RESULTS OF OPERATIONS

Dtomi had no recorded revenues or cost of revenues for the quarter ending September 30, 2004, no change from the quarter ending September 30, 2003.

Sales and marketing expenses increased to $722 for the quarter ending September 30, 2004, as compared to no marketing expenses for the quarter ending September 30, 2003.

General and administrative expenses decreased to $21,975 for the quarter ending September 30, 2004, a decrease of 52% over expenses of $46,082 for the quarter ending September 30, 2003. General and administrative expenses in this third quarter of 2004 consist primarily of travel and entertainment of $13,613, stock transfer agent and filing fees of $2,454 and other general corporate and office expenses. Travel and entertainment reflects trade show visits and demonstration road trips, which were designed to introduce the Air Spring AxleTM to potential customers and gather market feedback.

License fees were $30,000 for the quarter ended September 30, 2004 versus $60,000 in the comparable quarter of 2003. In 2003 the fees included a one time license inception fee of $50,000 and one month of fees at $10,000 per month compared to three months of fees in 2004.

Interest expense was $4,965 for the quarter ending September 30, 2004, compared to $7,427 for the quarter ending September 30, 2003. This interest expense consists of interest on various loans and convertible debentures. The loans balance during this third quarter of 2004 was lower due to various settlements, decreasing the interest expense.

Compensation expense for the quarter ending September 30, 2004 was $47,361, compared to $244,851 for the quarter ending September 30, 2003, a decrease of 81%. Compensation expense for the current period consist of salaries paid to Dtomi officers.

Professional fees increased to $227,958 for the quarter ending September 30, 2004, an increase of 52% over such costs for the quarter ending September 30, 2003 at $149,752. These professional fees consist primarily of legal and accounting fees that were incurred as a result of fund raising efforts, audit requirements, interim filings, and drafting securities regulatory documentation.

Consulting fees expense for the quarter ending September 30, 2004 was $245,284, an increase of 9% over expenses of $224,605 for the quarter ending September 30, 2003. These consulting fees in this third quarter of 2004 primarily relate to amortization of deferred consulting fees from various stock based consulting agreements.

Depreciation expense for the quarter ending September 30, 2004 was $1,182, compared to $7,590 for the quarter ending September 30, 2003.

The net loss for the quarter ending September 30, 2004 is $789,386 (net loss per share of $0.02) compared to the quarter ending September 30, 2003, $347,748 (net loss per share of $.05).

LIQUIDITY AND CAPITAL RESOURCES

Dtomi does not currently have an adequate source of reliable, long-term revenue to fund operations. As a result, Dtomi is reliant on outside sources of capital funding. There can be no assurances that the Company will in the future achieve a consistent and reliable revenue stream adequate to support continued operations. In addition, there are no assurances that Dtomi will be able to secure adequate sources of new capital funding, whether it is in the form of share capital, debt, or other financing sources.

Dtomi has no cash and cash equivalents, total current liabilities of $1,839,036 and total assets of $266,879 at September 30, 2004. Dtomi continues to incur costs, but has not secured adequate new revenue to cover the costs.


TRANSACTIONS WITH RELATED PARTIES

As described in Security Ownership of Certain Beneficial Owners and Management section of this registration statement, Dtomi has issued shares of common stock to all 4 directors and/or officers of Dtomi. John Haddock is he beneficial owner of 2,105,200, shares of common stock issued by Dtomi to Mr. Haddock in connection with his services to Dtomi. David Otto is the beneficial owner of 1,500,000 shares of common stock issued by Dtomi to Mr. Otto in connection with his services as Chairman and Secretary to Dtomi. John Simpson is the beneficial owner of approximately 8,066,808 shares of common stock issued or issuable by Dtomi to Mr. Simpson in connection with his of the Air Spring Axle technology to Dtomi. All issuances are in connection with services provided to Dtomi by each director and/or officer. Dtomi believes such arrangement to be fair primarily because it believed that a viable business could be developed using he Air Spring Axle technology and Dtomi did not have cash to acquire the Air Spring Axle technology from Mr. Simpson.

On July 16, 2004, John Haddock loaned Dtomi $15,000 cash. As a condition of the loan, Dtomi signed a promissory note to Mr. Haddock for a principal amount of $15,000, due on August 18, 2004, with interest at 8% per annum and granted a security interest on a truck of Dtomi's. The truck's fair market value is estimated to be approximately $18,000 Dtomi is in default on the loan from Mr. Haddock, and Mr. Haddock has not foreclosed on his loan or taken possession of the truck. Dtomi believes that arrangement with OLG to be fair because Dtomi otherwise would not have the ability to obtain cash loan for such $15,000.

Dtomi has an engagement agreement with the law firm, The Otto Law Group, PLLC ("OLG"), David Otto, Chairman and Secretary holds all equity securities of OLG. Dtomi believes that arrangement with OLG to be fair because Dtomi cannot pay cash to OLG, while OLG has agreed to provide legal services until such time a Dtomi can compensate OLG for its services.

PLAN OF OPERATION FOR THE NEXT 12 MONTHS

Dtomi currently operates thorough the willingness of its directors, officers, consultants and professional advisors willingness to continue working on behalf of Dtomi for no cash compensation, though Dtomi has obligation to pay such cash compensation. Dtomi has no cash and will only be able to satisfy its cash requirements through raising additional funds in the next 12 months.

Subject to the ongoing availability of adequate financing, Dtomi will continue to focus on quickly bringing its innovative suspension product to market. A 10,000lb GVWR tandem (dual) axle utility trailer has been developed and is planned go into production in the first quarter of 2004. This trailer will initially be focused on the contractor equipment and contractor equipment rental markets where the Air Spring Axle's ease of loading provides clear commercial benefits. Approximately $100,000 is required to bring the dual axle utility trailer into production. The material risk associate with attempting to bring the trailer into production is that Dtomi may not be able to raise sufficient funds to accomplish such task. An additional risk is that even if the trailer is successfully in production, we may not sell a sufficient number trailers to become profitable.

A motorcycle trailer is also under development, and we hope to have such trailer in production in the fourth quarter of 2005. Approximately $200,000 is required to bring the motorcycle trailer into production. The material risk associate with attempting to bring the motorcycle trailer into production is that Dtomi may not be able to raise sufficient funds to accomplish such task. An additional risk is that even if the motorcycle trailer is successfully in production, we may not sell a sufficient number trailers to become profitable.

In support of these efforts, marketing and sales initiatives will be increased in an effort to quickly gain market acceptance and orders. These initiatives include building demonstration trailers and actively promoting the Air Spring axle through a number of different media. We have spent approximately $150,000 on the production of a promotional video, have distributed, and plan to continue distributing the promotional video to potential purchase of

The manufacture of trailers is planned to be contracted out, although Dtomi will supply certain critical suspension components. Development resources will be increased to ensure an adequate, low-cost supply of cast suspension components and to expand the range of axles available to trailer manufacturers. Dtomi will also continue to seek out and encourage trailer manufacturers to license the suspension design and incorporate it into their product offerings. A material risk with respect to cast suspension components is that, for unforeseen reasons, suppliers of cast suspension parts may not supply parts to Dtomi. Additionally, Dtomi may not be able to supply certain critical suspension components for the manufacture of trailers if Dtomi is not able to raise funds to manufacture suspension components. We anticipate the cost of developing an initial inventory of low cost suspension components for the manufacture of approximately 25 trailers to be approximately $200,000. We anticipate having an initial inventory of suspension components by the ned of the third quarter of 2005.

The material event required to begin to generate revenues is to have an agreement with a trailer manufacturer to supply the Air Spring AxleTM system. We do not have any binding agreements with any trailer manufacturer, but expect to enter into a final agreement before the end of 2004. Additionally, revenue is anticipated to be generated through the sale of completed trailers, equipped with the Air Spring AxleTM, sold to rental fleets and through the licensing of the axle design to trailer manufacturers. Subject to available financing, we expect to have models for sale during the first quarter of 2005. The overall manufacturing schedule is subject to the availability of cast suspension components, which have a lead-time of approximately 10 to 12 weeks. Other components are available from suppliers' stocks. Manufacture of the trailer frames are intended be done in parallel with the procurement of the castings. Lead-time for final assembly is anticipated to be approximately 2 to 4 weeks.

Dtomi has made visits to approximately 15 of the large and medium sized trailer manufacturers in the US with the goal of having them license the Air Spring AxleTM. We do not have nay agreements with such manufacturers. Dtomi intends to focus on medium sized manufacturers who are looking to offer the market a differentiated product, and also have the resources to capitalize on the attractiveness of the Air Spring AxleTM.

Intended marketing initiatives include:

o Participation in key associations including the American Rental Association and the National Association of Trailer Manufacturers.

o     A comprehensive website

o     Publicity with specialty magazines

o     Direct sales and marketing efforts at key, and

o Demonstrations at specialty market shows catering to a broad range of other segments, including horses and automobiles

The plan of operation for the next 12 months requires approximately $500,000 and would take place during the course of the 12 months following such funds being available to Dtomi. If Dtomi is unsuccessful in obtaining the funds required for the next 12 months, it will be forced to partner with another company, scale back intended operations or shut down its operations.

SUBSEQUENT EVENTS QUARTER ENDING September 30, 2004


On December 13, 2004, Dtomi terminated an Exclusive Patent License Agreement with John Simpson that previously provided Dtomi's with its right to use a certain patent and related intellectual property. John Simpson is the inventor of the patent that was the subject of the terminated agreement and which patent is now licensed to Dtomi via the above-referenced Exclusive Patent License Agreement.

On December 13, 2004 Dtomi entered into an Exclusive Patent License Agreement with Lo-Tow Axles Pty. Ltd. ("Lo-Tow"), an Australian business entity and John Simpson, to formally define Lo-Tow's interest in the patent. John Simpson is the inventor of the licensed patent and currently a director of Dtomi. Dtomi shall retain exclusive rights to use the patent, develop related licensed products and to exclusively market such products for a term that ends on May 19, 2019. In return, Dtomi shall pay a monthly license fee to Lo-Tow and to John Simpson in the amount $4,000 and $6,000, respectively. Additionally, Dtomi shall grant and issue common stock of Dtomi to Lo-Tow and to John Simpson a sufficient quantity of common stock of such that Lo-Tow and John Simpson shall, upon such issuance, own eight point eight percent (8.8%) and thirteen point two percent (13.2%) of all issued and outstanding shares of the Dtomi, respectively. The Exclusive Patent License Agreement does not provide Lo-Tow or John Simpson protection against dilution of their common stock holdings in Dtomi following the issuance.


FOR THE YEAR ENDED DECEMBER 31, 2003

RESULTS OF OPERATIONS

Dtomi had no recorded revenues or cost of revenues for the year ended December 31, 2003, no change from the year ending December 31, 2002. During 2003, Dtomi secured an exclusive patent license to an innovative suspension system for small and medium sized trailers. Dtomi restructured and refocused its business operations to concentrate on further development of the design and take initial steps to take the product to market. These initial sales and marketing efforts did not generate any revenue in 2003.

Sales and marketing expenses increased to $31,784 for the year ending December 31, 2003, an increase of 100% over the year ending December 31, 2002. This amount represents early marketing initiatives for Dtomi's new suspension product.

General and administrative expenses increased to $159,496 for the year ending December 31, 2003, an increase of 150% over expenses of $63,926 for the year ending December 31, 2002. General and administrative expenses in 2003 consist primarily of travel and entertainment of $12,600, payroll processing fees of $5,194, stock transfer agent and filing fees of $22,351 and other general corporate and office expenses.

An impairment loss of $392,559 was recognized during the year ended December 31, 2003 due to the subsequent termination of an Asset Purchase Agreement executed by Dtomi. As a result, the value of an acquired patent was written off as an impairment loss. The impairment loss in 2002 primarily related to computer and equipment written down to its estimated fair market value at December 31, 2002.

Interest expense was $31,726 for the year ending December 31, 2003, compared to $49,000 for the year ending December 31, 2002. This interest expense consists of interest on various loans. The loans balance during 2003 was lower due to various settlements, decreasing the interest expense.

Dtomi issued 2,109,211 shares of common stock in 2003 to settle certain debts. A related net settlement gain of $104,336 was recognized in 2003 based on the fair market value of such shares. A settlement gain of $392,559 was recognized in 2003 as the effect of terminating Dtomi's asset purchase agreement. In 2002 the settlement loss related primarily to a $322,000 stock based settlement of predecessor liabilities.

Compensation expense for the year ending December 31, 2003 was $815,411, compared to $225,596 for the year ending December 31, 2002, an increase of 261% Compensation expense for the current period primarily consists of $564,450 accrued amounts due to the former President under defaulted settlement agreement and $213,460 accrued amounts due under dispute to Dtomi's former Director of Operations.

Professional fees decreased to $360,295 for year ending December 31, 2003, a decrease of 30% over such costs for the year ending December 31, 2002 at $511,725. These professional fees consist primarily of legal and accounting fees that were incurred as a result of fund raising efforts, audit requirements, interim filings, and drafting securities regulatory documentation.

Consulting fees expense for the year ending December 31, 2003 was $677,534, an increase of 656% over expenses of $89,623 for the year ending December 31, 2002. These consulting fees in 2003 primarily relate to various stock based consulting agreements executed throughout the year.

Depreciation expense for the year ending December 31, 2003 was $22,957, compared to $86,363 for the year ending December 31, 2002. These expenses consist of depreciation of old assets which have been disposed of in a settlement of amounts due to an affiliate, and $187 of depreciation expense of new asset additions. The 2002 depreciation included depreciation on computer and equipment assets which were then impaired at December 31, 2002.

License fees for the year ending December 31, 2003 were $90,000, an increase of 100% over the year ending December 31, 2002. These license fees are the result of a new license agreement with an initial payment of $50,000 and a monthly license fee of $10,000.

The net loss for the year ending December 31, 2003 is $2,137,260 (net loss per share of $0.19) compared to the year ending December 31 2002, $1,579,752 (net loss per share of $1.87).

LIQUIDITY AND CAPITAL RESOURCES

Dtomi does not currently have an adequate source of reliable, long-term revenue to fund operations. As a result, Dtomi is reliant on outside sources of capital funding. There can be no assurances that Dtomi will in the future achieve a consistent and reliable revenue stream adequate to support continued operations. In addition, there are no assurances that Dtomi will be able to secure adequate sources of new capital funding, whether it is in the form of share capital, debt, or other financing sources.

Dtomi has cash and cash equivalents of $238,313, total current liabilities of $1,352,209 and total assets of $518,741 at December 31, 2003. Dtomi continues to incur costs, but has not secured adequate new revenue to cover the costs.

PLAN OF OPERATION FOR THE NEXT 12 MONTHS

Subject to the availability of adequate financing, Dtomi will continue to focus on quickly bringing its innovative suspension product to market. In support of this Dtomi expects both sales resources and marketing initiatives will be increased. Efforts will be twofold; first focusing on supplying trailers to rental fleet owners and, secondly, on encouraging trailer manufacturers to license the suspension design and incorporate it into their product offerings. For rental fleets, Dtomi anticipates it will have the primary sales relationship, but will contract out the manufacture of the trailers. With trailer manufacturers, Dtomi will only supply certain critical suspension components. Engineering resources are also expected to increase as Dtomi supports its customers with applications support.

SUBSEQUENT EVENTS AFTER FISCAL YEAR ENDING DECEMBER 31, 2003

In February, consistent with its plan, Dtomi hired a VP Sales & Marketing and has subsequently intensified its sales efforts.

                             DESCRIPTION OF PROPERTY

We lease our principal corporate and executive offices at 950 S. Pine Island Road, Suite A150, Plantation, Florida 33324. We have a six-month term lease, which commenced June 1, 2004 and expires November 30, 2004. We pay $1,350 per month for rent. We do not have any renewal provisions in our lease. We do not currently maintain any investments in real estate, real estate mortgages or securities of persons primarily engaged in real estate activities, nor do we expect to do so in the foreseeable future. We have no affiliation with the owner of the property where we lease our corporate and executive offices.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Dtomi's common stock is not traded on a registered securities exchange, or the NASDAQ. Dtomi's common stock is quoted on the OTCBB and was first listed in January 2002, under the symbol "DTOI." The following table sets forth the range of approximate high and low bid quotations recorded in Dtomi's records, for the end of each fiscal quarter since December 31, 2001. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.

FISCAL
QUARTER ENDING               HIGH BID     LOW BID
--------------               --------     -------

December 31, 2003            $1.20        $0.70
September 30, 2003           $1.05        $0.10
June 30, 2003                $0.55*       $0.10*
March 31, 2003               $0.11        $0.02
December 31, 2002            $0.22        $0.02
September 30, 2002           $0.23        $0.09
June 30, 2002                $0.90        $0.25
March 31, 2002               $2.47        $0.75
December 31, 2001            $2.25        $0.58

* Reflects the adjusted price from a 1:20 split on April 7, 2003

On January 27, 2005, the closing bid of Dtomi's common stock on the OTCBB was $0.17 per share.

As of January 27, 2005, we had 50,462,772 shares of common stock issued and outstanding, held by 529 registered shareholders.

Dtomi's common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Act of 1934. Brokers/Dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, brokers/dealers are required to determine whether an investment in a penny stock is suitable investment for a prospective investor. The status of our common stock as a "penny stock" may have a negative impact on the price of our common stock.

The declaration of dividends on our shares is within the discretion of our board of directors and will depend upon the assessment of, among other factors, results of operations, capital requirements and the operating and financial condition of Dtomi. The Board has never declared a dividend. At the present time, we anticipate that all available funds will be invested to finance the growth of our business.

EQUITY COMPENSATION PLAN INFORMATION

                                                                                  NUMBER OF SECURITIES
                                                                                  REMAINING AVAILABLE FOR
                                                                                  FUTURE ISSUANCE UNDER
                                          NUMBER                                  EQUITY COMPENSATION
                                          OF SECURITIES                           PLANS (EXCLUDING
                                          TO BE ISSUED        WEIGHTED-AVERAGE    SECURITIES REFLECTED IN
                                          UPON EXERCISE OF    EXERCISE PRICE OF   CATEGORY WARRANTS AND
                                          OUTSTANDING OPTIONS OUTSTANDING OPTIONS RIGHTS AND WARRANTS
                                          WARRANTS AND RIGHTS WARRANTS AND RIGHTS AND RIGHTS COLUMN(a))
PLAN CATEGORY                                     (a)                (b)                   (c)
----------------------------------------- ------------------- ------------------- ------------------------
Equity compensation plans approved by                 142,690                $.14                1,857,310
security holders
----------------------------------------- ------------------- ------------------- ------------------------
Equity plans not approved by security               3,196,440                $.16                  n/a
holders
----------------------------------------- ------------------- ------------------- ------------------------

                          TRANSFER AGENT AND REGISTRAR

Our registrar and transfer agent for our common shares is Pacific Stock Transfer Company located at 500 East Warm Spring Road, Suite 240, Las Vegas, Nevada 89119.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling shareholders. We will receive $2,654,457 in proceeds upon exercise of the outstanding warrants. We intend to use the proceeds from the exercise of the warrants, if any, for working capital purposes.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

The law firm of The Otto Law Group, PLLC ("OLG"), has acted as our counsel by providing an opinion on the validity of the securities. David M. Otto is the beneficial owner of 1,500,000 shares of common stock. Mr. Otto is the beneficial holders of all securities of OLG. Dtomi has an engagement agreement OLG. Mr. Otto also serves as Chairman and Secretary of Dtomi. Dtomi has previously issued 30,000 shares of common stock to Mr. Otto in exchange for OLG canceling $60,000 debt owed to OLG for legal fees. Additionally, on September 15, 2004, Dtomi issued 1,000,000 shares of common stock in exchange of cancellation of debt owed to OLG for legal fees, which amount of debt shall equal the proceeds received by OLG for the sale of such 1,000,000 shares.

     EXPERTS AND CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                                       AND
                                FINANCIAL MATTERS

The financial statements of Dtomi, Inc., included in this prospectus have been audited by Salberg & Company, P.A., independent registered public accounting firm, for the years ended December 31, 2003, and 2002, and for the period form April 1, 2003 (inception of current business of Dtomi) to December 31, 2003, each as stated in their report appearing elsewhere herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

No adverse opinion or disclaimer of opinion was issued during the past two years by Salberg & Company, P.A, and no opinion of Salberg & Company, P.A was qualified or modified as to uncertainty, audit scope or accounting principles, except that there was one explanatory paragraph in the audit report for each year ended 2003 and 2002 relating to Dtomi's ability to continue as a going concern.

                       WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, accordingly, file current and periodic reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form SB-2 under the Securities Act, as amended, in connection with this offering. This prospectus, which is part of the registration statement, does not contain all of the information contained in the registration statement. For further information with respect to us and the shares of common stock offered hereby, reference is made to such registration statement, including the exhibits thereto, which may be read, without charge, and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a site on the World Wide Web at http://www.sec.gov that contains current and periodic reports, proxy statements and other information regarding registrants that filed electronically with the SEC. Statements contained in this prospectus as to the intent of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to this registration statement, each such statement being qualified in all respects by such reference.

                                     INDEX

PART I - FINANCIAL INFORMATION

   ITEM 1. Financial Statements for the nine months ended September 30, 2004

            BALANCE SHEETS................................................41
            STATEMENTS OF OPERATIONS......................................41
            STATEMENTS OF CASH FLOWS......................................41

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)

ASSETS

CURRENT ASSETS
Cash                                                                $    10,472
                                                                    -----------
TOTAL CURRENT ASSETS                                                     10,472
                                                                    -----------

PROPERTY AND EQUIPMENT, NET                                              26,407
                                                                    -----------

DEFERRED CONSULTING EXPENSE                                             230,000

TOTAL ASSETS                                                        $   266,879
                                                                    ===========

LIABILITIES & STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES

Loan payable - officer                                              $    15,000
Loan payable                                                            159,000
Accounts payable                                                        104,123
Accounts payable - related party                                        206,118
Accrued interest                                                         29,752
Due to affiliate                                                         14,289
Convertible debenture                                                    78,524
Accrued license fees                                                     65,000
Accrued compensation                                                    750,007
Other accrued expenses                                                  417,223
                                                                    -----------
TOTAL CURRENT LIABILITIES                                             1,839,036
                                                                    -----------

Commitments and Contingencies (Note 5)
Stockholders' Deficiency
Preferred stock, $0.001 par value, 25,000,000 shares authorized,
none issued and outstanding                                                  --
Common stock, $0.001 par value, 100,000,000 shares authorized,
(35,204,133 shares issued and outstanding)                               35,204
Common stock issuable, at par value (10,108,639 shares)                  10,109
Additional paid-in capital                                            9,064,847
Accumulated deficit through March 31, 2003                           (5,702,783)
Deficit accumulated during the development stage                     (3,820,377)
                                                                    -----------
                                                                       (413,000)
                                                                    -----------

Less subscriptions receivable                                           (47,500)
Less deferred consulting fees                                        (1,094,240)
Less deferred compensation                                              (17,417)
                                                                    -----------

TOTAL STOCKHOLDERS' DEFICIENCY                                       (1,572,157)
                                                                    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                      $   266,879
                                                                    ===========

See accompanying notes to unaudited financial statements

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                                    FROM
                                                                                                    APRIL 1, 2003
                                           FOR THE THREE MONTHS         FOR THE NINE MONTHS         (INCEPTION OF
                                            ENDED SEPTEMBER 30           ENDED SEPTEMBER 30         DEVELOPMENT STAGE) TO
                                         2004           2003            2004           2003         SEPTEMBER 30, 2004
                                    ------------    ------------    ------------    ------------    ------------
REVENUES                            $         --    $         --    $         --    $         --    $         --

Cost of Revenues                              --              --              --              --              --

GROSS PROFIT                                  --              --              --              --              --
OPERATING EXPENSES
Compensation                              47,361         244,851         175,792         248,011       1,014,150
Consulting                               245,284         224,605         512,380         369,166       1,179,284
Depreciation                               1,182           7,590           3,154          22,770          18,521
General and administrative                21,975          46,082         253,389          57,424         409,076
License Fee                               30,000          60,000          90,000          60,000         180,000
Professional fees                        227,958         149,752         515,859         322,441         791,826
Rent                                       4,710              --          17,194          46,224          38,771
Impairment loss                               --              --              --         392,559         392,559
Sales, marketing and advertising             722              --           8,711           4,616          38,775
                                    ------------    ------------    ------------    ------------    ------------
TOTAL OPERATING EXPENSES                 579,192         732,880       1,576,479       1,523,211       4,062,962
                                    ------------    ------------    ------------    ------------    ------------
Loss from Operations                    (579,192)       (732,880)     (1,576,479)     (1,523,211)     (4,062,962)
                                    ------------    ------------    ------------    ------------    ------------

OTHER INCOME (EXPENSE)

Interest expense                          (4,965)         (7,427)        (13,144)        (25,651)        (36,407)
Settlement gain (loss), net             (209,229)        392,559        (217,903)        505,193         278,992
                                    ------------    ------------    ------------    ------------    ------------

TOTAL OTHER INCOME (EXPENSE), NET       (214,194)        385,132        (231,047)        479,542         242,585
                                    ------------    ------------    ------------    ------------    ------------

NET LOSS                            $   (793,386)   $   (347,748)   $ (1,807,526)   $ (1,043,669)   $ (3,820,377)
                                    ============    ============    ============    ============    ============

Basic and Diluted Loss
Per Common Share:                   $      (0.02)   $      (0.05)   $      (0.05)   $      (0.19)   $      (0.15)
                                    ============    ============    ============    ============    ============

Weighted average common
shares outstanding                    38,177,696       7,547,374      35,705,482       5,379,225      25,047,552
                                    ============    ============    ============    ============    ============

See accompanying notes to unaudited financial statements

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                                  FROM APRIL 1, 2003
                                                                                                                  (INCEPTION
                                                                           NINE MONTHS         NINE MONTHS        OF DEVELOPMENT
                                                                           ENDED               ENDED              STAGE) TO
                                                                           SEPTEMBER 30, 2004  SEPTEMBER 30, 2003 SEPTEMBER 30, 2004
                                                                           -----------         -----------         -----------
Cash Flows from Operating Activities:
Net Loss                                                                   $(1,807,526)        $(1,043,669)        $(3,820,377)
Adjustments to reconcile net loss to net cash
used in operating activities
Stock based expenses for services                                              172,900             226,951             469,648
Gain on debt settlement                                                             --                  --            (130,495)
Loss on debt settlement                                                         13,660            (112,634)             39,819
Loss on settlement                                                             209,229                  --             209,229
Depreciation                                                                     3,154              22,770              18,521
Settlement gain on patent                                                           --            (392,559)           (392,559)
Impairment loss on patent                                                           --             392,559             392,559
Deferred consulting amortization                                               348,271             283,400             810,160
Deferred compensation amortization                                               1,583                  --               1,583
Penalty expense                                                                172,556                  --             172,556
CHANGES IN OPERATING ASSETS AND LIABILITIES:
(Increase) decrease in:
Deferred consulting                                                             45,000                  --              70,000
Increase (decrease) in:
Accounts payable                                                                (9,311)            110,067             (35,203)
Accounts payable, related party                                                194,384              45,725             (66,079)
Accrued compensation                                                            62,600             147,051             694,701
Accrued interest and expenses                                                  114,116              25,652             153,629
Due to affiliate                                                                    --              47,148              55,924
Accrued license fees                                                            45,000              10,000              65,000
                                                                           -----------         -----------         -----------
NET CASH USED IN OPERATING ACTIVITIES                                         (434,384)           (237,539)         (1,291,384)
                                                                           -----------         -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property and equipment                                             (24,133)                 --             (29,748)
                                                                           -----------         -----------         -----------
NET USED IN INVESTING ACTIVITIES                                               (24,133)                 --             (29,748)
                                                                           -----------         -----------         -----------

Cash Flows from Financing Activities

Proceeds from affiliate loans                                                       --                  --             (15,408)
Proceeds from short term borrowing                                              15,000              15,000
Proceeds from convertible debentures                                            78,524              37,000             115,524
Proceeds from sale of common stock, net                                        136,015             790,407           1,215,022
Proceeds from exercise of warrants and options                                   1,137                  --               1,137
                                                                           -----------         -----------         -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                      230,676             827,407           1,331,275
                                                                           -----------         -----------         -----------

Net Increase (Decrease) in Cash                                            $  (227,841)        $   589,868         $    10,143
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                               238,313               6,269                 329
                                                                           -----------         -----------         -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                 $    10,472         $   596,137         $    10,472
                                                                           ===========         ===========         ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for:

Interest                                                                   $        --         $        --         $        --
Income Taxes                                                               $        --         $        --         $        --

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Settlement of $294,530 of debt and $44,616 of accrued interest-with stock           --             339,146

Loan payable was converted to a convertible debenture                               --                  --              15,000

Shares issuable reported as deferred consulting                                 53,823                  --             164,494

See accompanying notes to unaudited financial statements

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (Unaudited)

NOTE 1 BASIS OF PRESENTATION AND RECENT ACCOUNTING PRONOUNCEMENTS

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operations and should be read in conjunction with the Company's Annual Report Form 10-KSB for the year ended December 31, 2003.

It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

Activities during the development stage include development of the business plan, fundraising activities, development of prototypes and demonstration products, creation of marketing materials and website, presentation of the product to trailer manufacturers and other prospects, development of engineering documentation, development of customer support functions and implementation of other elements of the business plan

NOTE 2 PROPERTY AND EQUIPMENT

In February, 2004, the Company purchased a 2000 Ford F-250 Pickup Truck for $19,000 cash to be depreciated over 7 years. The vehicle is collateral to a loan payable to an officer for $15,000. At September 30, 2004 the loan was in default.
(See Note 4)

In March, 2004, the Company purchased a computer for $2,050 cash to be depreciated over 3 years.

In May, 2004, the Company purchased a tower and trailing arm for its development trailer for $3,080 cash to be depreciated over 5 years.

NOTE 3 RELATED PARTY

At September 30, 2004, $206,118 of Accounts Payable Related Party is due to a law firm whose principal is a director of the Company.

NOTE 4 LOAN PAYABLE - Officer

Loan payable to an officer for $15,000 for one month, due on August 16, 2004 bearing annual interest of 8%, secured by Company's vehicle. (See Note 2) At September 30, 2004 the loan was in default.

NOTE 5 CONVERTIBLE DEBENTURES

In September 2004, the Company issued three 10% six - month convertible debentures to three individuals for a total of $78,524. The debentures are convertible into common shares at the average closing stock price for the three days prior to the receipt of funds resulting in 660,673 shares issuable upon conversion. The company evaluated the convertible debentures for beneficial conversion features and determined that it was not material

NOTE 6 COMMITMENTS AND CONTIGENCIES

As of December 31, 2003 and September 30, 2004 certain claims were being made against the Licensor relating to a third party alleged interest in the patents being licensed to the Company. The Company is negotiating with the third party to resolve such claims, however, there remains a risk that the third party can influence the patents rights currently licensed to the Company, which could significantly affect the Company's business since the business plan of the Company is solely dependent upon the patent license. (See Note 9)

NOTE 7 STOCKHOLDERS' DEFICIENCY

COMMON STOCK

During the quarter ended March 31, 2004, the Company granted 800,000 common shares to extend an existing consulting agreement by nine months and another 100,000 shares as additional compensation to an existing one-year agreement. The shares were valued at $0.095 per share, or an aggregate value of $85,500. This amount is recognized over the term of the consulting agreements.

During the quarter ended June 30, 2004, the Company incurred penalties under the registration rights terms of the recent Regulation D Rule 506 offering for failure to file a registration statement timely. The company is obligated to issue 1,823,254 warrants exercisable at $0.18 per share. These warrants were valued using the Black-Scholes method, incurring a penalty expense of $172,556 as of June 30, 2004.

During the quarter ended March 31, 2004, the Company became obligated to issue an additional 264,958 common shares under antidilution provisions of a consulting agreement. The shares were valued at $0.095 per share based on the recent offering to be recognized over the remaining term.

During the quarter ended June 30, 2004, the Company became obligated to issue 516,561 common shares pursuant to the anti-dilution terms of a Consulting

Agreement. The shares were valued at $0.095 per share based on the recent offering to be recognized over the remaining term.

During the quarter ended June 30, 2004, the Company authorized and issued 50,000 common shares under a one-year consulting agreement. The shares were valued at $0.095 per share, or $4,750. This amount is recognized over the term of the consulting agreement.

During the quarter ended June 30, 2004, the company authorized 199,994 common shares and issued 178,942 common shares with 21,052 issuable at June 30, 2004, and a warrant to purchase 200,415 common shares at an exercise price of $0.18 per share to settle a $17,000 convertible debenture and $2,000 accrued interest. A settlement loss of $13,660 was recognized.

During the quarter ended June 30, 2004, the Company authorized and issued 368,410 common shares at $0.095 per share, or $35,000, and a warrant to purchase 381,041 common shares at an exercise price of $0.18 per share pursuant to the Unit offering.

During the quarter ended June 30, 2004, the Company authorized and issued 277,776 common shares for a purchase price of $0.18 per share for an aggregate value of $50,000, which was received during the second quarter.

In April, 2004, an investor exercised warrants for 6,316 common shares and paid the exercise price of $0.18 per share for total proceeds of $1,137.

During the quarter ended June 30, 2004, the Company entered into settlement agreements to resolve monies owed to the Company for 950,000 shares issued before payment was received and to resolve finder fees and expenses owed by the Company related to various stock issuances. According to the terms of the agreements, $31,250 owed to the Company in subscriptions receivable is cancelled by $31,250 owed by the Company in finders fees and expenses. The Company is obligated to issue warrants to purchase 85,614 common shares at a purchase price of $0.001 per share at any time 60 days from the date of issuance of such warrants. The company received $49,000 cash leaving a subscription receivable of $10,000 at September 30, 2004.

In August 2004, the Company authorized and issued 200,000 common shares under a 6-month employment agreement. The shares were valued at $0.095 per share, or $19,000 based on recent cash sales. This amount is recognized over the term of the consulting agreement, with $1,583 recognized as compensation expense and $17,417 recognized as deferred compensation at September 30, 2004.

On July 20, 2004, the Company authorized and issued 2,500,000 common shares under a one-year consulting agreement. The shares were valued at $0.095 per share, or $237,500 based on recent cash sales. This amount is recognized over the term of the consulting agreement, with $39,583 recognized as a consulting expense and $197,917 recognized as a component of deferred consulting fees at September 30, 2004.

During the quarter ended September 30, 2004, the company authorized and issued 2,202,408 common shares as a settlement and 320,000 common shares for services previously rendered. The shares were valued at $0.095 per share, or an aggregate value of $239,629 based on recent cash sales. The Company recognized $209,229 as settlement expense and $30,400 as consulting expense.

During the quarter ended September 30, 2004, the company authorized the issuance of 1,500,000 common shares to a related party, and issued 1,000,000 common shares with 500,000 common shares issuable at September 30, 2004 in a transaction that provides for the proceeds of the sales of the shares issued to be credited against a liability owed for legal services performed on behalf of the company by the related party. The shares were valued at $0.095 per share, or $142,500 based on recent cash sales. This amount is recognized as a legal expense at September 30, 2004. The company will credit the proceeds as reported by the related party to the liabilities. (See Note 3)

During the quarter ended September 30, 2004, the Company became obligated to issue 1,902,002 common shares pursuant to the anti-dilution terms of a Consulting Agreement. The shares were valued at $0.095 per share based on the recent offering to be recognized over the remaining term.

WARRANTS AND OPTIONS

There were warrants to purchase 15,800,238 common shares at $0.18 per share and warrants to purchase 85,614 common shares at $0.001 per share outstanding at September 30, 2004.

There were options to purchase 3,339,130 common shares at a weighted average exercise price of $0.16 per share at September 30, 2004.

NOTE 8 GOING CONCERN

As reflected in the accompanying financial statements, the Company has a net loss for the three months ended September 30, 2004 of $789,386, a stockholders' deficiency of $1,568,157 and a deficit accumulated during the development stage of $3,816,377 at September 30, 2004; cash used in operations for the nine months ended September 30, 2004 of $795,999, a working capital deficit of $1,824,564 at September 30, 2004, and is a development stage company with no revenues. In addition, the Company is in default on a $15,000 loan payable to an officer (see
Note 4). The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital, and generate revenues.

NOTE 9 CONCENTRATION OF PATENT LICENSE

The Company licenses its technology under a patent license with a principal stockholder/consultant ("Licensor") The principal stockholder became a principal stockholder by virtue of the 22% anti-dilution clause of the consulting agreement. As of December 31, 2004, certain claims are being made against the licensor regarding a third party interest in the patents. There remains a risk that the third party can influence the patents rights currently licensed to the Company which could significantly affect the Company's business since the business plan of the Company is solely dependent upon the patent license. (See Notes 6 and 7)

NOTE 10 SUBSEQUENT EVENTS

During October 2004, the Company executed a six month consulting agreement and granted 1,000,000 common shares as per the terms of that agreement. The shares were valued at $0.095 per share, or $95,000. This amount is recognized over the term of the consulting agreement.

During October 2004, the company issued a 10%, six month convertible debenture to one individual for a total proceeds of $6,388. The debenture is convertible into common shares at the average closing stock for the three days prior to the receipt of funds resulting in 95,823 shares issuable upon conversion. The company evaluated the convertible debentures for beneficial conversion features and determined that it was not material

                                   Dtomi, Inc.
                          (A Development Stage Company)

                                    Contents


                                                                          Page
                                                                         ------
Report of Independent Registered Public Accounting Firm                     44


Balance Sheets                                                              45

Statements of Operations                                                    46

Statements of Changes in Stockholders' Equity (Deficiency)                  47

Statements of Cash Flows                                                    48

Notes to Financial Statements                                               49

             Report of Independent Registered Public Accounting Firm

To the Board of Directors of:
Dtomi, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Dtomi, Inc. (a development stage company) as of December 31, 2003 and the related statements of operations, changes in stockholders' equity (deficiency) and cash flows for the years ended December 31, 2003 and 2002 and for the period from April 1, 2003 (inception of development stage) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Dtomi, Inc. (a development stage company) as of December 31, 2003, and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002 and for the period from April 1, 2003 (inception of development stage) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has net losses in 2003 of $2,137,260, a stockholders' deficiency of $833,468 and an accumulated deficit of $7,715,633 at December 31, 2003; cash used in operations in 2003 of $878,348, a working capital deficit of $1,113,896 at December 31, 2003, and is a development stage company with no revenues. These matters raise substantial doubt about its ability to continue as a going concern. Management's Plan in regards to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 22, 2004

                                   DTOMI, INC.
                          (A Development Stage Company)
                                 Balance Sheets

                                     ASSETS
                                     ------

                                                                        2003
                                                                    -----------

CURRENT ASSETS
Cash                                                                $   238,313
                                                                    -----------
TOTAL CURRENT ASSETS                                                    238,313
                                                                    -----------

PROPERTY AND EQUIPMENT, NET                                               5,428
                                                                    -----------

DEFERRED CONSULTING EXPENSE                                             275,000

TOTAL ASSETS                                                        $   518,741
                                                                    ===========

                     LIABILITIES & STOCKHOLDERS' DEFICIENCY
                     --------------------------------------

CURRENT LIABILITIES

Loans payable                                                           159,000
Accounts payable                                                        113,434
Accounts payable, related party                                          11,734
Accrued interest                                                         18,608
Due to affiliate                                                          8,776
Convertible debenture                                                    17,000
Accrued license fees                                                     20,000
Accrued compensation                                                    687,407
Other accrued expenses                                                  316,250
                                                                    -----------
TOTAL CURRENT LIABILITIES                                             1,352,209
                                                                    -----------
STOCKHOLDERS' DEFICIENCY

Preferred stock, $0.001 par value, 25,000,000 shares authorized,
  none issued and outstanding                                                --
Common stock, $0.001 par value, 100,000,000 shares authorized,
  23,911,478 shares issued and outstanding                               23,910
Common stock issuable, at par value (9,242,869 shares)                    9,243
Additional paid-in capital                                            7,746,340
Acumulated deficit through March 31, 2003                            (5,702,783)
Deficit accumulated during the development stage                     (2,012,850)
                                                                    -----------
                                                                         63,860
Less subscriptions receivable                                           (37,500)
Less deferred consulting fees                                          (859,828)

                                                                    -----------
TOTAL STOCKHOLDERS' DEFICIENCY                                         (833,468)
                                                                    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                      $   518,741
                                                                    ===========

See accompanying notes to financial statements

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                           FROM
                                                                           APRIL 1, 2003
                                                YEAR ENDED DECEMBER 31,   (INCEPTION OF DEVELOPMENT STAGE)
                                                 2003             2002     DECEMBER 31, 2003
                                             ------------    ------------    ------------
REVENUES                                     $         --             $--             $--

Cost of Revenues                                       --              --              --
                                             ------------    ------------    ------------

GROSS PROFIT

OPERATING EXPENSES
Compensation                                      815,411         225,596         838,358
Consulting                                        677,534          89,623         666,904
Depreciation                                       22,957          86,363          15,367
General and administrative                        159,496          63,926         155,686
License Fee                                        90,000              --          90,000
Professional fees                                 360,295         511,725         275,967
Rent                                               52,393          56,496          21,577
Impairment loss                                   392,559         135,429         392,559
Sales, marketing and advertising                   31,784              --          30,064
                                             ------------    ------------    ------------

TOTAL OPERATING EXPENSES                        2,602,429       1,169,158       2,486,482
                                             ------------    ------------    ------------

Loss from Operations                           (2,602,429)     (1,169,158)     (2,486,482)
                                             ------------    ------------    ------------
OTHER INCOME (EXPENSE)

Other income                                           --              --              --
Interest expense                                  (31,726)        (49,000)        (23,263)
Settlement gain/loss, net                         496,895        (361,594)        496,895
                                             ------------    ------------    ------------

TOTAL OTHER INCOME (EXPENSE), NET                 465,169        (410,594)        473,632
                                             ------------    ------------    ------------

NET LOSS                                     $ (2,137,260)   $ (1,579,752)   $ (2,012,850)
                                             ============    ============    ============

Basic and Diluted Loss Per Common Share:     $      (0.19)   $      (1.87)   $      (0.14)
                                             ============    ============    ============

Weighted average common shares outstanding     11,044,163         844,306      14,389,623
                                             ============    ============    ============

See accompanying notes to financial statements

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                                    COMMON STOCK          ADDITIONAL
                                                                         COMMON STOCK                 ISSUABLE             PAID-IN
                                                                    SHARES            AMOUNT     SHARES       AMOUNT       CAPITAL
                                                                    ------            ------     ------       ------       -------

Balance, December 31, 2001                                          $     419,407        419            -          -     2,542,086
Recapitalization - Stock deemed issued to Dtomi, Inc.
  original stockholders                                                   304,950        305            -          -          (305)
Recapitalization - Shares issued to predecessor for
  note and loan settlements                                                54,283         54            -          -           (54)
Settlement for trade creditors of predecessor                              10,000         10            -          -       321,990
Recapitalization adjustment                                                     -          -            -          -       510,530
Common stock issued to former officer                                         750          1            -          -        28,349
Common stock options issued to officer                                          -          -            -          -        64,113
Common stock issued in exchange for loans                                  63,076         63            -          -       913,954
Common stock issued in exchange for accounts payable                       29,934         30            -          -       239,440
Common stock issued for services                                           58,500         59            -          -        81,441
Common stock options issued for debt                                            -          -            -          -        83,994
Common stock options granted to employee                                        -          -            -          -        16,183
Common stock issued upon exercise of options                               30,000         30            -          -           (24)
Net loss, 2002                                                                 -          -             -          -             -
                                                                  ---------------  ---------  -----------  ---------  ------------
Balance, December 31, 2002                                                970,900        971            -          -     4,801,697
Shares issued for asset acqusition                                        711,992        712            -          -        91,847
Shares returned for cancellation of asset acquisition                    (711,992)      (712)           -          -       (91,847)
Stock options issued for services                                               -          -            -          -        41,720
Shares issued for consulitng services                                   6,021,376      6,021      130,000        130       674,911
Shares issued for legal services                                          500,000        500            -          -        64,500
Shares issuable to officer                                                      -          -      500,000        500        64,500
Shares issued upon exercise of stock options                              400,000        400            -          -        19,600
Shares issued to officer                                                        -          -    1,052,600      1,053        98,947
Shares issued under licensor/consultant antidilution
  agreeement                                                                    -          -    6,885,289      6,885       647,218
Shares issued for debt settlements                                      1,665,000      1,665      444,211        444       285,203
Shares issued under $0.13 private placement                                     -          -      230,769        231        29,769
Shares issued under $.095 private placement                             4,497,250      4,497    8,652,372      8,652     1,236,101
Shares and options offering costs                                       1,204,422      1,204            -          -        (1,204)
Offering costs on warrant sale                                                  -          -            -          -       (81,342)
Cash offering costs                                                             -          -            -          -      (101,400)
Amortization of deferred consulting                                             -          -            -          -             -
Fractional share adjustment                                                   158          -            -          -             -
Issuance of issuable shares                                             8,652,372      8,652   (8,652,372)    (8,652)            -
Settlement gain with related party                                              -          -            -          -        37,659
Variable accounting adjustment                                                  -          -            -          -       (71,540)
Net loss, 2003                                                                  -          -            -          -             -
                                                                  ---------------  ---------  -----------  ---------  ------------
BALANCE AT DECEMBER 31, 2003                                        $ 23,911,478   $ 23,910  $ 9,242,869    $ 9,243   $ 7,746,340
                                                                  ===============  =========  ===========  =========  ============


                                                                     ACCUMULATED  SUBSCRIPTIONS       DEFERRED
                                                                       DEFICIT      RECEIVABLE       CONSULTING        TOTAL
                                                                       -------      ----------       ----------        -----
Balance, December 31, 2001                                          (3,998,621)               -                -   (1,456,115)
Recapitalization - Stock deemed issued to Dtomi, Inc.
  original stockholders                                                      -                -                -            -
Recapitalization - Shares issued to predecessor for
  note and loan settlements                                                  -                -                -            -
Settlement for trade creditors of predecessor                                -                -                -      322,000
Recapitalization adjustment                                                  -                -                -      510,530
Common stock issued to former officer                                        -                -                -       28,350
Common stock options issued to officer                                       -                -                -       64,113
Common stock issued in exchange for loans                                    -                -                -      914,017
Common stock issued in exchange for accounts payable                         -                -                -      239,470
Common stock issued for services                                             -                -          (31,452)      50,048
Common stock options issued for debt                                         -                -                -       83,994
Common stock options granted to employee                                     -                -                -       16,183
Common stock issued upon exercise of options                                 -                -                -            6
Net loss, 2002                                                      (1,579,752)               -                -   (1,579,752)
                                                                  ------------  ---------------  ---------------  -----------
Balance, December 31, 2002                                          (5,578,373)               -          (31,452)    (807,156)
Shares issued for asset acqusition                                           -                -                -       92,559
Shares returned for cancellation of asset acquisition                        -                -                -      (92,559)
Stock options issued for services                                            -                -          (41,720)           -
Consulitng services                                                          -                -         (619,562)      61,500
Legal services                                                               -                -                -       65,000
Shares issuable to officer                                                   -                -                -       65,000
Shares issued upon exercise of stock options                                 -          (10,000)               -       10,000
Shares issued to officer                                                     -                -                -      100,000
Shares issued under licensor/consultant antidilution
  agreeement                                                                 -                -         (637,612)      16,491
Shares issued for debt settlements                                           -                -                -      287,312
Shares issued under $0.13 private placement                                  -                -                -       30,000
Shares issued under $.095 private placement                                  -          (52,500)               -    1,196,750
Shares and options offering costs                                            -                -                -            -
Offering costs on warrant sale                                               -                -                -      (81,342)
Cash offering costs                                                          -                -                -     (101,400)
Amortization of deferred consulting                                          -                -          470,518      470,518
Fractional share adjustment                                                  -                -                -            -
Issuance of issuable shares                                                  -           25,000                -       25,000
Settlement gain with related party                                           -                -                -       37,659
Variable accounting adjustment                                               -                -                -      (71,540)
Net loss, 2003                                                      (2,137,260)               -                -   (2,137,260)
                                                                  ------------  ---------------  ---------------  -----------
BALANCE AT DECEMBER 31, 2003                                      $ (7,715,633)       $ (37,500)      $ (859,828)  $ (833,468)
                                                                  ============  ===============  ===============  ===========

See accompanying notes to financial statements

                                   Dtomi, Inc.
                          (A Development Stage Company)
                            Statements of Cash Flows

                                                                                  From
                                                                                  April 1, 2003
                                                       Year Ended December 31,    (Inception of Development Stage)
                                                       2003            2002       December 31, 2003
                                                    -----------    -----------    -----------
Cash Flows from Operating Activities:
Net Loss                                            $(2,137,260)   $(1,579,752)   $(2,012,850)
Adjustments to reconcile net loss to net cash
     used in operating activities
Stock based expenses for services                       236,451        158,694        296,748
Gain on debt settlement                                (130,495)            --       (130,495)
Loss on debt settlement                                  26,159             --         26,159
Other settlement loss                                        --        361,594             --
Depreciation                                             22,957         86,363         15,367
Impairment loss and other asset write-offs                   --        135,429             --
Compensation converted to promissory note                    --         15,000             --
Settlement gain on patent                              (392,559)            --       (392,559)
Impairment loss on patent                               392,559             --        392,559
Deferred consulting amortization                        470,518             --        461,888
Changes in operating assets and liabilities:
(Increase) decrease in:
Deferred consulting                                      25,000             --         25,000
Increase (decrease) in:
Accounts payable                                         77,933        264,714        (25,892)
Accounts payable, related party                        (260,463)            --       (260,463)
Accrued compensation, officer                           666,951         20,456        632,101
Accrued interest and expenses                            47,977         34,000         39,513
Due to affiliate                                         55,924             --         55,924
Accrued license fees                                     20,000             --         20,000
                                                    -----------    -----------    -----------
Net cash used in operating activities                  (878,348)      (503,502)      (857,000)
                                                    -----------    -----------    -----------

Cash Flows from Investing Activities
Purchase of property and equipment                       (5,615)            --         (5,615)
Purchase of keywords intangible asset                        --         (2,400)            --
                                                    -----------    -----------    -----------
Net used in investing activities                         (5,615)        (2,400)        (5,615)
                                                    -----------    -----------    -----------

Cash Flows from Financing Activities
Proceeds from affiliate loans                                --         30,991        (15,408)
Proceeds from convertible debentures                     37,000             --         37,000
Proceeds from exercise of warrants and options               --            100             --
Repayment to former officer                                  --         (2,450)            --
Proceeds from sale of common stock                    1,079,007             --      1,079,007
Proceeds from notes payable                                  --        483,530             --
                                                    -----------    -----------    -----------
Net Cash Provided by Financing Activities             1,116,007        512,171      1,100,599
                                                    -----------    -----------    -----------

Net Increase in Cash                                $   232,044    $     6,269    $   237,984
Cash and Cash Equivalents at Beginning of Year            6,269             --            329
                                                    -----------    -----------    -----------

                                                    -----------    -----------    -----------
Cash and Cash Equivalents at End of Year            $   238,313    $     6,269    $   238,313
                                                    ===========    ===========    ===========

Supplemental Disclosure of Non-Cash Investing and
 Financing Activities:

Settlement of accounts payable with connon stock    $        --    $   272,311    $        --

Settlement of debt with common stock                $        --    $   910,867    $        --

Settlement of debt with 70,000 common shares        $        --    $    12,500    $        --

Settlement of $294,530 of debt and $44,616 of
  accrued interest with stock                       $   339,146    $        --    $   339,146

Loan payable was converted to a convertible
  debenture                                         $    15,000    $        --    $    15,000

See accompanying notes to financial statements

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

NOTE 1 NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) NATURE OF BUSINESS

Dtomi, Inc. (the Company) entered a new development stage on April 1, 2003. The Company has licensed the patents for an innovative air suspension system for small and medium sized trailers (under 26,000 lb GVWR). It plans to develop, market and sell the trailers to both rental fleet owners and trailer manufacturers, primarily in the United States.

Activities during the development stage include development of the business plan, fundraising activities, development of prototypes and demonstration products, creation of marketing materials and website, presentation of the product to trailer manufacturers and other prospects, development of engineering documentation, development of customer support functions and implementation of other elements of the business plan.

On January 21, 2002 (the "Recapitalization Date"), pursuant to an asset acquisition agreement, the Dtomi, Inc. purchased substantially all of the assets and certain liabilities of IMG, in exchange for 483,690 shares of the Dtomi's common stock of which 64,283 shares were to be used to settle certain liabilities if IMG. Based on the 419,407 shares to be retained by IMG, IMG obtained an approximate 58% voting interest in the Company. As IMG obtained control of Dtomi, the transaction is accounted for as a recapitalization of IMG. Accordingly, the operations reflected in the accompanying consolidated financial statements represent the historical operations of IMG and the operations of Dtomi, Inc. from the Recapitalization Date.

(B) USE OF ESTIMATES

In preparing financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reported period. Actual results may differ from these estimates. Significant estimates in 2003 include depreciable lives of equipment, impairment of patents, valuation allowance on deferred tax assets, valuation of equity instruments issued for services, debt or settlements, and valuation of related party settlements. In addition, the Company has recorded an estimated assumed liability of $300,000 relating to the licensor/consultant and a related deferred consulting expense asset. The Company is negotiating a legal matter relating to this liability and should the matter be resolved, the assumed liability and related deferred consulting expense may be reversed. (See Note 8(D))

(C) CASH EQUIVALENTS

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life's of the computer and equipment assets of three years and of the trailer equipment of five years.

(E) LONG-LIVED ASSETS

The Company reviews long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the expected future undiscounted cash flows of the enterprise are less than their carrying amount, their carrying amounts are reduced to fair value, and an impairment loss is recognized.

(F) ADVERTISING

In accordance with Accounting Standards Executive Committee Statement of Position 93-7, ("SOP 93-7") costs incurred for producing and communicating advertising of the Company, are charged to operations as incurred.

(G) STOCK-BASED COMPENSATION

The Company has elected to account for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," and SFAS 148 which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied.

The Company accounts for stock options issued to non-employees for goods or services in accordance with SFAS 123 and related interpretations.

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

Under Statement 123, non-employee stock-based compensation is accounted for based on the fair value of the consideration received or equity instruments issued, whichever is more readily determinable. However, Statement 123 does not address the measurement date and the recognition period. EITF 96-18 states a consensus that the measurement date should be the earlier of the date at which a commitment for performance by the counterparty is reached or the date at which the counterparty's performance is complete.

Had compensation cost for the Company's stock-based compensation plan been determined on the fair value at the grant dates for awards under that plan, consistent with Statement of Accounting Standards No 123, "Accounting for Stock Based Compensation" (Statement No. 123), the Company's net loss in 2002 and 2003 would have increased to the pro-forma amounts indicated below.

                                                                        From
                                                                    April 1, 2003
                                                                    (inception to
                                                                     December 31,
                                           2003           2002           2003
                                        ----------    -----------  ---------------
                           As
Net loss                   reported   $ (2,137,260)  $ (1,579,752)  $ (2,012,850)
Stock-based employee
compensation expense
included in reported
net loss, less expense
determined under Fair
value method                          $   (127,789)  $     (5,047)  $   (127,789)
                          Pro forma   $ (2,265,049)  $ (1,584,799)  $ (2,140,639)
Net loss per share -      As
  basic and diluted       reported    $      (0.19)  $      (1.87)  $      (0.14)
                          Pro forma   $      (0.21)  $      (1.88)  $      (0.15)

The effect of applying Statement No. 123 is not likely to be representative of the effects on reported net income (loss) for future years due to, among other things, the effects of vesting.

(H) INCOME TAXES

The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

change in tax rates is recognized in income in the period, which includes the enactment date.

(I) NET LOSS PER COMMON SHARE

Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) available to common stockholder by the weighted-average number of common shares outstanding for the period. Diluted net income per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. The assumed exercise of common stock equivalents was not utilized since the effect was antidilutive. At December 31, 2003, there were outstanding options to purchase 3,339,130 common shares and warrants to purchase 13,149,662 common shares, which may dilute future earnings per share.

(J) FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts of the Company's short-term financial instruments, including loans payable, convertible debentures, accounts payable, and accrued expenses, approximate fair value due to the relatively short period to maturity for these instruments.

(K) RECLASSIFICATIONS

Certain amounts in the year 2002 financial statements have been reclassified to conform to the year 2003 presentation.

(L) NEW ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board has recently issued several new accounting pronouncements, which may apply, to the Company.

In May 2003, the FASB issued SFAS No. 149; Amendment of Statement 133 on Derivative Instruments and Hedging Activities ("SFAS 149") which provides for certain changes in the accounting treatment of derivative contracts. SFAS 149 is effective for contracts entered into or modified after June 30, 2003, except for certain provisions that relate to SFAS No. 133

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, which should continue to be applied in accordance with their respective effective dates. The guidance should be applied prospectively. The adoption of SFAS 149 did not have a material impact on the Company's financial position, results of operations or liquidity.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS 150"). This new statement changes the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. It requires that those instruments be classified as liabilities in balance sheets. Most of the guidance in SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material impact on the Company's financial position, results of operations or liquidity.

In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity's product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements of FIN 45 are effective for the Company for financial statements of interim periods beginning July 1, 2003.

In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which represents an interpretation of Accounting Research Bulletin No. 51 ("ARB 51"), "Consolidated Financial Statements". ARB 51 requires that a Company's financial statements include subsidiaries in which the Company has a controlling financial interest. That requirement usually has been applied to subsidiaries in which the Company has a majority voting interest. However, the voting interest approach is not effective in identifying controlling financial interests in entities (referred to as " variable interest entities") that are not controllable through voting interests or in which the equity investors do not bear the residual economic risks. FIN 46 provides guidance on identifying variable interest entities and on assessing whether a Company's investment in a variable interest entity requires consolidation thereof. FIN 46 is effective immediately for investments made in variable interest entities after January 31, 2003 and it is effective in the first fiscal year or interim period beginning after June 15, 2003 for investments in variable interest entities made prior to February 1, 2003. The adoption of FIN 46 did not have a material impact on the Company's financial position, results of operations, or liquidity.

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

NOTE 2 GOING CONCERN

As reflected in the accompanying financial statements, the Company has a net loss for the year ended December 31, 2003 of $2,137,260, a stockholders' deficiency of $833,468 and an accumulated deficit of $7,715,633 at December 31, 2003; cash used in operations for the year ended December 31, 2003 of $878,348, a working capital deficit of $1,113,896 at December 31, 2003, and is a development stage company with no revenues. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital, and generate revenues.

In July 2003, the Company acquired a license for a certain patent, which it plans to commercialize. Management believes this will enhance the Company's ability to raise the additional capital necessary to implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 ASSET ACQUISITION, RESCISSION, NEW PATENT LICENSE, CONSULTING AGREEMENT AND DEFERRED CONSULTING

On April 7, 2003, the Company executed an Asset Purchase Agreement to acquire a patent and assume certain liabilities estimated at $300,000, which were unspecified in the Agreement, relating to that patent in exchange for 711,992 common shares of the Company. The purchase price of $92,559 was based on the 711,992 shares at the contemporaneous offering price of $0.13 per share.

Allocation of the purchase price to the asset and liabilities was estimated as follows:

Patent              $  392,599
Liabilities           (300,000)
                      ---------
Purchase Price      $   92,559
                      =========

The Company subsequently determined that its interests were best served by licensing the Patent rather than acquiring the Patent by an outright purchase. Accordingly, on August 5, 2003, the Company executed that certain Assignment of Patent Rights Agreement ("Assignment of Patent Rights Agreement") pursuant to which the Patent that the Company had previously acquired was assigned to back to the seller/licensor. At the same time, the Company and the seller executed that certain Mutual Release and Termination Agreement ("Mutual Release and Termination Agreement"), pursuant to which the Asset Purchase Agreement was terminated.

In connection with the Patent assignment, the seller resigned from his position as President of the Company, effective July 31, 2003.

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

On July 31, 2003, the Company executed that certain Exclusive Patent License Agreement ("Exclusive Patent License Agreement"), pursuant to which the Company was granted an exclusive right and license to use the Patent. The Exclusive Patent License Agreement became effective on August 5, 2003 for a term of twenty years. An initial payment of $50,000 was required at the signing of the agreement, and thereafter the Company will pay a monthly license fee in the amount of $10,000 beginning on September 1, 2003 through the term of the agreement. At the same time, the Company executed that certain Consulting Services Agreement ("Consulting Services Agreement"), pursuant to which the licensor agreed to provide to the Company, on an as needed basis by Dtomi, forty
(40) hours per month of consulting services, which include advising, consulting, and strategizing on matters relating to the commercialization of the Patent, in consideration for which the Company agreed to grant the consultant/licensor a sufficient quantity of common shares such that the consultant/licensor shall own
(i) thirty percent (30%) of all issued and outstanding shares of the Company upon execution of the agreement; (ii) twenty four point three percent (24.3%) upon the Company receiving at least Six Hundred Thousand Dollars ($600,000) of either investment capital or in-kind consideration; and (iii) twenty-two percent (22%) upon the Company receiving at least One Million Dollars ($1,000,000) of either investment capital or in-kind consideration. For accounting purposes, due to the subsequent termination, the $392,559 value of the patent was written off as impaired at June 30, 2003. In August 2003, upon execution of the Mutual Release and Termination Agreement, the 711,992 shares issuable were cancelled, the $300,000 liabilities were reversed, and a $392,559 settlement gain was recognized. In addition, the $50,000 payment under the new license agreement was expensed as a license fee. However, the estimated $300,000 liability was again assumed under the consulting agreement. Accordingly, the Company recorded other liabilities of $300,000 and a deferred expense asset of $300,000 to be recognized over the term of the consulting agreement. As of December 31, 2003, $25,000 had been charged to consulting expense and $275,000 was deferred as an asset. (See Notes 3, 8(A), 8(D), 11 and 12)

NOTE 4 PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2003:

Trailers                 $ 5,615
Accumulated                 (187)
Depreciation
                          -------
                         $ 5,428
                          =======

At December 31, 2002, the Company evaluated the recoverability of its computers and equipment in accordance with SFAS 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." Based on its evaluation, an impairment loss of $133,029 was recognized and the assets were reduced to their net estimated fair value of $63,250. The Company was depreciating these assets over their remaining estimated useful life of 25 months. (See below)

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

The Company also recognized an impairment loss of $2,400 related to a "keywords" intangible asset purchased in 2002.

During 2003, $40,480 of computers and equipment net of accumulated depreciation of $22,400 were exchanged to settle debt of $78,139 to an affiliate (see Note
12). Depreciation expense in 2003 was $22,587 and in 2002 was $86,363. The Company depreciated the trailers over a five-year life.

NOTE 5 LOANS PAYABLE

See Note 9 for various debt settlements for capital stock during 2003 and 2002.

Loans payable at December 31, 2003 consist of the following:

Loan payable, non-interest bearing,       $ 150,000
unsecured
Loan payable, non-interest bearing,           9,000
unsecured
                                           ---------
                                          $ 159,000
                                           =========

NOTE 6 CONVERTIBLE DEBENTURES AND SETTLEMENT

In April and May 2003, the Company issued two 10% one-year convertible debentures to two individuals for $35,000 and $17,000. The $35,000 was paid for with $20,000 cash and an existing loan balance of $15,000 and the $17,000 was paid for with cash. Upon expiration of one year or a Company filing of a registration statement for any of its securities, whichever is earlier, the holder's principal and accrued interest shall automatically convert based upon a stipulated formula. Based upon the stipulated formula, there was no beneficial conversion feature recorded.

On November 11, 2003, 368,421 common shares were issued in exchange for the $35,000 convertible debenture and accrued interest of $2,503. Under the terms of the convertible debenture, $8,841 worth of stock was due instead of $35,000 worth, which was issued. The company incurred a settlement loss of $26,159 resulting in a credit to equity of $63,662. One convertible debenture of $17,000 remains at December 31, 2003.

NOTE 7 ACCRUED COMPENSATION

On October 1, 2003 the Company and the president at that time, terminated the president's employment agreement under a settlement agreement. The president was to receive 100,000 common shares and $250,000 in lieu of 500,000 shares previously granted to him. As of December 31, 2003, the Company had not delivered the 100,000 shares, the 500,000 shares or the $250,000 and was in default. Accordingly, all past, present and future amounts became due under the

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

terminated employment agreement. Accrued compensation for all past and future amounts due to this employee at December 31, 2003 was $407,407. (See Note 12)

A former Director of Operations has claimed certain amounts due to him pursuant to a December 2002 employment agreement and prior verbal employment arrangements. The amounts consist of past and future cash compensation under the contract, which totals $280,000 and has been accrued. The employee also claims he is owed options to purchase common stock equivalent to 5% of the outstanding common stock and 250,000 common shares as a settlement outside of the employment contract. The options are reflected as outstanding in Note 9 but the 250,000 shares have not been issued or recorded as outstanding. The Company disputes these amounts and the validity of the contract.

NOTE 8 COMMITMENTS

(A) PATENT LICENSE AND CONSULTING AGREEMENT

On July 31, 2003, the Company executed an Exclusive Patent License Agreement ("Exclusive Patent License Agreement"), to gain exclusive right and license to use the Patent. The Exclusive Patent License Agreement became effective on August 5, 2003 for a term of twenty years. An initial payment of $50,000 was required at the signing of the agreement, and thereafter the Company will pay a monthly license fee in the amount of $10,000 beginning on September 1, 2003 through the term of the agreement. At the same time, the Company executed a certain Consulting Services Agreement ("Consulting Services Agreement for forty
(40) hours per month of consulting services, which include advising, consulting, and strategizing on matters relating to the commercialization of the Patent, in consideration for which the Company agreed to grant the consultant a sufficient quantity of common shares of the Company such that he shall own (i) thirty percent (30%) of all issued and outstanding shares of the Company upon execution of the agreement; (ii) twenty four point three percent (25%) upon the Company receiving at least Six Hundred Thousand Dollars ($600,000) of either investment capital or in-kind consideration; and (iii) twenty-two percent (22%) upon the Company receiving at least One Million Dollars ($1,000,000) of either investment capital or in-kind consideration. As of December 31, 2003, 2003 there were 6,885,289 common shares issuable under the contract.

(B) EMPLOYMENT AGREEMENTS

On September 22, 2003, the Company executed a 5-year employment agreement (the "Agreement") for a Chief Executive Officer. For the first year, the employee will receive $100,000 per year, payable on a bi-weekly basis, dating back to August 15, 2003. For the duration of the employment period, the employee shall receive a salary at the annual rate of $200,000. Immediately following the effective date of the Agreement, the employee received a signing bonus of $100,000, paid by issuance of 1,052,600 common

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

shares valued at $0.095 per share and warrants to purchase 1,052,600 common shares at an exercise price of $0.18 per share, expiring on December 31, 2005. Under APB 25, the 1,052,600 shares issued were expensed immediately since they were a signing bonus, thus fully vested at the grant date. The employee was also granted options to purchase 910,125 common shares at an exercise price of $0.095 per share, expiring on September 22, 2008. Under APB 25 intrinsic value method, the warrants and options have no value.

(C) INVESTMENT BANKING AGREEMENTS

On August 4, 2003, the Company executed a debt/equity funding brokerage agreement (the "Agreement") to seek debt and/or equity financing of up to $5,000,000 for general operating purposes through the private placement of common shares ("Stock"), Units ("Units") consisting of a common share and a warrant ("Warrant(s)") to purchase as common share, the exercise of the Warrants, or the sale of common shares which result from the "Right to Purchase Additional Shares" by private placement investors. The Agreement became effective on September 12, 2003. Compensation for such services shall be a cash commission equal to 10% of the gross amount paid by the investors who purchase the Units and/or exercise the Warrants and/or who exercise the "Right to Purchase Additional Shares" by private placement investors. In addition, common stock purchase warrants ("Company Warrants") to purchase such number of shares of the Company's common stock equal to 10% of the aggregate number of shares of common stock issuable upon the sale of the Units and/or the exercise of the Warrants and/or which result from the "Right to Purchase Additional Shares" by private placement investors shall be issued and shall be exercisable at $0.001 per share for a period of 60 days from the date of issuance. As of December 31, 2003, the Company paid $101,400 cash and 764,422 warrants, which were immediately exercised. Both amounts were charged to additional -paid-in capital against the offering proceeds.

On December 13, 2003, the Company executed a 3-year investment advisory agreement (the "Advisory Agreement") to assist the Company in raising capital through the sale of convertible notes, as well as assist the company in efforts to seek additional business relationships and advise the company in its negotiations with those who may have an interest in providing capital or pursuing a "Business Combination" with the company. In consideration for the services, the company shall pay a monthly fee of $2,500 and agrees to issue 220,000 common shares upon reaching $500,000 in gross proceeds from the sale of Notes or Units, and an additional 220,000 shares upon reaching $1,000,000 aggregate gross proceeds from the sale of Notes or Units. As of December 31, 2003, 440,000 shares were issued.

(D) LEGAL MATTERS

As of December 31, 2003, certain claims were being made against the Licensor relating to a third party alleged interest in the patents being licensed to the Company. The Company is negotiating with the third party

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

to resolve such claims, however, there remains a risk that the third party can influence the patents rights currently licensed to the Company, which could significantly affect the Company's business since the business plan of the Company is solely dependent upon the patent license. (See Notes 3, 8(A), 11 and
12)

NOTE 9 STOCKHOLDERS' DEFICIENCY

(A) REVERSE SPLIT

In April 2003, the Company affected a 1:20 reverse split of its outstanding common stock. All share and per share amounts in the accompanying financial statements have been retroactively restated to reflect the reverse split.

(B) PREFERRED STOCK

The Company has authorized 25,000,000 shares of preferred stock. The Board of Directors at its discretion may determine the rights and preferences of the preferred stock.

(C) COMMON STOCK

In January 2002, pursuant to the recapitalization, the original stockholders of Dtomi are deemed to have been issued 304,950 common shares of the Company. (See
Note 1)

Pursuant to the recapitalization (See Note 1), 54,283 of the 64,283 common shares were recorded as common stock at par value, with an offsetting charge to additional paid-in capital since they were to be used to settle certain liabilities assumed by Dtomi (see above). At December 31, 2002 there were 10,000 reserved common shares accounted for as a settlement expense in the first quarter of fiscal 2002 at a fair market value of $32.20 per share on the recapitalization date resulting in an expense of $322,000.

In January 2002, the then President of the Company was granted 15,000 common shares for services rendered. The shares were valued at the trading price on the grant date resulting in a compensation expense of $28,350. The shares were never issued. This individual was also a creditor for a note payable of $12,550. The total amount of the note payable and the 15,000 shares was settled on October 22, 2002 for 85,000 common shares (see below). The Company allocated 15,000 of the settlement shares to the 15,000 shares issuable and 70,000 of the settlement shares to the $15,000 debt resulting in a gain on settlement of $9,400 based on the $.045 per share trading price on the settlement date.

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

In May 2002, 59,576 new common shares were issued and 54,283 reserved common shares were transferred to creditors for $910,867 of loans, notes and accrued interest. The shares were valued at $8.00 per share based on the trading price on the settlement date resulting in no gain or loss.

In May 2002, 29,934 common shares were issued to settle $239,470 in accounts payable. The shares were valued at $8.00 per share based on the trading price at the settlement date resulting in no gain or loss.

In May 2002, 3,500 common shares were issued for services rendered resulting in a consulting expense of $42,000 based on the $12 per share trading price on the grant date.

On August 28, 2002, the Company's legal counsel exercised options for 30,000 common shares at $0.0002 per share or an aggregate $6, which was paid for by reducing the accounts payable to the legal counsel.

On October 22, 2002, the Company granted 5,000 common shares to each of three individuals for services rendered. The trading value of the stock on the grant date was $0.90 resulting in a value for the shares of $4,500, which was recognized immediately as consulting expense.

On October 22, 2002, a $12,550 note and 750 shares issuable were settled in exchange for a total of 4,250 common shares. The trading value of the stock on the settlement date was $0.90 resulting in a value for the excess 3,500 shares of $3,150. A gain on settlement of $9,400 was recognized.

On November 25, 2002, the Company authorized and issued 20,000 common shares to be registered on Form S-8 and 30,000 restricted shares for consulting services under a 12-month consulting agreement terminating on November 24, 2003. Since the shares were considered fully vested and non-forfeitable upon issuance, they were valued based on the trading price of $0.70 on the November 25, 2002 measurement date resulting in an aggregate value of $35,000. The $35,000 is being recognized over the 12-month term with $3,548 recognized as consulting expense in 2002 and $31,452 recognized in 2003.

On December 3, 2002, the Company granted 50,000 common shares under a one-year consulting agreement. The shares were vested immediately resulting in a measurement date and a computed value of $35,000 based on the $0.70 quoted trading price of the stock on the grant date. The Company recognized a consulting expense of $3,548 in 2002 and $31,452 in 2003.

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

In April 2003, the Company issued 400,000 common shares upon exercise of stock options at $0.05 per share. A related subscription receivable of $10,000 remains at December 31, 2003.

On May 21, 2003 and May 28, 2003, the Company authorized and issued 1,362,334 and 1,000,000 common shares, respectively, for consulting services under 6-month consulting agreements terminating on November 21, 2003 and November 28, 2003. Since the shares were considered fully vested and non-forfeitable upon issuance, they were valued based on the contemporaneous offering price of $0.13 per share, resulting in an aggregate value of $307,103. This amount was recognized over the 6-month term with the total amount of $307,103 recognized as consulting expense through December 31, 2003. In June 2003, the company authorized 1,400,000 common shares for services rendered. These shares are valued at $182,000 based on the contemporaneous offering price of $0.13 share. The Company recorded $65,000 as legal expenses, $52,000 as consulting expenses and $65,000 as compensation on the grant date. Of the 1,400,000 shares, 500,000 were issued by the transfer agent but not delivered to the intended recipient. (See Notes 7 and 12)

In June 2003, 1,665,000 common shares were issued as settlement of loan payable and related interest of $329,084. The shares were valued based on the contemporaneous offering price of $0.13 per share for a total value of $216,450, which resulted in a gain on settlement of $112,634 during the quarter ended June 30, 2003.

In June 2003, the Company received $30,000 for 230,769 common shares at $0.13 per share, which are reflected in issuable shares at December 31, 2003.

During the quarter ended September 30, 2003, the Company initiated a Regulation D, Rule 506 offering of Units to accredited investors at $1,000 per Unit each Unit consisting of (i) 10,526 shares of the Company's common stock and (ii) a warrant to purchase 10,526 shares of the Company's common stock at an exercise price of $0.18 per share, expiring December 31, 2005. The Company may call the warrant at any time after the closing bid price for the common stock of the company has been at or above $0.60 per share for five (5) consecutive trading days. The warrant shall expire 45 days from the date the warrant is called. The purchasers of the Units as a group have the right to elect one Board member from the greater of two years from the closing date of the financing or until such time the holders own less than 25% of the total issued and outstanding shares. After closing of the financing, the Board may not increase outstanding shares of stock, stock options or warrants beyond 15% as long as the Unit holders have a Board seat, unless there is a unanimous vote of the Board. If that vote occurs, existing Unit holders are entitled to purchase additional shares at a 50% discount from the market price as defined. The Company is required to file a registration statement. If the registration statement is not declared effective by January 31, 2004, the Unit holders

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

received penalty warrants equal to a percentage of the warrants, with a 12% maximum, included in the offering as follows:

January 31, 2004        0%
February 29, 2004       6%
March 31, 2004          9%
April 1, 2004          12%

During the quarter ended September 30, 2003, pursuant to the Regulation D Unit offering, the Company received subscription agreements for the purchase of 8,652,372 common shares and 8,652,372 warrants at $0.095 per share, or $822,000 of which $804,500 has been received and a subscription receivable of $17,500 has been recorded as of December 31, 2003.

During the quarter ended September 30, 2003, the Company authorized and issued 1,380,000 common shares for consulting services. The shares were valued at the contemporaneous sale price of $0.095 per share, resulting in an aggregate value of $131,100. This amount is recognized over the term of the consulting agreements, which range from 6 to 60 months, with $40,692 recognized as consulting expense through December 31, 2003 and $90,408 recorded as a deferred consulting fee component of equity at December 31, 2003.

During the quarter ended September 30, 2003, the Company authorized 5,199,154 common shares pursuant to the anti-dilution terms of a Consulting Agreement. (See Note 4) The shares were valued at $0.095 resulting in an aggregate value of $493,920. This amount is recognized over the 5-year term of the agreement with $41,187 recognized as consulting expense through December 31, 2003 and $452,733 recorded as a deferred consulting fee component of equity at December 31, 2003.

On September 25, 2003, 550,000 common shares were purchased by an individual under the Regulation D offering, for $52,250 or $0.095 per share cash pursuant to the offering. The investor also received warrants to purchase 55,000 common shares at $0.18 per shares, expiring December 31, 2005.

In September 2003, 950,000 common shares were issued by the transfer agent in anticipation of receiving subscriptions for 950,000 common shares and warrants for $90,250. The subscriptions were never received but the stock has not yet been cancelled. Accordingly, such shares are not reflected as issued or outstanding in the accompanying financial statements at December 31, 2003.

In September 2003, 1,052,600 common shares were issued as a signing bonus and $100,000 compensation expense was recognized for the fully vested shares. (See
Note 8(B))

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

On July 9, 2003, the company authorized 30,000 common shares as consideration for services. The shares were valued at $0.095 per share, or $2,850. This amount is recognized over the 12-month term of the consulting agreement with $1,425 recognized as consulting expense through December 31, 2003 and $1,425 recorded as a deferred consulting fee component of equity at December 31, 2003. The shares are reflected in issuable shares at December 31, 2003.

In November 2003, the Company settled a $15,000 open loan outstanding with 75,790 common shares and a warrant to purchase 75,790 common shares at an exercise price of $0.18 per share. The shares were valued at $0.095 per share, or $7,200, resulting in a settlement gain of $7,800. The company issued 368,421 common shares and a warrant to purchase 368,421 common shares at an exercise price of $0.18 per share to settle a $35,000 convertible debenture and $2,503 accrued interest. As the debenture was convertible to only 93,060 common shares valued at $8,841, the Company recognized a settlement loss of $26,159. (See Note
6)

On December 10, 2003, the company authorized 100,000 common shares valued at $0.095 per share, or $9,500, in consideration for equity research services. The shares are reflected in issuable shares at December 31, 2003.

During the quarter ended December 31, 2003, the Company granted 1,779,042 common shares under one-year consulting agreements and another 100,000 shares to extend an existing agreement by three months. The shares were valued at $0.095 per share, or an aggregate value of $178,509. This amount is recognized over the term of the consulting agreements, with $23,430 recognized as consulting expense in the fourth quarter and $155,079 recorded as a deferred consulting fee component of equity at December 31, 2003.

During the quarter ended December 31, 2003, pursuant to the Regulation D Unit offering, the Company received subscription agreements for the purchase of 3,947,250 common shares and 3,947,250 warrants at $0.095 per share, or $375,000 of which $365,000 has been received and a subscription receivable of $10,000 has been recorded as of December 31, 2003.

During the quarter ended December 31, 2003, the company authorized and issued 1,204,422 common shares as commission on raising capital, resulting in a debit to additional paid-in capital of $1,204.

During the quarter ended December 31, 2003, the Company authorized 1,686,135 common shares pursuant to the anti-dilution terms of a Consulting Agreement. (See Notes 3 and 8(A)) The shares were valued at $0.095 resulting in an aggregate value of $160,183. This amount is recognized over the 5-year term of the agreement with $160,183 recorded as

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

a deferred consulting fee component of equity at December 31, 2003.

(C) COMMON STOCK WARRANTS

During the quarter ended December 31, 2003, pursuant to the Regulation D Unit offering, the Company granted 13,149,622 warrants to purchase common shares at an exercise price of $0.18 in conjunction with the issuance of 13,149,622 common shares upon receipt of subscription agreements.

(D) COMMON STOCK OPTIONS

Officers, employees or directors of the Company or other such persons who are not employees as the plan administrator shall select are awarded non-transferable incentive or non-qualified options periodically for the purchase of common stock of the Company under the Company's 2001 Stock Option Plan (the "Plan") which authorizes grants for up to 2,000,000 shares of the Company's common stock and was effective December 1, 2001. The options, which typically expire not greater than ten years from the grant date, but may expire earlier as determined by the compensation committee of the Board of Directors, vest as determined by the compensation committee of the Board of Directors. If vesting is not specified, the options shall vest at 20% per year over a period of five years. Upon termination of employment, for any reason other than cause, death, or disability, all rights to exercise options shall terminate three months after the date of employment termination. If termination is due to death or disability, all rights to exercise options shall terminate one year after such date. If termination is for cause, all rights to exercise options shall terminate on the date of employment termination.

On August 28, 2002, pursuant to the Company's 2001 Stock Option Plan, the Board of Directors granted to the Company's legal counsel, who is a director of the Company, stock options to purchase 30,000 common shares in exchange for $60,000 of accounts payable due. The options were exercisable immediately at $0.0002 per share or an aggregate $6. The options were simultaneously exercised on August 28, 2002 and the $6 was paid with the reduction of accounts payable owned to the legal counsel. The trading value of the common stock on the grant date was $2.80, resulting in a value per share of $2.80 under the Black-Scholes option pricing method in accordance with SFAS 123 using the following assumptions: expected dividend yield 0%, risk-free interest rate of 2.32%, volatility of 129% and a nil term due to immediate exercise. The aggregate value of the options was $83,994, resulting in a settlement loss of $23,994 in 2002.

On January 28, 2002, the Company granted a variable amount of options pursuant to the employment agreement with its President. The agreement stipulated a grant equal to 10% of the outstanding shares of the Company. Under the variable accounting method of APB 25 and related interpretations, which increases or decreases the related compensation

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

expense at each balance sheet date based on the fair market value of the aggregate options at that date, the Company's compensation expense fluctuated up and down during the year. In November 2002, the employment agreement was amended to fix the quantity of options to 91,590, amend the exercise price to $0.10 and extend the term to November 20, 2005 The compensation expense was adjusted to a final value for the year 2002 of $64,113 based upon the intrinsic value of those options on the amendment date. The intrinsic value per option was computed as the trading price of $0.80 on the amendment date less the exercise price of $0.10 or $0.70. This employment agreement was terminated in October 2003. (See
Note 7)

On December 2, 2002, the Company granted anti-dilutive options under a new employment contract with its Director of Operations. The employee is to receive options to purchase an aggregate 5% of the issued and outstanding common shares during the three term of the contract at an exercise price of $0.20 per share. Accordingly, 51,100 options were issuable to the employee as of December 31, 2002 and 1,284,815 options were issuable at December 31, 2003. The options in 2002 were valued at $16,183 using the intrinsic value method under APB 25 resulting in an immediate compensation expense of $16,182 since the options were fully vested at the grant date. As the ultimate quantity of options to be granted under the agreement is variable based on the 5% provision, the options are accounted for under the variable method with aggregate compensation adjusted up or down based on a revaluation at each balance sheet date. Accordingly, based on the variable method the $16,182 was reversed in 2003 since the intrinsic value became zero.

Under a 5-year employment agreement with its new president, effective September 22, 2003, the president was granted options to purchase 1,052,600 common shares exercisable at $0.18 per share, expiring December 31, 2005 and options to purchase 910,125 common shares at $0.095 per share expiring December 31, 2005. Under the intrinsic value method, the options had no value.

A summary of the options issued to officers and for legal services during 2002 and 2003 and changes during those years is presented below:

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

                                                            Weighted
                                           Number of         Average
                                          Options Exercise    Price
                                        ----------------  ----------------
Stock Options
Balance at January 1, 2002                          --   $       --
Granted                                        172,690   $     0.12
Exercised                                      (30,000)  $   0.0002
Forfeited                                           --   $       --
                                        ----------------  ----------------
Balance at December 31, 2002                   142,690   $     0.14
                                        ================  ================

Options  exercisable  at  December  31,
  2002                                         142,690   $     0.14
                                        ----------------  ----------------
Weighted average fair value of options
  granted during the period                              $     1.00
                                                          ================

                                                            Weighted
                                           Number of         Average
                                          Options Exercise   Price
                                        ----------------  ----------------
Stock Options
Balance at January 1, 2003                     142,690   $     0.14
Granted                                      3,196,440   $     0.16
Exercised                                           --   $       --
Forfeited                                           --   $       --
                                        ----------------  ----------------
Balance at December 31, 2003                 3,339,130   $     0.16
                                        ================  ================

Options  exercisable  at  December  31,
  2003                                       3,339,130   $     0.16
                                        ----------------  ----------------
Weighted average fair value of options
  granted during the period                              $    0.095
                                                          ================

The following table summarizes information about employee stock options outstanding at December 31, 2003:

                  Options Outstanding                         Options Exercisable
--------------------------------------------------------  -----------------------------
                                  Weighted
                    Number        Average      Weighted                       Weighted
    Range of     Outstanding     Remaining     Average        Number          Average
    Exercise     at December     Contractual   Exercise    Exercisable at     Exercise
      Price        31, 2003         Life        Price     December 31,2003     Price
    ----------- ---------------  -----------  ----------  ----------------  -----------
 $        0.10          91,590   3.89 Years  $     0.10            91,590  $      0.10
    0.095-0.18       1,962,725   2.00 Years        0.14         1,962,725         0.14
          0.20       1,284,815   1.92 Years        0.20         1,284,815         0.20
                ===============               ==========  ================  ===========
                     3,339,130               $     0.16         3,339,130  $      0.16
                ===============               ==========  ================  ===========

NOTE 10 INCOME TAXES

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

There was no income tax expense for the years ended December 31, 2003 and 2002 due to the Company's net losses.

The Company's tax expense differs from the "expected" tax expense (benefit) for the years ended December 31, 2003 and 2002, (computed by applying the Federal Corporate tax rate of 34% to loss before taxes), as follows:

                                           2003         2002
                                         ---------    ---------
Computed "expected" tax expense       $  (726,668)  $ (537,116)
(benefit)
Equity based expenses                     264,693       53,956
Change in valuation allowance             461,975      483,160
                                         ---------    ---------
                                      $        --   $       --
                                         =========    =========

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2003 are as follows:

Deferred tax assets:
Net operating loss carryforward        $  2,304,666
                                         -----------
Total gross deferred tax assets           2,304,666
Less valuation allowance                 (2,304,666)
                                         -----------
Net deferred tax assets                $         --
                                         ===========

The Company has a net loss carryforward of approximately $6,778,000 at December 31, 2003. Due to a change in business on April 1, 2003, approximately $5,500,000 of this is not useable.

The valuation allowance at January 1, 2003 was $1,842,691. The net change in valuation allowance during the year ended December 31, 2003 was an increase of $461,975.

NOTE 11 CONCENTRATIONS

(A) CONCENTRATION OF CREDIT RISK

The Company maintains its cash in bank deposit accounts, which, at times, exceed federally insured limits. At December 31, 2003, the Company had $38,313 in United States bank deposits, which exceed federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2003.

(B) CONCENTRATION OF PATENT LICENSE

The Company licenses its technology under a patent license with a principal stockholder/consultant ("Licensor") The principal stockholder became a principal stockholder by virtue of the 22% anti-dilution clause of the consulting agreement (see Note 3). As of December 31, 2003, certain

                                   DTOMI, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

claims are being made against the licensor regarding a third party interest in the patents. There remains a risk that the third party can influence the patents rights currently licensed to the Company which could significantly affect the Company's business since the business plan of the Company is solely dependent upon the patent license. (See Notes 3 and 8(A))

NOTE 12 RELATED PARTIES

In October 2003, the Company settled the $78,139 due to affiliate by exchanging it for the $40,480 of net property and equipment. A settlement gain of $37,659 was recognized. (See Note 4)

The Company pays rent to the above affiliate where a former president and current director of the Company is also an officer of the affiliate. Rent is $4,800 per month. Total fees paid or accrued in 2003 and 2002 were $48,632 and $52,800.

The Company uses certain administrative and accounting resources of an affiliate. Expenses during 2003 and 2002 were $7,812 and $863, respectively.

Certain amounts are due to the former president who is a current Director of the Company (see Note 7).

The Company has $11,734 due to its outside legal counsel firm. The principal of that firm is a director of the Company. Legal expenses from this firm were $309,460 and $440,278 in 2003 and 2002, respectively.

The Company licenses its patents from a principal stockholder/consultant. (See Notes 3, 8(A), 8(D) and 11).

NOTE 13 SHARE EXCHANGE AGREEMENT AND TERMINATION FEE

On October 2, 2002, the Company executed a binding Share Exchange Agreement (the "Agreement") with a New York Limited Liability Company (the "LLC"), to purchase all of the units of ownership. The terms of the Share Exchange Agreement provided for a closing no later than October 31, 2002. In December 2002, the Company executed a revision to the Agreement to extend the closing date for a $25,000 fee to be applied to future consulting or to be used, as a termination fee of the purchase does not close. As of December 31, 2002, management expected that the purchase would not close and accordingly expensed the $25,000 as a settlement fee since recoverability of the fee was not likely.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Registrant's bylaws, the Registrant shall indemnify all of its officers and directors for such expenses and liabilities, in such manner, under such circumstances to such extent as permitted by the Nevada Business Corporations Act, as now enacted or hereafter amended. Unless otherwise approved by the Registrant's board of directors, the Registrant shall not indemnify any of its employees who are not otherwise entitled to indemnification pursuant to our bylaws.

Nevada law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, that is, one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The Registrant's Articles of Incorporation and Bylaws also contain provisions stating that no director shall be liable to the Registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Nevada law (for unlawful payment of dividends, or unlawful stock purchases or redemptions) or (4) a transaction from which the director derived an improper personal benefit. The intention of the foregoing provisions is to eliminate the liability of our directors to our stockholders to the fullest extent permitted by Nevada law.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Dtomi will pay all expenses in connection with this offering.

--------------------------------------------------------------------------------
Securities and Exchange Commission Registration Fee                    $   1,063
--------------------------------------------------------------------------------
Printing and Engraving Expenses                                        $   2,500
--------------------------------------------------------------------------------
Accounting Fees and Expenses                                           $  20,000
--------------------------------------------------------------------------------
Legal Fees and Expenses                                                $  50,000
--------------------------------------------------------------------------------
Miscellaneous                                                          $  10,000
--------------------------------------------------------------------------------
TOTAL                                                                  $  83,563
--------------------------------------------------------------------------------

RECENT SALES OF UNREGISTERED SECURITIES

Between April 1999 and December 31, 2001, Dtomi did not offer or sell any securities.

Since January 1, 2002, we issued the following securities, none of which have been registered under the Securities Act of 1933, as amended:

On January 21, 2002, we offered and sold to International Manufacturer's Gateway, Inc., a Delaware corporation ("IMG") 483,690 shares of common stock in connection with an Asset Purchase Agreement dated January 20, 2002, by and between Dtomi and IMG. The offering to IMG was made in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act. The aggregate dollar value of the consideration for such issuance of shares was $323,045.

On January 28, 2002, we offered and sold to our then acting Chief Executive Officer, President, Treasurer and Director, John "JT" Thatch an option to purchase 91,590 shares of our common stock at an exercise price of $0.20 per share in exchange for Mr. Thatch's services to Dtomi. The option vested on January 28, 2002. The offering to Mr. Thatch was made in reliance on the exemption from registration afforded by Section 4(2) of the Act. The aggregate dollar value of the consideration for such issuance of shares was $28,350.

On April 7, 2003, pursuant to an Asset Purchase Agreement by and between Dtomi and John Simpson, who became a director and officer of Dtomi, we offered and sold 711,992 shares of our common stock to Mr. Simpson in exchange for the patent on which the Air Spring Axle system is based. No commissions or fees were paid in connection with the offering. The offering to Mr. Simpson was made in reliance on the exemption from registration provided by Section 4(2) of the Act. The aggregate dollar value of the consideration for such issuance of shares was $692,559.

In April and May 2003, Dtomi issued two 10% one-year convertible debentures to two individuals, both of whom are non-US persons under Regulation S of the Act, for $35,000 and $17,000. The $35,000 was paid for with $20,000 cash and an existing loan balance of $15,000 and the $17,000 was paid for with cash. Upon expiration of one year or Dtomi filing of a registration statement for any of its securities, whichever is earlier, the holder's principal and accrued interest shall automatically convert upon the earlier of: (i) the expiration of one year from the date upon which the debenture is executed; or (ii) the filing by Dtomi of a registration statement for any of its securities under the Securities Act (the "Conversion Date"), all principal and accrued interest due on the debenture (the "Convertible Amount") shall automatically convert into that number of fully paid and nonassessable shares of common stock of the Company (the "Conversion Shares") in accordance with either of the following formulas:

             (1) No. of Conversion =                          Convertible Amount
                                                              Shares                        .65 X
                                                              the five (5) day
                                                              average closing
                                                              bid price of the
                                                              Company's common
                                                              stock as of the
                                                              Conversion Date.

                                                                (OR)

             (2)  No. of Conversion         =                 Convertible Amount
                                                              -----------------------------------
                           Shares                                      $0.75

Based upon the stipulated formula, there was no beneficial conversion feature recorded. The issuance of the Debentures was made pursuant to Rule 903(b)(3) of Regulation S of the Act.

On May 5, 2003, we offered and sold an aggregate of 153,847 shares of our common stock to one natural person. We received total proceeds of $20,000 from this offering. No commissions or fees were paid in connection with the offering. The offering was made in reliance on the exemption from registration provided by
Section 4(2) of the Act.

On May 8, 2003, we offered and sold an aggregate of 76,922 shares of our common stock to one natural person. We received total proceeds of $10,000 from this offering. No commissions or fees were paid in connection with the offering. The offering was made pursuant to Rule 903(b)(3) of Regulation S of the Act.

On June 3, 2003, we offered and sold an aggregate of 1,665,000 shares of our common stock to nine natural persons in exchange for the cancellation of debt accrued by Dtomi to certain investors. No commissions or fees were paid in connection with the offering. The offering was made in reliance on the exemption from registration provided by Section 4(2) of the Act. The aggregate dollar value of the consideration for such issuance of shares was $323,989.

On September 8, 2003, we offered and sold an aggregate of 80,000 shares of our common stock to two natural persons in exchange for certain services rendered to Dtomi. The services provided were introducing the Dtomi to business opportunities that complement the Air Spring Axle. No commissions or fees were paid in connection with the offering. The offering was made in reliance on the exemption from registration provided by Section 4(2) of the Act. The aggregate dollar value of the consideration for such issuance of shares was $7,600.

On October 29, 2003, we offered and sold 1,034.7 Units for proceeds of $919,750 cash, a subscription receivable of $17,500, and cancellation of $7,200 existing debt, and $90,250 of cash received in 2004; No commissions or fees were paid in connection with the offering. The offering was made to individuals who are not "U.S. Persons," as defined under Rule 902(k) of the Act and pursuant to Rule 903(b)(3) of Regulation S of the Act.

On September 30, 2003, offered and sold an aggregate of 100 Units consisting of an aggregate of 1,052,600 shares of our common stock and a warrant to purchase an additional 1,052,600 shares of common stock to John Haddock, Dtomi's chief executive officer, as partial consideration for his services to Dtomi. No commissions or fees were paid in connection with the offering. The offering was made in reliance on the exemption from registration provided by Section 4(2) of the Act. The aggregate dollar value of the consideration for such issuance of shares was $100,000.

On November 11, 2003, 35 Units consisting of 368,421 shares of common stock were issued to a non-US person under Regulation S of the Act person in exchange for the cancellation of a $35,000 convertible debenture and accrued interest of $2,503 thereunder. Under the terms of the convertible debenture, $8,841 worth of stock was due instead of $35,000 worth, which was issued. Dtomi incurred a settlement loss of $26,159 resulting in a credit to equity of $63,662. One convertible debenture of $17,000 remains at December 31, 2003. The offering was made pursuant to Rule 903(b)(3) of Regulation S of the Act.

On November 17, 2003, we offered and sold 260 units, each unit consisting of 10,526 shares of common stock and a warrant to purchase an additional 10,526 shares of our common stock to 5 natural persons. No commissions or fees were paid in connection with the offering. We received total proceeds of $260,000 from this offering. The offering was made in reliance on the exemption from registration provided by Section 4(2) of the Act, and Rule 506 promulgated pursuant to Regulation D of the Act.

On December 22, 2003, we offered and sold an aggregate of 230,000 shares of our common stock to five natural persons in exchange for consulting services to Dtomi by each investor. The services provided were introducing the Dtomi to business opportunities that complement the Air Spring Axle and/or providing marketing advisory services to Dtomi. No commissions or fees were paid in connection with the offering. The offering was made in reliance on the exemption from registration provided by Section 4(2) of the Act. The aggregate dollar value of the consideration for such issuance of shares was $21,850.

On December 22, 2003, we offered and sold an aggregate of 30,000 shares of our common stock to one natural person in exchange for consulting services to Dtomi by such natural person. The consulting services provided were to identify potential investors in Dtomi. No commissions or fees were paid in connection with the offering. The offering was made in reliance on the exemption from registration provided by Section 4(2) of the Act, and Rule 506 promulgated pursuant to Regulation D of the Act. The aggregate dollar value of the consideration for such issuance of shares was $2,850.

On December 22, 2003, we offered and sold an aggregate of 4,400,000 shares of our common stock to one natural person in exchange for investment advisory services to Dtomi by the natural person. The consulting services provided were to identify potential offshore, non-U.S. investors in Dtomi. No commissions or fees were paid in connection with the offering. The offering was made pursuant to Rule 903(b)(3) of Regulation S of the Act. The aggregate dollar value of the consideration for such issuance of shares was $79,200.

On December 22, 2003, we offered and sold an aggregate of 764,422 shares of our common stock to five natural person s in exchange for debt/equity funding brokerage services to Dtomi by each natural person. The consulting services provided were to identify potential offshore, non-U.S. investors in Dtomi. No commissions or fees were paid in connection with the offering. The offering was made in reliance on the exemption from registration provided by Section 4(2) of the Act with respect to four of the offerees and pursuant to Rule 903(b)(3) of Regulation S of the Act with respect to one offeree. The aggregate dollar value of the consideration for such issuance of shares was $137,596.

On December 22, 2003 we offered and sold 10 units, each unit consisting of 10,526 shares of common stock and a warrant to purchase an additional 10,526 shares of our common stock to one natural person. We received a promissory note for $10,000, which note was subsequently paid with $10,000 cash. No commissions or fees were paid in connection with the offering. The offering was made in reliance on the exemption from registration provided by Section 4(2) of the Act, and Rule 506 promulgated pursuant to Regulation D of the Act.

On January 13, 2004, Dtomi offered and sold an aggregate of 900,000 shares of common stock to two natural persons pursuant to a consulting agreement by and between Dtomi and each purchaser. No commission or other remuneration was paid in connection with the offering. Dtomi relied upon the exemption from registration provided by Rule 506 of Regulation D of the Act. The aggregate dollar value of the consideration for such issuance of shares was $85,500.

On April 2, 2004, Dtomi issued warrants to purchase an aggregate of 1,757,842 shares of common stock of Dtomi, at an exercise price of $0.18 per share, at any time prior to December 31, 2006. Pursuant to the Unit Purchase Agreement, Dtomi failed to timely register certain securities and was, therefore, obligated to issue additional warrants as a "penalty." The offering was made in reliance on the exemption from registration provided by Section 4(2) of the Act, and Rule 506 promulgated pursuant to Regulation D of the Act.

On April 29, 2004, we offered and sold an aggregate of 50,000 shares of our common stock to one natural person in exchange for marketing services to Dtomi by the investor. No commissions or fees were paid in connection with the offering. The offering was made pursuant to Rule 903(b)(3) of Regulation S of the Act. The aggregate dollar value of the consideration for such issuance of shares was $4,750.

On May 14, 2004, the Company offered and sold 17 Units and a warrant to purchase 21,469 shares of common stock of the Company, at a purchase price of $0.18 per share, through December 31, 2006, to one purchaser in exchange for the cancellation of a 10% Convertible Debenture. The offering was made pursuant to Rule 903(b)(3) of Regulation S of the Act, and no commissions or fees were paid in connection with the offering. The aggregate dollar value of the consideration for such issuance of Units was $18,738.

On May 27, 2004, each of Brunswick Growth Ventures, LLC and Praetorian Fund, LLC purchased 138,888 shares of common stock at a purchase price of $0.18 per share, for proceeds of $50,000 cash. The offering was made in reliance on the exemption from registration provided by Section 4(2) of the Act, and Rule 506 promulgated pursuant to Regulation D of the Act. We paid a finder fee of $5,000 cash and issued a warrant to purchase 5,000 shares of our common stock as a finder fee in connection with the offering. The offering of the warrant was made in reliance on the exemption from registration provided by Section 4(2) of the Act.

In September 2004, Dtomi offered and sold four convertible promissory notes (each, a "Note") in offshore offerings in reliance upon Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended, for aggregate proceeds of $84,912.

Interest on the unpaid principal balance of each shall accrue at the rate of ten percent (10%) per annum compounded annually commencing on the date of the sale of such note, and shall be payable in a single installment at maturity as set forth below. All interest on each Note shall be computed daily on the basis of the actual number of days elapsed over a year assumed to consist of three hundred sixty-five (365) days.

If not automatically converted at an earlier date as provided below, (i) the entire unpaid balance of principal and all accrued and unpaid interest shall be due and payable six (6) months following the date of the sale of the Note (the "Maturity Date"), or (ii) the holder of a Note ("Holder"), at its election, may:

(1) convert the Note on or prior to the Maturity Date into the number of shares of common stock of the Company (the "Common Stock") obtained by dividing (a) the outstanding principal balance of, and all accrued and unpaid interest on, the Note as of the date that is fifteen (15) days from the date written notice is given by Holder to Dtomi of Holder's election to convert the Note, by (b) the average closing price per share of common stock of the Company, as reported by the Over-the-Counter Bulletin Board or such other interdealer quotation service or exchange on which such shares are primarily traded (as adjusted for any stock split, combination, consolidation or stock distributions or stock dividends or recapitalizations or the like) (the "Conversion Price Per Share") for the three days prior to conversion; or

(2) extend the Maturity Date to twelve (12) months following the date of the sale of the Note (the "Extended Maturity Period"), during which Extended Maturity Period unpaid principal balance of the Note shall accrue at the rate of ten percent (10%) per annum compounded annually commencing on the date hereof, and shall be payable in a single installment twelve (12) months following the date hereof, unless Holder elects to convert the entire unpaid balance of principal and all accrued and unpaid interest at an earlier date at the Conversion Price Per Share.

On January 25, 2005, Dtomi issued 1,880,000 shares of common stock to Robert Koch in exchange for the development of a marketing plan for and a re-design of Dtomi's website. The value of the services Mr. Koch is providing is apprximately

                                    EXHIBITS

---------------- ---------------------------------------------------------------
EXHIBIT
NUMBER           TITLE
---------------- ---------------------------------------------------------------
2.1              Asset  Purchase  Agreement,  dated  January  20,  2002,  by and between Dtomi,  Inc. and International  Manufacturers  Gateway,
                 Inc.  (incorporated  by reference to Dtomi's  Current Report on
                 Form 8-K filed on January 29, 2002)
---------------- ---------------------------------------------------------------
2.2              Asset Purchase  Agreement,  dated April 7, 2003, by and between
                 Dtomi,  Inc.  and John  Simpson  (incorporated  by reference to
                 Dtomi's Current Report on Form 8-K filed on April 10, 2003)
---------------- ---------------------------------------------------------------
3.1.1            Articles of Incorporation  of Dtomi  (incorporated by reference to Dtomi's Registration  Statement on Form 10-SB 12G/A filed on
                 November 26, 1999)
---------------- ---------------------------------------------------------------

---------------- ---------------------------------------------------------------
EXHIBIT
NUMBER           TITLE
---------------- ---------------------------------------------------------------
3.1.2            Certificate of Amendment to Articles of Incorporation of Dtomi
                 (incorporated by reference to Dtomi's Registration Statement on
                 Form 10-SB 12G/A filed on November 26, 1999)
---------------- ---------------------------------------------------------------
3.1.3            Certificate of Amendment to Articles of Incorporation of Dtomi
                 filed October 25, 2001 (incorporated by reference to Dtomi's
                 Quarterly Report on Form 10-QSB filed on December 18, 2001)
---------------- ---------------------------------------------------------------
3.2              Bylaws  of  Dtomi   (incorporated   by   reference  to  Dtomi's
                 Registration  Statement  on Form 10-SB  12G/A filed on November
                 26, 1999)
---------------- ---------------------------------------------------------------
4.1              Form of Common Stock Purchase Warrant  Certificate  (filed with the an Exhibit  to  Registration  Statement  on Form SB-2 filed with the Commission on June 4, 2004)
---------------- ---------------------------------------------------------------
4.2              Form of Penalty Common Stock Purchase Warrant  Certificate (see
                 Exhibit 4.1)
---------------- ---------------------------------------------------------------
5.1              Opinion of The Otto Law Group, PLLC
---------------- ---------------------------------------------------------------
10.1             Stock  Purchase  Agreement,  dated  September  24, 2001, by and among J. Stephen Barley, Sarah Dankert, Michael Schliman, Zaida
                 Torres  and  Copper  Valley  Minerals  Ltd.   (incorporated  by
                 reference to the Company's  Current Report on Form 8-K filed on
                 October 11, 2001)
---------------- ---------------------------------------------------------------
10.2             Dtomi,  Inc. 2001 Stock Option Plan  (incorporated by reference to Dtomi's  Quarterly  Report on Form 10-QSB  filed on December
                 18, 2001)
---------------- ---------------------------------------------------------------
10.3             International  Manufacturers  Gateway,  Inc.  2000 Stock Option
                 Plan  (incorporated by reference to Dtomi's Quarterly Report on
                 Form 10-QSB filed on December 18, 2001)
---------------- ---------------------------------------------------------------
10.4             Employment  Agreement  by and between  Dtomi and  Michael  Alon
                 (incorporated  by reference to Dtomi's  Current  Report on Form
                 8-K filed on October 11, 2002)
---------------- ---------------------------------------------------------------
10.5             Employment  Agreement  by and between  Dtomi and Michael  Korff
                 (incorporated  by reference to Dtomi's  Current  Report on Form
                 8-K filed on October 11, 2002)
---------------- ---------------------------------------------------------------
10.6             Employment  Agreement,  dated November 21, 2002, by and between
                 Dtomi  and John  "JT"  Thatch  (incorporated  by  reference  to
                 Dtomi's Annual Report on Form 10-KSB filed on April 15, 2003)
---------------- ---------------------------------------------------------------
10.7             Employment Agreement,  dated September 22, 2003, by and between
                 Dtomi and John  Haddock  (incorporated  by reference to Dtomi's
                 Quarterly Report on Form 10-QSB filed on November 14, 2003)
---------------- ---------------------------------------------------------------
10.8             Assignment  of  Patent  Rights,  dated  July 18,  2003,  by and between  Dtomi and John Simpson  (incorporated  by reference to
                 Dtomi's Current Report on Form 8-K filed on July 18, 2003)
---------------- ---------------------------------------------------------------
10.9             Mutual  Release and  Termination,  dated July 18, 2003,  by and between  Dtomi and John Simpson  (incorporated  by reference to
                 Dtomi's Current Report on Form 8-K filed on July 18, 2003)
---------------- ---------------------------------------------------------------
10.10            Exclusive Patent License Agreement, dated July 31, 2003, by and between  Dtomi and John Simpson  (incorporated  by reference to
                 Dtomi's Current Report on Form 8-K filed on July 18, 2003)
---------------- ---------------------------------------------------------------
10.11            Consulting  Services  Agreement,  dated July 31,  2003,  by and between  Dtomi and John Simpson  (incorporated  by reference to
                 Dtomi's Current Report on Form 8-K filed on July 18, 2003)
---------------- ---------------------------------------------------------------
10.12            Amendment No. 1 to Consulting Services Agreement,  13, 2004, by
                 and among Moshe Grauman and Dtomi, Inc. (incorporated by reference to Dtomi's registration statement for on Form S-8 filed on February 6, 2004)

---------------- ---------------------------------------------------------------
EXHIBIT
NUMBER           TITLE
---------------- ---------------------------------------------------------------
10.13            Amendment No. 2 to Consulting Services Agreement, dated January
                 13, 2004, by and among  Cambridge  Securities  Group and Dtomi,
                 Inc.   (incorporated  by  reference  to  Dtomi's   registration
                 statement for on Form S-8 filed on February 6, 2004)
---------------- ---------------------------------------------------------------
10.14            Consulting Services  Agreement,  dated December 2, 2003, by and between Azalea Group Ltd. PA and Dtomi,  Inc.  (incorporated by reference  to Dtomi's  registration  statement  for on Form S-8 filed on December 3, 2003)
---------------- ---------------------------------------------------------------
10.15            Consulting Services Agreement,  dated November 25, 2003, by and between  Excipio Group S.A. and Dtomi,  Inc.  (incorporated  by reference  to Dtomi's  registration  statement  for on Form S-8 filed on December 2, 2003)
---------------- ---------------------------------------------------------------
10.16            Consulting Services  Agreement,  dated October 10, 2003, by and between  Christian  Haneder and Dtomi,  Inc.  (incorporated  by reference  to Dtomi's  registration  statement  for on Form S-8 filed on October 17, 2003)
---------------- ---------------------------------------------------------------
10.17            Consulting Services  Agreement,  dated October 10, 2003, by and between Eric Okamoto,  M.D. and Dtomi,  Inc.  (incorporated  by reference  to Dtomi's  registration  statement  for on Form S-8 filed on October 17, 2003)
---------------- ---------------------------------------------------------------
10.18            Amendment No. 1 to Consulting Services Agreement, dated October
                 10, 2003, by and between Cambridge  Securities Group and Dtomi,
                 Inc.   (incorporated  by  reference  to  Dtomi's   registration
                 statement for on Form S-8 filed on October 17, 2003)
---------------- ---------------------------------------------------------------
10.19            Consulting  Services  Agreement,  dated August 21, 2003, by and
                 between  Moshe  Grauman  and  Dtomi,   Inc.   (incorporated  by
                 reference  to Dtomi's  registration  statement  for on Form S-8 filed on September 19, 2003)
---------------- ---------------------------------------------------------------
10.20            Consulting Services Agreement,  dated September 5, 2003, by and
                 between   Bishops  Gate   Partners,   Inc.   and  Dtomi,   Inc.
                 (incorporated  by reference to Dtomi's  registration  statement for on Form S-8 filed on September 19, 2003)
---------------- ---------------------------------------------------------------
10.21            Consulting Services Agreement,  dated September 5, 2003, by and
                 between   Cambridge    Securities   Group   and   Dtomi,   Inc.
                 (incorporated  by reference to Dtomi's  registration  statement for on Form S-8 filed on September 19, 2003)
---------------- ---------------------------------------------------------------
10.22            Engagement  Agreement,  dated  October 22, 2001, by and between
                 The Otto Law  Group,  PLLC and  Dtomi,  Inc.  (incorporated  by reference  to Dtomi's  registration  statement  for on Form S-8 filed on June 11, 2003)
---------------- ---------------------------------------------------------------
10.23            Consulting  Services  Agreement,  dated  May 21,  2003,  by and between Francesco Pasquali, and Dtomi, Inc. (incorporated by reference to Dtomi's registration statement for on Form S-8 filed on June 11, 2003)

---------------- ---------------------------------------------------------------
EXHIBIT
NUMBER           TITLE
---------------- ---------------------------------------------------------------
10.24            Consulting  Services  Agreement,  dated  May 28,  2003,  by and
                 between  Edward  Klaeger  and  Dtomi,  Inc.   (incorporated  by
                 reference  to Dtomi's  registration  statement  for on Form S-8 filed on June 11, 2003)
---------------- ---------------------------------------------------------------
10.25            Consulting  Services  Agreement,  dated  May 21,  2003,  by and between  San Rafael  Consulting  Group,  LLC,  and Dtomi,  Inc.
                 (incorporated  by reference to Dtomi's  registration  statement for on Form S-8 filed on June 11, 2003)
---------------- ---------------------------------------------------------------
10.26            Consulting  Services  Agreement,  dated  May 21,  2003,  by and
                 between   Bishops  Gate   Partners,   Inc.   and  Dtomi,   Inc.
                 (incorporated  by reference to Dtomi's  registration  statement for on Form S-8 filed on June 11, 2003)
---------------- ---------------------------------------------------------------
10.27            Consulting  Services  Agreement,  dated  May 28,  2003,  by and between Joel Fedder and Dtomi, Inc.  (incorporated by reference to Dtomi's registration statement for on Form S-8 filed on June
                 11, 2003)
---------------- ---------------------------------------------------------------
10.28            Consulting  Services  Agreement,  dated  May 28,  2003,  by and
                 between  Andrew  Fisher  and  Dtomi,   Inc.   (incorporated  by
                 reference  to Dtomi's  registration  statement  for on Form S-8 filed on June 11, 2003)
---------------- ---------------------------------------------------------------
10.29            Consulting  Services  Agreement,  dated  May 28,  2003,  by and
                 between  Teresa  Ruddle  and  Dtomi,   Inc.   (incorporated  by
                 reference  to Dtomi's  registration  statement  for on Form S-8 filed on June 11, 2003)
---------------- ---------------------------------------------------------------
10.30            Consulting  Services  Agreement,  dated  May 28,  2003,  by and between The  Rangeley  Company  (C.I.),  Ltd.  And Dtomi,  Inc.
                 (incorporated  by reference to Dtomi's  registration  statement for on Form S-8 filed on June 11, 2003)
---------------- ---------------------------------------------------------------
10.31            Consulting  Agreement,  dated November 25, 2002, by and between
                 Dtomi,  Inc. and Jaime S. Gomez  (incorporated  by reference to
                 Dtomi's  registration  statement  for  on  Form  S-8  filed  on
                 November 26, 2002)
---------------- ---------------------------------------------------------------
10.32            Non-Qualified Stock Option Agreement, dated August 27, 2002, by
                 and  between  Dtomi,   Inc.  and  The  Otto  Law  Group,   PLLC
                 (incorporated  by reference to Dtomi's  registration  statement for on Form S-8 filed on August 28, 2002)
---------------- ---------------------------------------------------------------
23.1             Consent of Salberg & Company, P.A.
---------------- ---------------------------------------------------------------
23.2             Consent of the Otto Law Group, PLLC (contained in Exhibit 5.1)
---------------- ---------------------------------------------------------------
10.23            Consulting  Services  Agreement,  dated  May 21,  2003,  by and between Francesco Pasquali, and Dtomi, Inc. (incorporated by reference to Dtomi's registration statement for on Form S-8 filed on June 11, 2003)

---------------- ---------------------------------------------------------------
EXHIBIT
NUMBER           TITLE
---------------- ---------------------------------------------------------------
10.24            Consulting  Services  Agreement,  dated  May 28,  2003,  by and
                 between  Edward  Klaeger  and  Dtomi,  Inc.   (incorporated  by
                 reference  to Dtomi's  registration  statement  for on Form S-8 filed on June 11, 2003)
---------------- ---------------------------------------------------------------
10.25            Consulting  Services  Agreement,  dated  May 21,  2003,  by and between  San Rafael  Consulting  Group,  LLC,  and Dtomi,  Inc.
                 (incorporated  by reference to Dtomi's  registration  statement for on Form S-8 filed on June 11, 2003)
---------------- ---------------------------------------------------------------
10.26            Consulting  Services  Agreement,  dated  May 21,  2003,  by and
                 between   Bishops  Gate   Partners,   Inc.   and  Dtomi,   Inc.
                 (incorporated  by reference to Dtomi's  registration  statement for on Form S-8 filed on June 11, 2003)
---------------- ---------------------------------------------------------------
10.27 Consulting Services Agreement, dated May 28, 2003, by and between Joel Fedder and Dtomi, Inc. (incorporated by reference to Dtomi's registration statement for on Form S-8 filed on June 11, 2003)
---------------- ---------------------------------------------------------------
10.28 Consulting Services Agreement, dated May 28, 2003, by and between Andrew Fisher and Dtomi, Inc. (incorporated by reference to Dtomi's registration statement for on Form S-8 filed on June 11, 2003)
---------------- ---------------------------------------------------------------
10.29 Consulting Services Agreement, dated May 28, 2003, by and between Teresa Ruddle and Dtomi, Inc. (incorporated by reference to Dtomi's registration statement for on Form S-8 filed on June 11, 2003)
---------------- ---------------------------------------------------------------
10.30 Consulting Services Agreement, dated May 28, 2003, by and between The Rangeley Company (C.I.), Ltd. And Dtomi, Inc. (incorporated by reference to Dtomi's registration statement for on Form S-8 filed on June 11, 2003)
---------------- ---------------------------------------------------------------
10.31 Consulting Agreement, dated November 25, 2002, by and between Dtomi, Inc. and Jaime S. Gomez (incorporated by reference to Dtomi's registration statement for on Form S-8 filed on November 26, 2002)
---------------- ---------------------------------------------------------------
10.32 Non-Qualified Stock Option Agreement, dated August 27, 2002, by and between Dtomi, Inc. and The Otto Law Group, PLLC (incorporated by reference to Dtomi's registration statement for on Form S-8 filed on August 28, 2002)
---------------- ---------------------------------------------------------------
23.1             Consent of Salberg & Company, P.A.
---------------- ---------------------------------------------------------------
23.2             Consent of the Otto Law Group, PLLC (contained in Exhibit 5.1)

UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectuses filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Safety Harbor, state of Florida, on September 1, 2004.

                                   DTOMI, INC.

By: /s/ John Haddock
   ----------------------------------
   John Haddock

Chief Executive Officer and principal financial officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

                              SIGNATURE TITLE DATE

  /s/ John Haddock            Chief Executive Officer, Director   02/04/05
--------------------------
      John Haddock

  /s/ David M. Otto           Chairman of the Board, Secretary    02/04/05
--------------------------
      David M. Otto

  /s/ John Simpson            Director                            02/04/05
--------------------------
      John Simpson

                                  EXHIBIT INDEX

---------------- ---------------------------------------------------------------
EXHIBIT
NUMBER           TITLE
---------------- ---------------------------------------------------------------
2.1              Asset  Purchase  Agreement,  dated  January  20,  2002,  by and between Dtomi,  Inc. and International  Manufacturers  Gateway,
                 Inc.  (incorporated  by reference to Dtomi's  Current Report on
                 Form 8-K filed on January 29, 2002)
---------------- ---------------------------------------------------------------
2.2              Asset Purchase  Agreement,  dated April 7, 2003, by and between
                 Dtomi,  Inc.  and John  Simpson  (incorporated  by reference to
                 Dtomi's Current Report on Form 8-K filed on April 10, 2003)
---------------- ---------------------------------------------------------------
3.1.1            Articles of Incorporation  of Dtomi  (incorporated by reference to Dtomi's Registration  Statement on Form 10-SB 12G/A filed on
                 November 26, 1999)
---------------- ---------------------------------------------------------------
3.1.2            Certificate of Amendment to Articles of Incorporation of Dtomi
                 (incorporated by reference to Dtomi's Registration Statement on
                 Form 10-SB 12G/A filed on November 26, 1999)
---------------- ---------------------------------------------------------------
3.1.3            Certificate of Amendment to Articles of Incorporation of Dtomi
                 filed October 25, 2001 (incorporated by reference to Dtomi's
                 Quarterly Report on Form 10-QSB filed on December 18, 2001)
---------------- ---------------------------------------------------------------
3.2              Bylaws  of  Dtomi   (incorporated   by   reference  to  Dtomi's
                 Registration  Statement  on Form 10-SB  12G/A filed on November
                 26, 1999)
---------------- ---------------------------------------------------------------
4.1              Form of Common Stock Purchase Warrant  Certificate  (filed with the an Exhibit  to  Registration  Statement  on Form SB-2 filed with the Commission on June 4, 2004)
---------------- ---------------------------------------------------------------
4.2              Form of Penalty Common Stock Purchase Warrant  Certificate (see
                 Exhibit 4.1)
---------------- ---------------------------------------------------------------
5.1              Opinion of The Otto Law Group, PLLC
---------------- ---------------------------------------------------------------

---------------- ---------------------------------------------------------------
EXHIBIT
NUMBER           TITLE
---------------- ---------------------------------------------------------------
10.1             Stock  Purchase  Agreement,  dated  September  24, 2001, by and among J. Stephen Barley, Sarah Dankert, Michael Schliman, Zaida
                 Torres  and  Copper  Valley  Minerals  Ltd.   (incorporated  by
                 reference to the Company's  Current Report on Form 8-K filed on
                 October 11, 2001)
---------------- ---------------------------------------------------------------
10.2             Dtomi,  Inc. 2001 Stock Option Plan  (incorporated by reference to Dtomi's  Quarterly  Report on Form 10-QSB  filed on December
                 18, 2001)
---------------- ---------------------------------------------------------------
10.3             International  Manufacturers  Gateway,  Inc.  2000 Stock Option
                 Plan  (incorporated by reference to Dtomi's Quarterly Report on
                 Form 10-QSB filed on December 18, 2001)
---------------- ---------------------------------------------------------------
10.4             Employment  Agreement  by and between  Dtomi and  Michael  Alon
                 (incorporated  by reference to Dtomi's  Current  Report on Form
                 8-K filed on October 11, 2002)
---------------- ---------------------------------------------------------------
10.5             Employment  Agreement  by and between  Dtomi and Michael  Korff
                 (incorporated  by reference to Dtomi's  Current  Report on Form
                 8-K filed on October 11, 2002)
---------------- ---------------------------------------------------------------
10.6             Employment  Agreement,  dated November 21, 2002, by and between
                 Dtomi  and John  "JT"  Thatch  (incorporated  by  reference  to
                 Dtomi's Annual Report on Form 10-KSB filed on April 15, 2003)
---------------- ---------------------------------------------------------------
10.7             Employment Agreement,  dated September 22, 2003, by and between
                 Dtomi and John  Haddock  (incorporated  by reference to Dtomi's
                 Quarterly Report on Form 10-QSB filed on November 14, 2003)
---------------- ---------------------------------------------------------------
10.8             Assignment  of  Patent  Rights,  dated  July 18,  2003,  by and between  Dtomi and John Simpson  (incorporated  by reference to
                 Dtomi's Current Report on Form 8-K filed on July 18, 2003)
---------------- ---------------------------------------------------------------
10.9             Mutual  Release and  Termination,  dated July 18, 2003,  by and between  Dtomi and John Simpson  (incorporated  by reference to
                 Dtomi's Current Report on Form 8-K filed on July 18, 2003)
---------------- ---------------------------------------------------------------
10.10            Exclusive Patent License Agreement, dated July 31, 2003, by and between  Dtomi and John Simpson  (incorporated  by reference to
                 Dtomi's Current Report on Form 8-K filed on July 18, 2003)
---------------- ---------------------------------------------------------------
10.11            Consulting  Services  Agreement,  dated July 31,  2003,  by and between  Dtomi and John Simpson  (incorporated  by reference to
                 Dtomi's Current Report on Form 8-K filed on July 18, 2003)
---------------- ---------------------------------------------------------------
10.12            Amendment No. 1 to Consulting Services Agreement,  13, 2004, by
                 and among  Moshe  Grauman  and  Dtomi,  Inc.  (incorporated  by reference  to Dtomi's  registration  statement  for on Form S-8 filed on February 6, 2004)
---------------- ---------------------------------------------------------------
10.13            Amendment No. 2 to Consulting Services Agreement, dated January
                 13, 2004, by and among  Cambridge  Securities  Group and Dtomi,
                 Inc.   (incorporated  by  reference  to  Dtomi's   registration
                 statement for on Form S-8 filed on February 6, 2004)
---------------- ---------------------------------------------------------------
10.14            Consulting Services  Agreement,  dated December 2, 2003, by and between Azalea Group Ltd. PA and Dtomi,  Inc.  (incorporated by reference  to Dtomi's  registration  statement  for on Form S-8 filed on December 3, 2003)
---------------- ---------------------------------------------------------------

---------------- ---------------------------------------------------------------
EXHIBIT
NUMBER           TITLE
---------------- ---------------------------------------------------------------
10.15            Consulting Services Agreement,  dated November 25, 2003, by and between  Excipio Group S.A. and Dtomi,  Inc.  (incorporated  by reference  to Dtomi's  registration  statement  for on Form S-8 filed on December 2, 2003)
---------------- ---------------------------------------------------------------
10.16            Consulting Services  Agreement,  dated October 10, 2003, by and between  Christian  Haneder and Dtomi,  Inc.  (incorporated  by reference  to Dtomi's  registration  statement  for on Form S-8 filed on October 17, 2003)
---------------- ---------------------------------------------------------------
10.17            Consulting Services  Agreement,  dated October 10, 2003, by and between Eric Okamoto,  M.D. and Dtomi,  Inc.  (incorporated  by reference  to Dtomi's  registration  statement  for on Form S-8 filed on October 17, 2003)
---------------- ---------------------------------------------------------------
10.18            Amendment No. 1 to Consulting Services Agreement, dated October
                 10, 2003, by and between Cambridge  Securities Group and Dtomi,
                 Inc.   (incorporated  by  reference  to  Dtomi's   registration
                 statement for on Form S-8 filed on October 17, 2003)
---------------- ---------------------------------------------------------------
10.19            Consulting  Services  Agreement,  dated August 21, 2003, by and
                 between  Moshe  Grauman  and  Dtomi,   Inc.   (incorporated  by
                 reference  to Dtomi's  registration  statement  for on Form S-8 filed on September 19, 2003)
---------------- ---------------------------------------------------------------
10.20            Consulting Services Agreement,  dated September 5, 2003, by and
                 between   Bishops  Gate   Partners,   Inc.   and  Dtomi,   Inc.
                 (incorporated  by reference to Dtomi's  registration  statement for on Form S-8 filed on September 19, 2003)
---------------- ---------------------------------------------------------------
10.21            Consulting Services Agreement,  dated September 5, 2003, by and
                 between   Cambridge    Securities   Group   and   Dtomi,   Inc.
                 (incorporated  by reference to Dtomi's  registration  statement for on Form S-8 filed on September 19, 2003)
---------------- ---------------------------------------------------------------
10.22            Engagement  Agreement,  dated  October 22, 2001, by and between
                 The Otto Law  Group,  PLLC and  Dtomi,  Inc.  (incorporated  by reference  to Dtomi's  registration  statement  for on Form S-8 filed on June 11, 2003)
---------------- ---------------------------------------------------------------
10.23            Consulting  Services  Agreement,  dated  May 21,  2003,  by and between Francesco  Pasquali,  and Dtomi, Inc.  (incorporated by reference  to Dtomi's  registration  statement  for on Form S-8 filed on June 11, 2003)
---------------- ---------------------------------------------------------------
10.24            Consulting  Services  Agreement,  dated  May 28,  2003,  by and
                 between  Edward  Klaeger  and  Dtomi,  Inc.   (incorporated  by
                 reference  to Dtomi's  registration  statement  for on Form S-8 filed on June 11, 2003)
---------------- ---------------------------------------------------------------

---------------- ---------------------------------------------------------------
EXHIBIT
NUMBER           TITLE
---------------- ---------------------------------------------------------------
10.25            Consulting  Services  Agreement,  dated  May 21,  2003,  by and between  San Rafael  Consulting  Group,  LLC,  and Dtomi,  Inc.
                 (incorporated  by reference to Dtomi's  registration  statement for on Form S-8 filed on June 11, 2003)
---------------- ---------------------------------------------------------------
10.26            Consulting  Services  Agreement,  dated  May 21,  2003,  by and
                 between   Bishops  Gate   Partners,   Inc.   and  Dtomi,   Inc.
                 (incorporated  by reference to Dtomi's  registration  statement for on Form S-8 filed on June 11, 2003)
---------------- ---------------------------------------------------------------
10.27            Consulting  Services  Agreement,  dated  May 28,  2003,  by and between Joel Fedder and Dtomi, Inc.  (incorporated by reference to Dtomi's registration statement for on Form S-8 filed on June
                 11, 2003)
---------------- ---------------------------------------------------------------
10.28            Consulting  Services  Agreement,  dated  May 28,  2003,  by and
                 between  Andrew  Fisher  and  Dtomi,   Inc.   (incorporated  by
                 reference  to Dtomi's  registration  statement  for on Form S-8 filed on June 11, 2003)
---------------- ---------------------------------------------------------------
10.29            Consulting  Services  Agreement,  dated  May 28,  2003,  by and
                 between  Teresa  Ruddle  and  Dtomi,   Inc.   (incorporated  by
                 reference  to Dtomi's  registration  statement  for on Form S-8 filed on June 11, 2003)
---------------- ---------------------------------------------------------------
10.30            Consulting  Services  Agreement,  dated  May 28,  2003,  by and between The  Rangeley  Company  (C.I.),  Ltd.  And Dtomi,  Inc.
                 (incorporated  by reference to Dtomi's  registration  statement for on Form S-8 filed on June 11, 2003)
---------------- ---------------------------------------------------------------
10.31            Consulting  Agreement,  dated November 25, 2002, by and between
                 Dtomi,  Inc. and Jaime S. Gomez  (incorporated  by reference to
                 Dtomi's  registration  statement  for  on  Form  S-8  filed  on
                 November 26, 2002)
---------------- ---------------------------------------------------------------
10.32            Non-Qualified Stock Option Agreement, dated August 27, 2002, by
                 and  between  Dtomi,   Inc.  and  The  Otto  Law  Group,   PLLC
                 (incorporated  by reference to Dtomi's  registration  statement for on Form S-8 filed on August 28, 2002)
---------------- ---------------------------------------------------------------
23.1             Consent of Salberg & Company, P.A.
---------------- ---------------------------------------------------------------
23.2             Consent of the Otto Law Group, PLLC (contained in Exhibit 5.1)